Exhibit 4.22

EXECUTION COPY

U.S. $635,000,000

FACILITY AGREEMENT

dated  October 29, 2002

for

CENTERPULSE ORTHOPEDICS INC.

arranged by

UBS WARBURG LTD.

as Arranger

with

UBS AG, STAMFORD BRANCH

acting as

Facility Agent

and

UBS AG, STAMFORD BRANCH

acting as

Security Agent

THIS AGREEMENT is dated October 29, 2002 and made between:

(1)                            CENTERPULSE LTD, a company incorporated in Switzerland (the “Company”);

(2)                            CENTERPULSE ORTHOPEDICS INC., a company incorporated in the State of Delaware (the “Borrower”);

(3)                            THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 (The Original Parties) as original guarantors (together with the Company the “Original Guarantors”);

(4)                            UBS WARBURG LTD. (the “Arranger”);

(5)                            THE FINANCIAL INSTITUTIONS listed in Part II and Part III of Schedule 1 (The Original Parties) as lenders (the “Original Lenders”);

(6)                            UBS AG, STAMFORD BRANCH in its capacity as the Facility Agent (the “Facility Agent”); and

(7)                            UBS AG, STAMFORD BRANCH in its capacity as the Security Agent (the “Security Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.                                DEFINITIONS AND INTERPRETATION

1.1                          Definitions

In this Agreement:

“Accession Letter” means a document substantially in the form set out in Schedule 6 (Form of Accession Letter).

“Additional Cost Rate” has the meaning given to it in Schedule 4 (Mandatory Cost Formula).

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 24 (Changes to the Obligors).

“Affiliate” of any person means any other person which, directly or indirectly, controls, is controlled by or is under common control with such person (excluding any trustee under, or any committee with responsibility for administering, any Plan).  A person shall be deemed to be “controlled by” any other person if such other person possesses, directly or indirectly, power:

(a)                                       to vote 10% or more if used in reference to any person in the Group or more than 50% if in reference to any other person of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

(b)                                      to direct or cause the direction of the management and policies of such person whether by contract or otherwise.

“Agents” means the Facility Agent and the Security Agent and “Agent” means either of them.

“ALTA” means the American Land Title Association.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means the period from October 28, 2002 to November 4, 2002 or such earlier date on which the Facilities have been cancelled in full.

“Borrower Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Zurich, London and New York City.

“Break Costs” means the amount (if any) by which:

(a)                                       the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                                      the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York City and, if a payment is due in euro, which is a TARGET Day.

“Capital Lease Obligations” means all monetary or financial obligations of the Company and its Subsidiaries under any leasing or similar arrangement conveying the right to use real or personal property, or a combination thereof, which, in accordance with IAS, would or should be classified and accounted for as capital leases, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with IAS and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date on which such lease may be terminated by the lessee without payment of a penalty.

“Cash Collateral Account” means a bank account opened by the Facility Agent in the name of an Obligor designated by the Facility Agent which is secured in favour of the Finance Parties by a Security Document and in the case of a Cash Collateral Account located in the United States of America, maintained in accordance with the U.S. Security Agreement.

“CCI” means the US$300,000,000 convertible callable instrument referred to in the Settlement.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System List.

“Change of Control” means (a) the acquisition of ownership, directly or indirectly (including, without limitation, through the issuance, sale or exchange of Equity Interests, a merger or consolidation or otherwise), beneficially or of record, by any person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Effective Date) of Equity Interests representing more than 35% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by persons who were neither (i) nominated by the board of directors of the Company or (ii) appointed by directors so nominated.

“Code” means the U.S. Internal Revenue Code of 1986 and the regulations promulgated thereunder.

“Commitment Letter” means a commitment letter dated September 13, 2002, between UBS Warburg Ltd., UBS AG, the Company and the Borrower.

“Commitments” means the Tranche A Dollar Commitments, the Tranche A Euro Commitments, the Tranche B Dollar Commitments or the Tranche B Euro Commitments and where the context so admits or requires, includes each of them.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 10 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Company and the Facility Agent.

“Current Material Litigation” means the litigation proceedings described in the letter from the Company delivered to the Facility Agent prior to the date of this Agreement.

“Default” means an Event of Default or any event or circumstance specified in Clause 22 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing) be an Event of Default.

“Disposal” means a sale, transfer or other disposal (including by way of lease or loan) by a person of all or part of its assets, whether by one transaction or a series of transactions and whether at the same time or over a period of time.

“Disposal Proceeds” means, in respect of a Disposal by the Company or a Subsidiary, the gross proceeds received by the Company or a Subsidiary after the date of this Agreement for that Disposal less all Taxes, costs and expenses directly incurred in respect of that Disposal (to the extent such Taxes result in a cash payment in the year of such Disposal).

“Dollar Facilities” means the Tranche A Dollar Facility and the Tranche B Dollar Facility.

“Environment” means ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna.

“Environmental Claim” means any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any other person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, property damage, natural resource damages, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

“Environmental Laws” means any and all applicable treaties, laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgements, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the management, Release or threatened Release of, or exposure to, any Hazardous Material.

“Environmental Liability” means any liability, (including, but not limited to, any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any member of the Group directly or indirectly resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

“Environmental Permit” means any permit, approval, authorization, certificate, license, variance, filing, permission or variance required by or from any Governmental Authority pursuant to any Environmental Law.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a person.

“Equity Rights” means all securities convertible or exchangeable for Equity Interests and all warrants, options or other rights to purchase or subscribe for any Equity Interests, whether or not presently convertible, exchangeable or exercisable.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder.

“ERISA Affiliate”, at any time, means any trade or business (whether or not incorporated) that would, at the time, be treated together with any member of the Group as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Pension Plan (other than an event for which the 30-day notice period is waived by regulation); (b) the existence with respect to any Pension Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (b) the failure to make by its due date a required instalment under Section 412(m) of the Code with respect to any Pension Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any member of the Group or ERISA Affiliate of any liability (other than premiums to the Pension Benefit Guarantee Corporation) under Title IV of ERISA with respect to any Pension Plan; (e) the filing by any member of the Group or any ERISA Affiliate of a notice of intent to terminate a Pension Plan other than in a standard termination within the meaning of Section 4041 of ERISA or the treatment of a Pension Plan amendment as a distress termination under Section 4041 of ERISA; (f) the receipt by any member of the Group or ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan, to appoint a trustee to administer any Pension Plan, or to take any other action with respect to a Pension Plan that could result in liability under Title IV of ERISA to a member of the Group or a Subsidiary, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of or the appointment of a trustee to administer, any Pension Plan; (g) the incurrence by any member of the Group or ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal under Title IV of ERISA from any Pension Plan or Multiemployer Plan; (h) the receipt by a member of the Group or ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (i) the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security; or (j) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to a member of the Group.

“Euro Facilities” means the Tranche A Euro Facility and the Tranche B Euro Facility.

“Event of Default” means any event or circumstance specified as such in Clause 22 (Events of Default).

“Excess Cash Flow” has the meaning given to it in Clause 20 (Financial Covenants).

“Excluded Proceeds” means the proceeds described as such in the letter referred to in the definition of Proposed Disposals.

“Facilities” means the Tranche A Dollar Facility, the Tranche A Euro Facility, the Tranche B Dollar Facility, the Tranche B Euro Facility and, where the context so admits or requires, includes each of them as described and “Facility” means any of them.

“Facility Documents” means this Agreement, the Commitment Letter, the Security Documents, any Fee Letter, any Accession Letter, any Resignation Letter, the Security Agency Agreement and any other document designated as such by an Agent and the Company.

“Facility Office” means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fee Letter” means a letter setting out any of the fees referred to in Clause 11 (Fees).

“Final Maturity Date” means the fifth anniversary of the Utilisation Date.

“Finance Documents” means the Facility Documents, any Working Capital Facility Agreement and any Hedging Agreement.

“Finance Party” means the Agents, the Arranger, a Lender, a Hedge Counterparty and a Working Capital Provider.

“Financial Indebtedness” means, without duplication, any indebtedness for or in respect of:

(a)                                       moneys borrowed;

(b)                                      any amount raised by acceptance under any acceptance credit facility;

(c)                                       any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                      the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IAS, be treated as a finance or capital lease;

(e)                                       receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)                                         any amount raised under any other transaction (including any forward sale, or purchase agreement, any supply of goods or services which is more than 30 days past the expiry of the period customarily allowed by the relevant supplier or any sale and leaseback or repurchase) having the commercial effect of a borrowing;

(g)                                      any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)                                      any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)                                          the amount of any liability in respect of any guarantee or indemnity or similar insurance against financial loss for any of the items referred to in paragraphs (a) to (h) above.

“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2002 Fiscal Year”) refer to the Fiscal Year ending on December 31 occurring during such calendar year.

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, a member of the Group or with respect to which such entities may have liability, with respect to employees employed outside the United States.

“GAAP” means generally accepted accounting principles in the United States of America.

“Group” means the Company and its Subsidiaries for the time being.

“Governmental Authority” means any government, Federal, State, court or governmental agency, authority, instrumentality or regulatory body of any country.

“Guarantee” of or by any person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any indebtedness or other obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof (including pursuant to a “synthetic lease”), (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of the obligation under any Guarantee shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (including principal, interest and fees) and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of the obligation under such Guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as determined by the guarantor in good faith; irrespective, in any such case, of any amount thereof that would, in accordance with IAS, be required to be reflected on a balance sheet of such person.

“Guarantor” means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 24 (Changes to the Obligors).

“Hazardous Materials” means all materials, substances or wastes classified, characterised, regulated or subject to liability as hazardous, toxic, pollutants, contaminants, or words of similar meaning under any Environmental Law, including without limitation, crude oil, petroleum or petroleum distillates, asbestos and polychlorinated biphenyls (“PCBs”).

“Hedging Agreements” means any interest or currency hedging agreement on terms (including any amendments thereto) satisfactory to the Facility Agent entered into pursuant to Clause 21.11 (Hedging Arrangements) by the Borrower or the Company.

“Hedge Counterparty” means any Lender or Affiliate of a Lender which is a party to a Hedging Agreement in that capacity.

“Hedging Policy” means the Group’s policy for dealing with foreign exchange risk, dated February 10, 1999, as amended from time to time with the consent of the Facility Agent for the sole purpose of hedging its interest rate or currency risk exposure and for the avoidance of doubt not for speculative or proprietary purposes.

“IAS” means International Accounting Standards.

“Information Memorandum” means the document in the form approved by the Company concerning the Group which, at the Company’s request and on its behalf, was prepared in relation to this transaction and distributed by the Arranger to selected financial institutions before the date of this Agreement.

“Insurance Proceeds” means any insurance proceeds received by a member of the Group in respect of the loss or destruction of, or damage to, an asset net of any costs of making such claim.

“Intercreditor Agreement” means an intercreditor agreement dated October 28, 2002 among the Security Agent, the United States of America acting through the Civil Division of the United States Department of Justice on behalf of the Department of Health and Human Services and the Borrower.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“Italian Pledge” means the agreement pursuant to which the Company pledges all the shares of its wholly-owned Italian subsidiary, Sulzer Orthopedics Italia S.p.A., as security for the obligations and liabilities of the Borrower under the Finance Documents.

“Lender” means:

(a)                                       any Original Lender; and

(b)                                      any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 23 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any Loan:

(a)                                       the applicable Screen Rate; or

(b)                                      (if no Screen Rate is available for dollars or euros as the case may be for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in dollars or euros as the case may be and for a period comparable to the Interest Period for that Loan.

“Loan” means a Tranche A Dollar Loan, a Tranche A Euro Loan, a Tranche B Dollar Loan or a Tranche B Euro Loan and “Loans” means each of them.

“LMA” means the Loan Market Association.

“Majority Lenders” means:

(a)                                       if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

(b)                                      at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3% of all the Loans then outstanding.

“Mandatory Cost” means the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 4 (Mandatory Cost Formula).

“Margin” means:

(a)                                       with respect to the Tranche A Loans:

(i)                             2.75 per cent. per annum for the period commencing on the Utilisation Date and ending on the date falling six months thereafter,

(ii)                       3.00 per cent. per annum for the period commencing on the date immediately following the date falling six months after the Utilisation Date and ending on the date falling 12 months after the Utilisation Date,

(iii)                    3.25 per cent. per annum for the period commencing on the date immediately following the date falling 12 months after the Utilisation Date and ending on the date falling 18 months after the Utilisation Date, and

(iv)                   3.50 per cent. per annum for the period commencing on the date immediately following the date falling 18 months after the Utilisation Date and ending on the Tranche A Maturity Date.

(b)                                      with respect to the Tranche B Loans, 3.50 per cent. per annum.

“Material Adverse Effect” means a material adverse effect on:

(a)                                       the ability of the Obligors (taken as a whole) to comply with

(i)                               their payment obligations under any Finance Document; or

(ii)                            any of their obligations under Clause 20 (Financial Covenants);

(b)                                      the value or validity or enforceability of the security granted to the Finance Parties pursuant to the Security Documents; or

(c)                                       the business, financial condition, assets or prospects of the Obligors taken as a whole.

“Material Contracts” means

(a)                                       any contract or other agreement, written or oral, entered into by any member of the Group involving monetary liability of or to any such person in an amount in excess of $5,000,000 (or the equivalent) per annum if such contract or other agreement is not replaceable within less than 30 days notice from one party to the other party and shall be on reasonable terms; or

(b)                                      any other contract or agreement, written or oral, of any member of the Group, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

“Material Subsidiary” means the Borrower and each Subsidiary of the Company:

(a)                                       whose EBITDA is equal to or greater than 5% of the EBITDA of the Company, or

(b)                                      whose revenues are equal to or greater than 5% of the revenues of the Company, or

(c)                                       whose total assets have a value equal to or greater than 5% of the aggregate value of all assets owned by the Group (excluding intra-Group items),

and any other Subsidiary nominated by the Company in writing to the Facility Agent provided that members of the Group that are not Material Subsidiaries shall not at any time, have in aggregate, EBITDA, revenues or total assets which exceed 10% of the EBITDA, revenues or total assets of the Company.

For the purposes of this definition:

(a)                                       “EBITDA” means in respect of the Company, Consolidated EBITDA (except that where a Subsidiary of a member of the Group which is fully consolidated is less than 100% owned, only that portion of the EBITDA of that Subsidiary that equals the percentage ownership of that Subsidiary by that member of the Group will be included) as defined in Clause 20 (Financial Covenants) and in respect of any Subsidiary, means Consolidated EBITDA as so defined in that Clause but as if each reference in that definition to the Company were a reference to that Subsidiary);

(b)                                      the EBITDA, revenue or total assets of each member of the Group will be determined from each of its financial statements (consolidated if it has Subsidiaries, except that where a Subsidiary of a member of the Group which is fully consolidated is less than 100% owned, only that portion of the EBITDA, revenues and total assets of that Subsidiary that equals the percentage ownership of that Subsidiary by that member of the Group will be included) upon which the latest audited financial statements of the Group are based;

(c)                                       if a Subsidiary of the Company becomes a member of the Group after the date on which the latest audited financial statements of the Group have been prepared, the EBITDA, revenue or total assets of that Subsidiary will be determined from the latest audited financial statements of that Subsidiary; and

(d)                                      the EBITDA, revenue and total assets of the Company will be determined from its latest annual audited financial statements, adjusted to reflect the

EBITDA, revenue and total assets of any company or business subsequently acquired or disposed of.

If there is a dispute as to whether a member of the Group is a Material Subsidiary a certificate of the auditors of the Company will be, in the absence of manifest error, conclusive.

“Medicare Security Agreement” means the Medicare Security Agreement dated April 24, 2002 by and among the Borrower and the United States of America.

“Medicare Settlement Agreement” means the Settlement agreement dated April 24, 2002 by and among the Borrower and the United States of America.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                       (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)                                      if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)                                       if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Moody’s” means Moody’s Investors Services Inc.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Security on any Mortgaged Property to secure the obligations of the Obligors under the Finance Documents.  Each Mortgage shall be reasonably satisfactory in form and substance to the Security Agent.

“Mortgaged Properties” means those properties which are subject to Mortgages and which are set forth in Schedule 19 (Mortgaged Property) and any other properties which shall hereafter be subject to Mortgages.

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA with respect to which any member of the Group or any ERISA Affiliate could incur liability.

“Obligor” means the Company, the Borrower or a Guarantor.

“Operating Budget” means, in relation to the Group and in relation to each successive Fiscal Year:

(a)                                       a projected balance sheet;

(b)                                      a projected profit and loss account;

(c)                                       a projected cash flow statement; and

(d)                                      projected covenant calculations relating to each financial undertaking contained in Clause 20 (Financial covenants),

relative to each such period and on a quarterly basis and with management’s commentary drawing on the previous period’s performance and with a brief statement concerning market conditions.

“Original Financial Statements” means:

(a)                                       in relation to the Company, the audited consolidated financial statements of the Group for the three financial years ended December 31, 2001; and

(b)                                      in relation to each Original Obligor other than the Company, its audited financial statements for its financial year ended December 31, 2001 in the form delivered to the Facility Agent prior to or, in the case of Centerpulse Ibérica SA, after the date of this Agreement.

“Original Obligor” means the Borrower or an Original Guarantor.

“Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means a “pension plan” as such term is defined in Section 3(2) of ERISA, which is subject to Section 302 or Title IV of ERISA (other than a Multiemployer Plan) and to which any member of the Group or any ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Permitted Financial Indebtedness” means any Financial Indebtedness:

(a)                                       under any Finance Document;

(b)                                      set out in Schedule 14 (Existing Financial Indebtedness);

(c)                                       which is Subordinated Debt and the net proceeds of which are used to prepay the Loans;

(d)                                      existing at the date of this Agreement between members of the Group;

(e)                                       owed by any member of the Group which is not an Unconditional Obligor to an Unconditional Obligor, provided such Financial Indebtedness is the subject of Security granted by that Unconditional Obligor in favour of the Finance Parties;

(f)                                         owed by an Unconditional Obligor to another member of the Group which is not an Unconditional Obligor;

(g)                                      under the Settlement and the Medicare Settlement Agreement;

(h)                                      consistent with the Hedging Policy in an aggregate amount not exceeding at any time $5,000,000 or under the Hedging Agreements;

(i)                                          owed by an Unconditional Obligor to another Unconditional Obligor;

(j)                                          owed between members of the Group which are not Guarantors;

(k)                                       owed by members of the Group which are not Unconditional Obligors to Unconditional Obligors in an aggregate principal amount not exceeding $10,000,000;

(l)                                          owed by a Guarantor which is not an Unconditional Obligor to another Guarantor which is not an Unconditional Obligor;

(m)                                    which is used to repay all amounts outstanding under the Facility Documents; and

(n)                                      in addition to the categories referred to in paragraphs (a) to (m) above (inclusive) in an aggregate principal amount not exceeding $15,000,000 for the Group taken as a whole.

“Permitted Investments” means:

(a)                                       securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by the United States of America or an agency thereof or Switzerland or any member state of the European Union from time to time;

(b)                                      certificates of deposit and eurodollar time deposits with maturities of 365 days or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having a rating of at least A-1 by S&P or P-1 by Moody’s;

(c)                                       repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition having a term of not more than 90 days with respect to securities issued or fully guaranteed by the United States of America or an agency thereof;

(d)                                      commercial paper of a domestic issuer rated at least A-1 by S&P or P-1 by Moody’s; or

(e)                                       shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (d) of this definition;

provided that, in the case of any investment by a Non-U.S. Subsidiary, “Permitted Investments” shall also include:  (i) direct obligations of the sovereign nation (or an agency thereof) in which such Non-U.S. Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or an agency thereof), (ii) investments of the type and maturity described in clauses (a) through (d) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies, and (iii) shares of money market mutual or similar funds which invest exclusively in assets otherwise satisfying the requirements of this definition (including this proviso).

“Permitted Security” means any Security permitted by paragraph (c) of Clause 21.18 (Negative pledge).

“Plan” means any Pension Plan or Welfare Plan.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by UBS AG, Stamford Branch as its prime rate for Dollars in effect at its principal office in Stamford, Connecticut.  The Prime Rate is not intended to be the lowest rate of interest charged by a Lender in connection with extensions of credit to debtors.

“Proposed Disposals” means the disposals set out in a letter from the Facility Agent to the Company or on about the date of this Agreement.

“Qualified Survey” means (a) a current title survey, of a Mortgaged Property certified to the owner of such Mortgaged Property, the title company issuing the Qualified Title Insurance Policy in respect of that Mortgaged Property and the Facility Agent and their successors and assigns, or (b) an existing survey of a Mortgaged Property, accompanied by a survey affidavit if such survey of a Mortgaged Property and affidavit are sufficient to cause the relevant title company to provide standard survey coverage, in any event in a form and substance reasonably satisfactory to the Facility Agent.

“Qualified Title Insurance Policy” means an ALTA (or, with respect to Mortgaged Properties in the State of Texas, the Texas Land Title Association) extended coverage mortgagee’s title insurance policy in form and substance reasonably satisfactory to the Facility Agent.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period in respect of the Dollar Facilities; and in respect of the Euro Facilities two Business Days before the first day of that period, unless market practice differs in the Relevant Interbank

Market in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Reference Banks” means in relation to LIBOR and Mandatory Cost the principal London office of UBS AG, HSBC Bank plc and The Royal Bank of Scotland plc or such other prime international banks as may be appointed by the Facility Agent in consultation with the Company.

“Register” has the meaning given to it in Clause 5.4 (Lender’s participation).

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating of any Hazardous Material in, into, onto or through the Environment.

“Relevant Interbank Market” means the London or New York interbank market.

“Remedial Action” means (a) “remedial action” as such term is defined in CERCLA, 42 USC Section 9601(24), and (b) all other actions required by any Governmental Authority or otherwise required by Environmental Law (i) clean up, remove, treat, abate or otherwise take corrective action to address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the Environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

“Repeating Representations” means in the case of the repetition of the representations on the Utilisation Date each of the representations set out in Clause 18 (Representations) and thereafter each of the representations set out in Clause 18.1 (Status), 18.9(a) (No default), 18.12 (Pari passu ranking), 18.21 (Pension and Welfare Plans), 18.22, (Environmental Warranties), 18.23 (Regulations U and X) and 18.24 (Investment Company Act).

“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

“Restricted Payment” means any direct or indirect dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests or Equity Rights in any member of the Group, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests or Equity Rights in any member of the Group.

“Rights Issue” means the capital increase by way of a rights offering (Kapitalerhöhung mit Bezugsangebot an die bisherigen Aktionäre) for 1,822,408 newly issued shares of the Company with a nominal value of CHF 30 each offered by the Company pursuant to an offering circular dated September 29, 2002.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies.

“Screen Rate” means the British Bankers’ Association Interest Settlement Rate for dollars or euros for the relevant period the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period, displayed on page 3750 of the Telerate Reuters screen (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar and/or euro deposits are offered by leading banks in the London interbank deposit market).

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Agency Agreement” means the Security Agency Agreement dated on or around the date hereof entered into among the Finance Parties.

“Security Documents” means the documents listed in Part I of Schedule 2 (Conditions Precedent) under the heading “Security Documents”, and all Uniform Commercial Code or other financing statements or instruments or agreements which shall contain such provisions as shall be necessary to conform such documents to applicable requirements of law, and any guarantee, pledge agreement, security document or any other instrument utilized to pledge or grant a lien or security interest executed after the date of this Agreement as security for the obligations and liabilities of any Obligor under the Finance Documents.

“Selection Notice” means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods).

“Settlement” means the class action settlement agreement dated March 13, 2002.

“Specified Time” means a time determined in accordance with Schedule 11 (Timetables).

“Subordinated Debt” means unsecured subordinated debt of a member of the Group that is expressly subordinated to the obligations of the Obligors under the Finance Documents on terms that are at least as restrictive to the holders thereof as the terms of the subordination in the Intercreditor Agreement as in effect on the Utilisation Date; provided that (a) the terms of such debt (i) do not provide for any scheduled repayment, mandatory redemption (other than as a result of a cross acceleration) or sinking fund obligation prior to one year after the Final Maturity Date or prior to the date falling one year after repayment in full of the Loans and (ii) do not restrict, limit or adversely affect the ability of the Obligors to perform their obligations under any of the Finance Documents and (b) the covenants, events of default and payment terms are no more favourable to the holders of such debt as are customary for similar offerings by issuers with credit ratings comparable to that of the Company and are satisfactory to the Facility Agent.

“Subsidiary” means, with respect to any person, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such person, by such person and one or more other Subsidiaries of such person, or by one or more other Subsidiaries of such person; (ii) any partnership of which more than 50% of the outstanding partnership interests having the power to act as a general partner of such partnership (irrespective of whether at the time any partnership interests other than general partnership interests of such partnership shall or might have voting power upon the occurrence of any contingency) are at the time directly or indirectly owned by such person, by such person and one or more other Subsidiaries of such person, or by one or more other Subsidiaries of such person; or (iii) any other legal entity the accounts of which would or should be consolidated with those of such person on a consolidated balance sheet of such person prepared in accordance with IAS.  Unless otherwise indicated, when used in this Agreement, the term “Subsidiary” shall refer to a Subsidiary of the Company.

“TARGET” means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

“TARGET Day” means any day on which TARGET is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Total Commitments” means the aggregate of the Commitments.

“Tranche A Dollar Commitments” means:

(a)                                       in relation to an Original Lender, the amount set opposite its name under the heading “Tranche A Dollar Commitments” in Part II of Schedule 1 (The Original Parties) and the amount of any other Tranche A Dollar Commitments transferred to it under the Agreement; and

(b)                                      in relation to any other Lender, the amount of any Tranche A Dollar Commitments transferred to it under this Agreement;

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Tranche A Dollar Facility” means the $91,352,100 term loan facility made available under this Agreement as described in Clause 2 (The Facilities).

“Tranche A Dollar Loan” means the principal amount outstanding for the time being of a loan made under the Tranche A Dollar Facility.

“Tranche A Euro Commitments” means:

(a)                                       in relation to an Original Lender, the amount set opposite its name under the heading “Tranche A Euro Commitments” in Part II of Schedule 1 (The

Original Parties) and the amount of any other Tranche A Euro Commitments transferred to it under this Agreement; and

(b)                                      in relation to any other Lender, the amount of any Tranche A Euro Commitments transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Tranche A Euro Facility” means the €163,000,000 term loan facility made available under this Agreement as described in Clause 2 (The Facilities).

“Tranche A Euro Loan” means the principal amount outstanding for the time being of a loan made under the Tranche A Euro Facility.

“Tranche A Facilities” means the Tranche A Dollar Facility and the Tranche A Euro Facility.

“Tranche A Loans” means the Tranche A Dollar Loan and the Tranche A Euro Loan.

“Tranche A Maturity Date” means the second anniversary of the Utilisation Date.

“Tranche B Dollar Commitments” means:

(a)                                       in relation to an Original Lender, the amount set opposite its name under the heading “Tranche B Dollar Commitments” in Part II of Schedule 1 (The Original Parties) and the amount of any other Tranche B Dollar Commitments transferred to it under the Agreement; and

(b)                                      in relation to any other Lender, the amount of any Tranche B Dollar Commitments transferred to it under this Agreement;

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Tranche B Dollar Facility” means the $275,990,400 term loan facility made available under this Agreement as described in Clause 2 (The Facilities).

“Tranche B Dollar Loan” means the principal amount outstanding for the time being of a loan made under the Tranche B Dollar Facility.

“Tranche B Euro Commitments” means:

(a)                                       in relation to an Original Lender, the amount set opposite its name under the heading “Tranche B Euro Commitments” in Part II of Schedule 1 (The Original Parties) and the amount of any other Tranche B Euro Commitments transferred to it under this Agreement; and

(b)                                      in relation to any other Lender, the amount of any Tranche B Euro Commitments transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Tranche B Euro Facility” means €112,000,000 term loan facility made available under this Agreement as described in Clause 2 (The Facilities).

“Tranche B Euro Loan” means the principal amount outstanding for the time being of a loan made under the Tranche B Euro Facility.

“Tranche B Loans” means the Tranche B Dollar Loan and the Tranche B Euro Loan.

“Tranche B Facilities” means the Tranche B Dollar Facility and the Tranche B Euro Facility

“Transfer Certificate” means a certificate substantially in one of the forms set out in Schedule 5 (Form of Transfer Certificates) or any other form agreed between the Facility Agent and the Company.

“Transfer Date” means, in relation to a transfer, the later of:

(a)                                       the proposed Transfer Date specified in the Transfer Certificate; and

(b)                                      the date on which the Facility Agent executes the Transfer Certificate.

“Unconditional Obligor” means the Borrower and any Obligor whose obligations hereunder are not the subject of any material legal limitation or restriction being on the date hereof Sulzer Carbomedics Inc, Centerpulse Orthopedics Inc., Centerpulse Spine-Tech Inc., Centerpulse Dental Inc., Centerpulse USA Holding Co., Centerpulse USA Inc., Centerpulse Ltd and Centerpulse (UK) Ltd.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the applicable state or jurisdiction of the United States of America.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Facility Documents.

“Utilisation” means the utilisation of the Facilities.

“Utilisation Date” means the date of the Utilisation, being the date on which the Loans are to be made.

“Utilisation Request” means the notice substantially in the form set out in Part I of Schedule 3 (Requests).

 “U.S. Commodity Account Control Agreement” has the meaning assigned to such term in the U.S. Security Agreement.

“U.S. Deposit Account Control Agreement” has the meaning assigned to such term in the U.S. Security Agreement.

“U.S. Intellectual Property Agreements” has the meaning given to such term in the U.S. Security Agreement.

“U.S. Securities Account Control Agreement” has the meaning assigned to such term in the U.S. Security Agreement.

“U.S. Security Agreement” means the U.S. Security Agreement dated as of the date hereof entered into among the Company, the Borrower, certain Subsidiaries specified therein and the Security Agent on behalf of the Secured Parties (as defined therein).

“U.S. Security Documents” means the U.S. Security Agreement, the U.S. Intellectual Property Agreements, each U.S. Securities Account Control Agreement, each U.S. Deposit Account Control Agreement, each U.S. Issuer Control Agreement and all Uniform Commercial Code or other financing statements or filings or instruments or agreements which shall contain such provisions as shall be necessary to conform such documents to applicable requirements of law and U.S. Security Agreement requirements, and which may be necessary or applicable to establish, perfect, maintain or ensure the first priority nature of the security interests granted under the U.S. Security Agreement.

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

“Welfare Plan” means a “welfare plan” as such term is defined in Section 3(1) of ERISA, that is maintained or contributed to by any member of the Group or with respect to which any member of the Group could incur liability.

“Withdrawal Liability” has the meaning given to such term under Part I of Subtitle E of Title IV of ERISA.

“Working Capital Facilities” means working capital facilities which:

(a)                                       in aggregate do not exceed $58,300,000 (or the equivalent amount in other currencies), or any increase in such amount arising only as a result of fluctuations in the value of currencies (other than the Dollar) in which the relevant facility is denominated after the later of the date of this Agreement and the date on which that facility was first provided;

(b)                                      are made available only to members of the Group which are Obligors or whose obligations are guaranteed by an Obligor; and

(c)                                       accrue interest at a rate no higher than 3.5% plus LIBOR.

“Working Capital Facility Agreement” means any agreement as may be approved in writing by the Facility Agent relating to the Working Capital Facilities.

“Working Capital Providers” means Bayerische Hypo-und Vereinsbank AG and any Lenders approved by the Facility Agent which have provided Working Capital Facilities in their capacity as lenders under such Working Capital Facilities.

1.2         Construction

(a)                           Unless a contrary indication appears, any reference in this Agreement to:

(i)                                          an “Agent”, the “Arranger”, any “Finance Party”, any “Lender”, any “Obligor” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)                                       “assets” includes present and future properties, revenues and rights of every description;

(iii)                                    “Dollars”, “dollars” or “$” is a reference to the lawful currency of the United States of America;

(iv)                                   “Euros”, “euros” or “€” is a reference to the single currency of the Participating Member States;

(v)                                      a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

(vi)                                   “including” means “including without limitation” except when used in the computation of time periods;

(vii)                                “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)                             “litigation” includes a reference to any litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency;

(ix)                                     a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(x)                                        a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xi)                                     a provision of law is a reference to that provision as amended or re-enacted; and

(xii)                                  a time of day is a reference to London time.

(b)                          Section, Clause and Schedule headings are for ease of reference only.

(c)                           Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)                          A Default is “continuing” if it has not been remedied or waived.

1.3                          Third party rights

(a)                           Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)                          Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

SECTION 2

THE FACILITIES

2.                                THE FACILITIES

2.1                          Tranche A Dollar Facility

Subject to the terms of this Agreement, the Lenders having a Tranche A Dollar Commitment agree to make available to the Borrower a dollar term loan facility in an aggregate amount equal to the aggregate of the Tranche A Dollar Commitments.

2.2                          Tranche A Euro Facility

Subject to the terms of this Agreement, the Lenders having a Tranche A Euro Commitment agree to make available to the Borrower, a euro term loan facility in an aggregate amount equal to the aggregate of the Tranche A Euro Commitments.

2.3                          Tranche B Dollar Facility

Subject to the terms of this Agreement, the Lenders having a Tranche B Dollar Commitment agree to make available to the Borrower, a dollar term loan facility in an aggregate amount equal to the aggregate of the Tranche B Dollar Commitments.

2.4                          Tranche B Euro Facility

Subject to the terms of this Agreement, the Lenders having a Tranche B Euro Commitment agree to make available to the Borrower, a Euro term loan facility in an aggregate amount equal to the aggregate of the Tranche B Euro Commitments.

2.5                          Finance Parties’ rights and obligations

(a)                           The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                          The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)                           A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.                                PURPOSE

3.1                          Purpose

The Borrower shall apply all amounts borrowed by it under the Facilities towards:

(a)                           first the cash portion and the CCI component of the Settlement plus agreed fees and expenses; and

(b)                          secondly, funding other general corporate expenses including, without limitation, working capital requirements.

3.2                          Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.                                CONDITIONS OF UTILISATION

4.1                          Initial conditions precedent

The Company may not deliver the Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Facility Agent.  The Facility Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2                          Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)                           no Default is continuing or would result from the proposed Loan; and

(b)                          the Repeating Representations to be made by each Obligor are true in all material respects.

4.3                          Maximum number of Loans

(a)                           The Borrower may not deliver the Utilisation Request if as a result of the proposed Utilisation more than four Loans would be outstanding.

(b)                          The Borrower may not request that a Loan be divided if, as a result of the proposed division, more than eight Loans would be outstanding.

SECTION 3

UTILISATION

5.                                UTILISATION

5.1                          Delivery of the Utilisation Request

The Borrower may utilise the Facilities by delivery to the Facility Agent of the duly completed Utilisation Request not later than the relevant Specified Time.

5.2                          Completion of the Utilisation Request and Drawdown of the Loan

(a)                           The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)                                         the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)                                      the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)                                   the proposed Interest Period complies with Clause 9 (Interest Periods).

(b)                          Only one Utilisation Request may be delivered under the Agreement.

(i)                                         Any part of the Facilities not borrowed on the Utilisation Date will be automatically cancelled.

(ii)                                      If the Utilisation Date is a date prior to November 4, 2002 the amounts borrowed on the Utilisation Date will be held in the Cash Collateral Account pending payment to the Settlement Trust in accordance with the Settlement and to meet agreed fees and expenses.

5.3                          Currency and amount

(a)                           The currency specified in the Utilisation Request must be dollars in respect of the Dollar Facilities and euros in respect of the Euro Facilities.

(b)                          The amount of the proposed Loan must be an amount which is not more than the Facility to which that Loan relates.

5.4                          Lenders’ participation

(a)                           If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)                          The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Commitment to the relevant Facility immediately prior to making the Loan.

(c)                           The Facility Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan by the relevant Specified Time.

(d)                          The Facility Agent, as agent of the Borrower, shall maintain (and make available to the Borrower and the Company on reasonable notice and at reasonable times during a Business Day) a register for the recording of the names and addresses of each Lender and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time, and of the details of any assignments or transfers to New Lenders (the “Register”).  Failure to make any recordation, or any error in such recordation, shall not affect the Borrowers obligations in respect of the Loan.  The entries made in the Register shall be conclusive of the existence and amounts of the obligations recorded therein and binding for all purposes, absent manifest error.  Amounts due and owing to the Lenders by the Obligors or to the New Lenders will be paid only to those persons entered into the Register as Lenders or New Lenders in accordance with Clause 28 (Payment mechanics).

(e)                           The Borrower agrees that, upon the request to the Facility Agent by any Lender, the Borrower will execute and deliver to such Lender, as applicable, a promissory note of the Borrower payable to such Lender, evidencing the Loans made by such Lender to the Borrower (as such promissory note may be amended, endorsed or otherwise modified from time to time and all other promissory notes issued from time to time in substitution therefor or renewal thereof, a (“Note”).  The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby.  Such notations shall, to the extent not inconsistent with the notations made by the Facility Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations or any error in any such notations shall not limit or otherwise affect any obligations of the Borrower or any other Obligor.  A Note and the Loan evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer or such Note and the Loan evidenced thereby in the Register (and each Note shall expressly so provide).  Any assignment or transfer of the entire remaining amount of a Lender’s Commitments and the Loans made pursuant thereto and evidenced by a Note shall be registered in the Register only upon surrender for registration of an assignment or transfer of the Note evidencing such Loan, accompanied by a Transfer Certificate duly executed by the assignor thereof, and thereupon, if requested by the assignee, one or more new Notes shall be issued to the designated assignee and the old Note shall be returned by the Facility Agent to the Borrower marked “exchanged”.  No assignment or transfer of a Note and the Loan evidenced thereby shall be effective unless it shall have been recorded in the Register by the Facility Agent as provided in this Clause.  Any Lender may at any time pledge or assign a security interest in all or any of its rights under this Agreement (i) to secure obligations of such Lender to a Federal Reserve Bank and (ii) in connection with any securitization of any portfolio loans of such Lender, in each case without the prior written consent of any person; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.                                REPAYMENT

6.1                          Repayment of Loans

The Borrower shall repay:

(a)                           Each Tranche A Loan on the Tranche A Maturity Date.

(b)                          (i) on each three month anniversary of the Utilisation Date prior to the Final Maturity Date (other than the last) an amount of each Tranche B Loan equal to  0.25% of the amount of that Tranche B Loan advanced on the Utilisation Date, (ii) on the last three month anniversary of the Utilisation Date prior to the Final Maturity Date, 50% of each Tranche B Loan then outstanding and (iii) on the Final Maturity Date, 100% of each Tranche B Loan then outstanding.

6.2                          Reborrowing

The Borrower may not reborrow any part of the Facilities which is repaid.

7.                                PREPAYMENT AND CANCELLATION

7.1                          Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or if the representation set out in Clause 18.14 (No Adverse Consequences) would not be true in respect of any Lender on any date after the Utilisation Date:

(a)                           that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)                          upon the Facility Agent notifying the Borrower, the Commitments of that Lender will be immediately cancelled; and

(c)                           the Borrower shall repay that Lender’s participation in the Loans made to the Borrower on the last day of the Interest Period for each Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (provided that the Borrower shall not be required to repay that Lender’s participation more than three months earlier than the last day of any applicable grace period permitted by law).

7.2                          Change of control

If a Change of Control occurs:

(a)                           the Company shall promptly notify the Facility Agent upon becoming aware of that event;

(b)                          if the Majority Lenders so require, the Facility Agent shall, by not less than 5 days notice to the Company, cancel the Facilities and declare all outstanding Loans,

together with accrued interest, and all other amounts accrued under the Facility Documents immediately due and payable, whereupon the Facilities will be cancelled and all such outstanding amounts will become immediately due and payable.

7.3                          Disposals

The Company and the Borrower shall procure that an amount equal to Disposal Proceeds (other than Excluded Proceeds) received by the Company or a Subsidiary are applied in accordance with Clause 7.9 (Application of Disposal Proceeds) provided that an amount equal to Disposal Proceeds shall not be required to be so applied to the extent that (i) such Disposal Proceeds were received in respect of a Disposal of tangible assets and are reinvested as soon as practicable (but in any event reinvested within 180 days after receipt or agreed to be reinvested within such period and actually reinvested after a further 180 day period) in productive assets (ii) pending such reinvestment, such Disposal Proceeds are to be held in a Cash Collateral Account and (iii) the aggregate amount of such Disposal Proceeds do not exceed $10,000,000 or such higher number as the Majority Lenders may agree.  If part of the Disposal Proceeds of any Disposal is not received in cash, such part shall only be subject to application in accordance with this Clause 7.3 when all or any portion thereof is received in or converted into cash, whereupon such cash shall be applied in accordance with the foregoing provisions of this Clause 7.3.

7.4                          Excess Cash Flow

The Company and the Borrower shall procure that, on or before the date falling five Borrower Business Days after the delivery of the annual audited financial statements of the Company for each financial year, an amount equal to 50% of any Excess Cash Flow will be applied in permanent prepayment, if any Loan is outstanding, or cancellation if no Loan has been made, in accordance with Clause 7.8 (Application of Prepayment or Cancellation).

7.5                          Insurance Proceeds

The Company and the Borrower shall procure that an amount equal to any Insurance Proceeds received by the Company or any Subsidiaries is applied in permanent prepayment, if any Loan is outstanding, or cancellation if no Loan has been made in accordance with Clause 7.8 (Application of Prepayment or Cancellation), provided that, Insurance Proceeds shall not be required to be so applied to the extent that (i) such Insurance Proceeds are reinvested as soon as practicable (but in any event reinvested within 180 days after receipt or agreed to be reinvested within such period and actually reinvested after a further 180 day period) in assets of a similar type to those in respect of which the Insurance Proceeds were received or in the restoration or repair of such assets and (ii) pending such reinvestment restoration or repair, such Insurance Proceeds are to be held in a Cash Collateral Account.

7.6                          Equity

The Company and the Borrower shall procure that an amount equal to 100%, or to the extent that the Tranche A Loans have been repaid in full, 50% of the net proceeds of the issue of any Equity Interests or Equity Rights (other than the Rights Issue) received by the Company are applied in permanent prepayment, if any Loan is outstanding, or cancellation if no Loan has been made, in accordance with Clause 7.8 (Application of Prepayment or Cancellation).

7.7                          Debt

The Company and the Borrower shall procure that an amount equal to 100%, or to the extent that the Tranche A Loans have been repaid in full, 50% of the proceeds of any capital markets debt instruments or any other form of Financial Indebtedness received by any member of the Group after the date of this Agreement (other than the Permitted Financial Indebtedness (other than item (c) in the definition thereof)) is applied in permanent prepayment, if any Loan is outstanding, or cancellation if no Loan has been made, in accordance with Clause 7.8 (Application of Prepayment or Cancellation).

7.8                          Application of Prepayment or Cancellation

Any amount to be applied in permanent repayment or cancellation pursuant to Clauses 7.4 (Excess Cash Flow), 7.5 (Insurance Proceeds), 7.6 (Equity) and 7.7 (Debt) shall be applied in permanent repayment of the Loans in accordance with Clause 7.10 (Cash Collateral Account) or if no Loan is outstanding, in cancellation of the Facilities pro rata as between the Tranche A Loans and the Tranche B Loans or the Tranche A Facilities and the Tranche B Facilities, as the case may be, to the extent that Lenders under the Tranche B Facilities have not waived their right to prepayment or cancellation, in which case any amounts so waived will be applied to prepay the Tranche A Loans or cancel the Tranche A Facilities, provided that if the Tranche A Loans have been repaid in full or if the Tranche A Facilities have been cancelled in full, the Lenders under the Tranche B Facilities shall have no such right to waive such prepayment or cancellation.

7.9                          Application of Disposal Proceeds

Notwithstanding Clause 7.8 (Application of Prepayment or Cancellation), an amount equal to all Disposal Proceeds shall be applied in permanent repayment of the Tranche A Loans or, if no Tranche A Loans have been made, in cancellation of the Tranche A Facilities, or, to the extent that the Tranche A Loans have been repaid or cancelled in full, in permanent repayment of the Tranche B Loans or , if no Tranche B Loans have been made, in permanent cancellation of the Tranche B Facilities.

7.10                    Cash Collateral Account

Subject to Clause 7.15 (Waiver of Prepayment and Cancellation), an amount equal to any amount to be applied in prepayment in accordance with this Clause 7 (Prepayment and Cancellation), unless the Borrower requests the same to be applied at an earlier date (in which case Break Costs may be payable) must be applied on the last Business Day of the current Interest Period of the Loan which is to be prepaid.  Pending any such prepayment, the relevant amount shall be credited to a Cash Collateral Account within 3 Borrower Business Days of the receipt of such amount by the relevant member of the Group or in the case of amounts payable under Clause 7.4 (Excess Cash Flow) within 3 Borrower Business Days of the date referred to in that Clause.  The Facility Agent is hereby authorised to apply amounts standing to the credit of a Cash Collateral Account in making the relevant prepayment on the last Business Day of the relevant Interest Period or, in the case of Disposal Proceeds or Insurance Proceeds referred to in Clause 7.3(i) (Disposals), or Clause 7.5(i) (Insurance Proceeds) on the last Business Day of the relevant Interest Period falling after 180 days or, if appropriate in accordance with Clause 7.3 (i) (Disposals) or Clause 7.5 (i) (Insurance Proceeds) 360 days after receipt if such Disposal Proceeds or Insurance Proceeds have not been reinvested on that date in accordance with Clause 7.3(i) (Disposals) or 7.5(i) (Insurance Proceeds).

7.11                    Voluntary prepayment of Loans

(a)                           The Borrower may, if it gives the Facility Agent not less than 3 Business Days (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the amount of a Loan (whether or not denominated in dollars) by a minimum amount of $5,000,000 and an integral multiple of $1,000,000 unless made together with a mandatory prepayment under Clauses 7.3 to 7.7) (or the dollar equivalent amounts in euros by reference to the Facility Agent’s spot rate of exchange on the Business Day preceding the prepayment date).

(b)                          Any prepayment under this Clause 7.11 shall satisfy the obligations under Clause 6.1 (Repayment of Loans) and shall be applied pro rata as between the Tranche A Loans and the Tranche B Loans, to the extent Lenders under the Tranche B Loans have not waived their right to prepayment, in which case any amounts so waived will be applied to prepay the Tranche A Loans, provided that if the Tranche A Loans has been repaid in full, the Lenders under the Tranche B Loans shall have no such right to waive any payment.

7.12                    Application between the Dollar Facilities and Euro Facilities

(a)                           Any amounts prepaid or cancelled in accordance with this Clause 7 shall:

(i)                               for prepayments or cancellation of the Tranche A Loans or Tranche A Facilities, prepay or cancel, as the case may be, the Tranche A Dollar Loan and the Tranche A Euro Loan or the Tranche A Dollar Facility and the Tranche A Euro Facility pro rata,

(ii)                            for prepayments or cancellation of the Tranche B Loans or the Tranche B Facilities, prepay or cancel, as the case may be, Tranche B Dollar Loan and Tranche B Euro Loan or the Tranche B Dollar Facility and the Tranche B Euro Facility pro rata, and for the purposes of determining any pro rata prepayment or cancellation in accordance with this Clause 7, any amount to be repaid or converted which is not denominated in dollars will be converted to dollars by the Facility Agent at its prevailing spot rate and the Facility Agent shall determine the dollar equivalent of the Euro Facilities or the Euro Loans, as the case may be, using its spot rate prevailing on the date of this Agreement.

(b)                          On or promptly after the date of this Agreement, the Facility Agent shall notify the Company of the amount in Dollars at the spot rate referred to in sub-Clause 7.12(a)(ii) of the Tranche A Euro Loan and the Tranche B Euro Loan.

(c)                           The Borrower shall make any prepayment of any Loan in the currency of that Loan and in the amount determined in accordance with Clause 7.12(a).

7.13                    Right of repayment and cancellation in relation to a single Lender

(a)                           If:

(i)                                         any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up); or

(ii)                                      any Lender claims indemnification from the Company under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs); or

(iii)                                   any Lender notifies the Facility Agent of its Additional Cost Rate under paragraph 3 of Schedule 4 (Mandatory Cost Formula),

the Company may, whilst (in the case of paragraphs (i) and (ii) above) the circumstance giving rise to the requirement or indemnification continues or (in the case of paragraph (iii) above) that Additional Cost Rate is greater than zero, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans.

(b)                          On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)                           On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), the Borrower shall pay or procure the repayment of that Lender’s participation in any Loan outstanding.

7.14                    Restrictions

(a)                           Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)                          Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)                           The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement or otherwise with the consent of the Facility Agent.

(d)                          No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(e)                           If the Facility Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

7.15                    Waiver of Prepayment and Cancellation

(a)                           As soon as reasonably practicable after the Company or any of its Subsidiaries becomes aware that it is or is likely to be required to make a prepayment or a cancellation under Clause 7.4 (Excess Cash Flow), Clause 7.5 (Insurance Proceeds), Clause 7.6 (Equity) or Clause 7.7 (Debt) the Company shall promptly notify the Facility Agent of the expected prepayment or cancellation and its date and amount.

(b)                          On receipt by the Facility Agent of the notice from the Company referred to  in (a) above, the Facility Agent shall promptly notify the Lenders of the contents of that notice.

(c)                           If a Lender wishes to exercise its right to waive the prepayment or cancellation pursuant to Clause 7.8 (Application of Prepayment or Cancellation), it shall deliver a waiver notice (“Waiver Notice”) to the Facility Agent within 10 Business Days of delivery to the Lenders of a notice from the Facility Agent under (b) above.

(d)                          If a Waiver Notice is not received by the Facility Agent from a Lender within 10 Business Days of the delivery to the Lenders of a notice referred to in (b) above, that Lender will be treated, for the purposes of Clause 7.8 (Application of Prepayment or Cancellation) to have not waived its right to waive prepayment of its Tranche B Loans or cancellation of its Tranche B Loans.

(e)                           If any amount would otherwise be required to be applied by the Facility Agent in prepayment of the Loans pursuant to Clause 7.10 (Cash Collateral Account) prior to the date falling 13 Business Days after the delivery by the Facility Agent of the notice relating to that payment under (b) above, that amount shall be retained in the Cash Collateral Account and shall be applied by the Facility Agent in repayment of the Loans on the last Business Day of the Interest Period of the Loan which is to be repaid which ends on a date falling more than 13 Business Days after the delivery of that notice (and, if such Loans are less than the amount to be so applied, the balance of the amount to be so applied will be retained in the Cash Collateral Account and applied on the last Business Day of the next succeeding Interest Periods of the Loan which is to be repaid until the amount to be so applied has been applied in full).

SECTION 5

COSTS OF UTILISATION

8.                                INTEREST

8.1                          Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)                           Margin;

(b)                          LIBOR or, alternatively in the case of Dollar Loans owed to Lenders with a Facility Office in the United States of America, if the Borrower so elects, the Prime Rate; and

(c)                           Mandatory Cost, if any.

The rate of interest on each Loan shall be net of any Tax that is required to be deducted or withheld under the laws of Switzerland.  If any Obligor is required to deduct or withhold any such Tax in respect of a payment of interest on a Loan, the rate of interest shall be increased, with the applicable Tax being calculated based on the increased interest rate, until the net rate payable is the same as would have been the case if no such deduction or withholding had been required.  If any such deduction or withholding is required, the relevant Obligor shall provide any documentation needed for a refund of such Swiss Tax.

8.2                          Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period).

8.3                          Default interest

(a)                           If an Obligor fails to pay any amount payable by it under a Facility Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgement) at a rate which, subject to paragraph (b) below, is two per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably).  Any interest accruing under this Clause 8.3 shall be immediately payable by the Obligor on demand by the Facility Agent.

(b)                          If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)                                         the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                                      the rate of interest applying to the overdue amount during that first Interest Period shall be 2 per cent. higher than the rate which would have applied if the overdue amount had not become due.

(c)                           Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4                          Notification of rates of interest

The Facility Agent shall promptly notify, or arrange for the notification to, the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

9.                                INTEREST PERIODS

9.1                          Selection of Interest Periods

(a)                           The Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

(b)                          Each Selection Notice for a Loan is irrevocable and must be delivered to the Facility Agent by the Borrower (or the Company on behalf of a Borrower) to which that Loan was made not later than the Specified Time.

(c)                           If a Borrower (or the Company) fails to deliver a Selection Notice to the Facility Agent in accordance with paragraph (b) above, the relevant Interest Period will be one Month.

(d)                          Subject to this Clause 9, the Borrower (or the Company) may select an Interest Period of 1, 2, 3 or 6 Months or any other period agreed between the Company and the Facility Agent (acting on the instructions of all the Lenders) except that Interest Periods for Loans which are subject to interest calculated by reference to LIBOR shall not be longer than 2 weeks (or any other period agreed between the Company and Arranger) until the Arranger notifies the Company and the Lenders (such notification to be given in the circumstances agreed between the Arranger and the Company).

(e)                           An Interest Period for a Loan shall not extend beyond the Tranche A Maturity Date, in the case of a Tranche A Loan or, in the case of a Tranche B Loan, the Final Maturity Date.

(f)                             Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

9.2                          Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3                          Consolidation and division of Loans

(a)                           Subject to paragraph (b) below, if two or more Interest Periods:

(i)                                         relate to Loans of the same currency and in the same Tranche; and

(ii)                                      end on the same date.

those Loans will, unless the Borrower (or the Company on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

(b)                          Subject to Clause 4.3 (Maximum number of Loans) and Clause 5.3 (Currency and amount), if a Borrower (or the Company on its behalf) requests in a Selection Notice that a Loan be divided into two or more Loans, that Loan will, on the last day of its Interest Period, be so divided into the amounts specified in that Selection Notice, being an aggregate amount equal to the amount of the Loan immediately before its division.

10.                          CHANGES TO THE CALCULATION OF INTEREST

10.1                    Absence of quotations

Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2                    Market disruption

(a)                           If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

(i)                                         the Margin;

(ii)                                      the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)                                   the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.

(b)                          In this Agreement “Market Disruption Event” means:

(i)                                         at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR for dollars or euros, as the case may be for the relevant Interest Period; or

(ii)                                      before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 40 per cent. of that Loan) that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of  LIBOR.

10.3                    Alternative basis of interest or funding

(a)                           If a Market Disruption Event occurs and the Facility Agent or the Company so requires, the Facility Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)                          Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

10.4                    Break Costs

(a)                           The Borrower shall, within three Borrower Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)                          Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.                          FEES

11.1                    Commitment Fee

The Company shall pay on the last day of the Availability Period to the Facility Agent (for the account of each Lender) a commitment fee computed at the rate of 0.75% per cent. per annum of the amount of the Commitments of that Lender on an actual day count basis for the period from the date of this Agreement to the earlier to occur of the Utilisation Date and the end of the Availability Period.  It is acknowledged that this Clause 11.1 replaces, for the period commencing on the date of this Agreement, the similar obligations of the Company to pay the ticking fee pursuant to the Commitment Letter and a Fee Letter entered into with the Arranger on September 13, 2002 referred to in Clause 11.2 (Arranger’s Fees) below.

11.2                    Arranger’s fees

The Company shall pay to the Arranger (for its own account) an arrangement fee and, without double counting, a ticking fee for the period ending on the date of this Agreement in the amount and at the times agreed in a Fee Letter entered into with the Arranger.

11.3                    Agency fees

(a)                           The Company shall pay to the Facility Agent (for its own account) a facility agency fee in the amount and at the times agreed in a Fee Letter entered into with the Facility Agent.

(b)                          The Company shall pay the Security Agent (for its own account) a security agency fee in the amounts and at the times agreed in a Fee Letter entered into with the Security Agent.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12.                          TAX GROSS UP AND INDEMNITIES

12.1                    Definitions

(a)                           In this Agreement:

“Protected Party” means a Finance Party or New Lender that is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Facility Document.

“Qualifying Recipient”, with respect to a payment to be made by an Obligor pursuant to a Facility Document, means a Recipient of the payment that:

(i)              is the beneficial owner of the payment;

(ii)                                       (A) is a corporation incorporated or organised under the laws of the United States of America or any state thereof (including the District of Columbia);

(B) is entitled, under a double tax treaty, to a full exemption from tax imposed by the United States of America on such payment; or

(C) is otherwise entitled to receive such payment without deduction or withholding of any United States federal income tax; and

(iii)                                    has complied with any procedural requirements necessary to receive such payment without deduction or withholding of any United States federal income tax, including any necessary certifications with respect to treaty benefits, and has caused each of its agents (including any Agent) through which such payment is to be received to comply with any such procedural requirements.

“Recipient” means a Finance Party or New Lender that is entitled to a payment to be made pursuant to a Facility Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment to be made by an Obligor pursuant to a Facility Document.

“Tax Payment” means either the increase in a payment made by an Obligor under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)                          Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2                    Tax gross-up

(a)                           Each Obligor shall make all payments to be made by it pursuant to the Facility Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                          The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly.  Similarly, a Recipient shall promptly notify the Agent on becoming so aware in respect of a payment payable to that Recipient.  If the Agent receives such notification from a Recipient it shall notify the Company and that Obligor.

(c)                           Subject to paragraph (d) below, if a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment that would have been due if no Tax Deduction had been required.

(d)                          An Obligor is not required to make an increased payment to a Recipient under paragraph (c) above for a Tax Deduction in respect of U.S. federal income tax, if on the date on which the payment falls due, the payment could have been made without the Tax Deduction if the Recipient entitled to the payment was a Qualifying Recipient, but on that date the Recipient is not a Qualifying Recipient, unless such Recipient has ceased to be a Qualifying Recipient as a result of any change, after the date it became entitled to any payment to be made pursuant to the Facility Documents, in (or in the interpretation, administration, or application of) any law or treaty, or any published practice or concession of any relevant taxing authority.

(e)                           If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)                             Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Recipient entitled to the payment evidence reasonably satisfactory to the Recipient that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3                    Tax indemnity

(a)                           The Company shall (within three Borrower Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability, or cost that the Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by the Protected Party in respect of a sum received or receivable (or deemed for the purposes of Tax to be received or receivable) pursuant to a Facility Document.

(b)                          Paragraph (a) above shall not apply:

(i)                                          with respect to any Tax assessed on a Protected Party:

(A)                 under the law of the jurisdiction in which the Protected Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Protected Party is treated as resident for tax purposes; or

(B)                   under the law of the jurisdiction in which the Protected Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if the Tax is imposed on or calculated by reference to net income; or

(ii)                                       to the extent the loss, liability or cost:

(A)                 is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

(B)                   would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because  the exclusion in paragraph (d) of Clause 12.2 (Tax gross-up) applied; or

(iii)                                   in the case of Tax imposed with respect to a payment made by an Obligor pursuant to a Facility Document other than as an increased payment under Clause 12.2 (Tax gross-up) or as an indemnity under this Clause 12.3 (Tax indemnity), to the extent the loss, liability, or cost would not have arisen if the Protected Party were a Qualifying Recipient with respect to the payment.

(c)                           A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d)                          A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Agent.

12.4                    Tax Credit

If an Obligor makes a Tax Payment and the relevant Recipient determines that:

(a)                           a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)                          that Recipient has obtained, utilised and retained that Tax Credit,

the Recipient shall pay an amount to the Obligor that the Recipient determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5                    Stamp taxes

The Company shall pay and, within three Borrower Business Days of demand, indemnify each Finance Party and New Lender against any cost, loss, or liability that the Finance Party or New Lender incurs in relation to all stamp duty, registration, and other similar Taxes payable in respect of any Facility Document.

12.6                    Value added tax

(a)                           All consideration expressed to be payable under a Facility Document by any Party to a Finance Party or New Lender shall be deemed to be exclusive of any VAT.  If VAT is properly chargeable on any supply made by any Finance Party or New Lender to any Party in connection with a Facility Document, that Party shall pay to the Finance Party or New Lender (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

(b)                          Where a Facility Document requires any Party to reimburse a Finance Party or New Lender for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party or New Lender against all VAT incurred by the Finance Party or New Lender in respect of the costs or expenses to the extent that the Finance Party or New Lender reasonably determines that it is not entitled to credit or repayment of the VAT.

13.                          INCREASED COSTS

13.1                    Increased costs

(a)                           Subject to Clause 13.3 (Exceptions) the Company shall, within three Borrower Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)                          In this Agreement “Increased Costs” means:

(i)                                         a reduction in the rate of return from the Facilities or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)                                      an additional or increased cost; or

(iii)                                   a reduction of any amount due and payable under any Facility Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Facility Document.

13.2                    Increased cost claims

(a)                           A Finance Party in its capacity as a party to a Facility Document intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)                          Each Finance Party in its capacity as a party to a Facility Document shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

13.3                    Exceptions

(a)                           Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)                                         attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)                                      compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(iii)                                   compensated for by the payment of the Mandatory Cost; or

(iv)                                  attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)                          In this Clause 13.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 12.1 (Definitions).

14.                          OTHER INDEMNITIES

14.1                    Currency indemnity

(a)                           If any sum due from an Obligor under the Facility Documents (a “Sum”), or any order, judgement or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                         making or filing a claim or proof against that Obligor;

(ii)                                      obtaining or enforcing an order, judgement or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                          Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Facility Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2                    Other indemnities

The Company shall (or shall procure that an Obligor will), within three Borrower Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party in its capacity as a party to a Facility Document as a result of:

(a)                           the occurrence of any Event of Default;

(b)                          a failure by an Obligor to pay any amount due under a Facility Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing among the Finance Parties);

(c)                           funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in the Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)                          a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

14.3                    Indemnity to the Agent

The Company shall promptly indemnify, or shall procure the indemnification of, in each case, an Agent against any cost, loss or liability incurred by that Agent (acting reasonably) as a result of:

(a)                           investigating any event which it reasonably believes is a Default; or

(b)                          acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

14.4                    Environmental Indemnity

The Company shall (or shall procure that an Obligor will), within five Borrower Business Days of demand, indemnify each Finance Party in its capacity as a party to a Facility Document against any cost, loss or liability actually incurred by that Finance Party as a result of:

(a)                           any breach of an environmental representation and warranty or environmental covenant in this Agreement;

(b)                          any Environmental Claim relating to the Company, any of its Subsidiaries, or their businesses, activities or properties or to this Agreement;

(c)                           any failure of the Company or a Subsidiary to comply with any applicable Environmental Law or Environmental Permit;

(d)                          any Release or presence of Hazardous Material or any Remedial Action at any property now or previously owned, leased or operated by the Company or any of its Subsidiaries; or

(e)                           any other Environmental Liability to the extent arising out of the operations of the Company or its Subsidiaries.

provided that the Company and its Subsidiaries shall have no responsibility hereunder for any cost, liability or loss incurred by any Finance Party or its successors, assigns, agents or representatives caused by any of the gross negligence or wilful misconduct of any such Finance Party or its successors, assigns, representatives or agents; and provided further, the Company and its Subsidiaries shall have no liability hereunder for any violations or the presence or Release of Hazardous Materials that first occur at a Company or its Subsidiary property after foreclosure, deed-in-lieu of the closure or similar transfer unless caused by Company or its Subsidiary.

15.                          MITIGATION BY THE LENDERS

15.1                    Mitigation

(a)                           Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities), Clause 13 (Increased costs) or paragraph 3 of Schedule 4 (Mandatory Cost Formula) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                          Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2                    Limitation of liability

(a)                           The Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)                          A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.                          COSTS AND EXPENSES

16.1                    Transaction expenses

The Company shall promptly on demand pay the Facility Agent, the Security Agent and the Arranger the amount of all properly documented costs and expenses (including legal fees) reasonably incurred and provided within any caps agreed by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)                           this Agreement and any other documents referred to in this Agreement;

(b)                          any other Finance Documents executed after the date of this Agreement; and

(c)                           provided that the legal fees payable by the Company, in respect of the Working Capital Facility Agreements and Hedging Agreements be limited to the review of those agreements.

16.2                    Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 28.9 (Change of currency), the Company shall, within three Borrower Business Days of demand, reimburse the Facility Agent for the amount of all properly documented costs and expenses (including legal fees) reasonably incurred by the Facility Agent in responding to, evaluating, negotiating or complying with that request or requirement.

16.3                    Enforcement costs

The Company shall, within three Borrower Business Days of demand, pay to each Finance Party the amount of all properly documented costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Facility Document.

16.4                    Mortgage recording taxes

The Company shall pay or cause to be paid to the relevant authorities all mortgage recording or other taxes or fees due in connection with, and as set forth in the Mortgages.

SECTION 7

GUARANTEE

17.                          GUARANTEE AND INDEMNITY

17.1                    Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)                           guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents;

(b)                          undertakes with each Finance Party that whenever any other Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)                           indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by the Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal.  The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

17.2                    Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3                    Reinstatement

If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)                           the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)                          each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

17.4                    Waiver of defences

The obligations of each Guarantor under this Clause 17 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 17 (without limitation and whether or not known to it or any Finance Party) including:

(a)                           any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)                          the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)                           the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)                          any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)                           any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

(f)                             any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)                          any insolvency or similar proceedings.

17.5                    Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 17.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6                    Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may, if to do so is reasonable in the circumstances and an Event of Default is continuing:

(a)                           refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)                          hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 17.

17.7                    Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Facility Documents have been irrevocably paid in full and unless the Security Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Facility Documents:

(a)                           to be indemnified by an Obligor;

(b)                          to claim any contribution from any other guarantor of any Obligor’s obligations under the Facility Documents; and/or

(c)                           to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

17.8                    Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

17.9                    Limitations in relation to Italy

For the avoidance of doubt, the provisions set forth under Sections 17.1 through 17.8 above do not apply to the Italian Pledge.  Under Italian law, the Italian Pledge is a third party pledge (pegno a favore di terzo) pursuant to which the Company secures any and all the obligations of the Borrower under the Finance Documents.

17.10              Limitations of obligations with regard to guarantors having their corporate seat in Switzerland other than the Company (“Swiss Guarantors”)

(a)                           The obligations, liabilities or undertakings of each Swiss Guarantor pursuant to this Agreement and any security interest over the respective Swiss Guarantor’s obligations, liabilities or undertakings, and accordingly the amount recoverable under this Agreement or any agreement creating a security interest with regard to such obligations, liabilities or undertakings, shall be limited to the maximum amount of the respective Swiss Guarantor’s profits available for distribution as dividends at the time the respective Swiss Guarantor’s obligations fall due respectively the collateral provided by the respective Swiss Guarantor is enforced (being the balance sheet profits and any reserves available for the purpose in each case in accordance with Article 675 para 2 and Article 671 para 1-3 of the Swiss Code of Obligations);

(b)                          If and to the extent, at the time payment from a Swiss Guarantor is demanded, such payment is subject to the limitations pursuant to paragraph (a) above then such payment shall be determined on the basis of (i) an interim balance sheet of the Swiss Guarantor to the extent required by Swiss corporate law; and (ii) confirmation by the auditors that they have examined this interim balance sheet and that the requested payment is in conformity with applicable Swiss corporate laws protecting share capital and legal reserves to the extent they are not freely available and with the accounting standards applied by the auditors for the time being of the relevant Swiss Guarantor;

(c)                           Subject to the extent required by applicable law in force at the relevant time any Swiss Guarantor which is required to make a payment under this Clause 17 (Guarantee and Indemnity) may:

(i)                                         deduct Swiss Withholding Tax at the rate of 35 per cent, or such rate as is in force from time to time, from any payment under Clause 17 (Guarantee and Indemnity);

(ii)                                      pay any such deduction mentioned in paragraph (i) above, to the Swiss Federal Tax Administration; and

(iii)                                   notify (or procure that the Company or the Borrower notifies) the Facility Agent that such a deduction has been made and provide the Facility Agent with the required evidence.

To the extent such a deduction is made, any Swiss Guarantor shall not be obliged to either gross-up or indemnify (or otherwise hold harmless) the Finance Parties in relation to any such deduction or payment.

(d)                          Any beneficiary of a payment by a Swiss Guarantor under Clause 17 (Guarantee and Indemnity) shall:

(i)                                         as soon as possible request a refund of the Swiss Withholding Tax paid by the relevant Swiss Guarantor under the applicable Swiss Tax law; and

(ii)                                      pay to the Finance Parties upon receipt any amount refunded pursuant to (i) above.

17.11              Limitations in relation to Germany

The obligations of any Guarantor that is organised in the form of a German limited liability company (Gesellschaft mit beschränkter Haftung) or a German limited partnership (Kommanditgesellschaft) shall be subject to the limitations imposed by Section 30 of the German Act on Limited Liability Companies (Gesetz betreffend die Gesellschaften mit beschränkter Haftung) or Section 172a of the German Commercial Code (Handelsgesetzbuch), respectively.  Whenever relevant, any such Guarantor shall promptly provide corresponding evidence to the Security Agent and fully cooperate with the Security Agent in enabling it to review, including through the engagement by the Security Agent of an auditing firm of recognised standing whose determinations shall absent manifest error be binding upon all parties hereto, the applicability of such code provisions.  Whenever the balance sheet ratios of any such Guarantor are such that these code provisions may become applicable, such Guarantor shall be obligated to promptly realise, to the extent legally permissible and commercially justifiable, any and all of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of such asset and that are not required for such Guarantor’s business (betriebsnotwendig).

17.12              Limitations in relation to Austria

None of the obligations of Sulzer Orthopädie GmbH pursuant to this Clause 17 (Guarantee and Indemnity) shall be construed to create any obligation of Sulzer Orthopädie GmbH to act in violation of the mandatory Austrian Capital Maintenance Rules (“Kapitalerhaltungsvorschriften”) pursuant to Austrian Company Law, in particular sections 82 et seq. of the Austrian Act on Limited Liability Companies (“Gesetz uber Gesellschaften mit beschränkter Haftung”) and all obligations of Sulzer Orthopädie GmbH under this Guarantee shall be limited in accordance with those rules.

17.13              Limitations in relation to France

The obligations and liabilities of each Obligor which is incorporated in France as Guarantor under this Agreement shall be limited to and are assumed in consideration of the actual corporate benefit resulting for it as a consequence of the execution by it of this Agreement, and the transactions contemplated by this Agreement.

17.14              Limitations in relation to the Netherlands

The obligations of any Obligor incorporated in the Netherlands (the “Dutch Guarantor”) under this Clause 17 (Guarantee and Indemnity) (the “Dutch Guarantee) shall not exceed the maximum amount which the Dutch Guarantor can guarantee under Dutch law, having regard to its corporate interest (vennootschappelijk belang).  If, in response to a demand under the Dutch Guarantee, the Dutch Guarantor were to claim that the amounts so claimed could not be guaranteed under the Dutch Guarantee without its corporate interest being exceeded, the Finance Parties shall have the right to reduce their claims under the Dutch Guarantee to such amount which the Dutch Guarantor could guarantee under the Dutch Guarantee without violating its corporate interest, and the Dutch Guarantee shall be deemed limited to such amount.

17.15              Joint Creditorship

(a)                           Each of the Obligors and each of the Finance Parties agree that the Security Agent shall be the joint creditor of each and every obligation of any Obligor towards each of the Finance Parties under the Finance Documents (together with such Finance Party) and that accordingly the Security Agent will have its own independent right to demand performance by the relevant Obligor of those obligations.  However, any discharge of any such obligation to the Security Agent or the relevant Finance Party shall, to the same extent, discharge the corresponding obligation owing to the other.

(b)                          Without limiting or affecting the Security Agent’s rights against any Obligor (whether under this paragraph or under any other provision of the Finance Documents), the Security Agent agrees with each other Finance Party (on a several and divided basis) that, subject as set out in the next sentence, it will not exercise its rights as a joint creditor with a Finance Party except with the consent of such Finance Party.  However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Security Agent’s right to act in the protection or preservation of rights under or to enforce any Security Documents as contemplated by this Agreement, the other Finance Documents and/or any Security Document (or to do any act reasonably incidental to any of the foregoing).

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18.                          REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 18 to each Finance Party in its capacity as a party to the Facility Documents on the date of this Agreement.

18.1                    Status

(a)                           It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)                          It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

18.2                    Binding obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 24 (Changes to the Obligors), legal, valid, binding and enforceable obligations, and each Security Document is effective to create a legal, valid, binding and enforceable security interest in the Security intended to be created thereunder, subject to any reservations specifically referred to in any legal opinions delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 24 (Changes to the Obligors).

18.3                    Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with, require consent under or, if applicable, create a default under:

(a)                           any law or regulation applicable to it or its Subsidiaries in any material respect;

(b)                          its or any of its Subsidiaries’ constitutional documents such as could have a Material Adverse Effect; or

(c)                           any agreement or instrument binding upon it or any of its Subsidiaries such as could have a Material Adverse Effect and do not oblige it or any of its Subsidiaries to create any security or grant any guarantee over its or their assets (other than pursuant to the Security Documents).

18.4                    Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

18.5                    Validity and admissibility in evidence

All Authorisations required or desirable:

(a)                           to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)                          to make the Facility Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

18.6                    Governing law and enforcement

(a)                           The choice of law stated as the governing law of any the Facility Documents to which it is a party will be recognised and enforced in its jurisdiction of incorporation subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation).

(b)                          Any judgement obtained in England in relation to a Facility Document will be recognised and enforced in its jurisdiction of incorporation subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation).

18.7                    Deduction of Tax

Provided that the Recipient is a Qualifying Recipient, no Obligor is required to make any deduction for or on account of U.S. federal income tax from any payment it may make under any Facility Document.

18.8                    No filing or stamp taxes

Save as stated otherwise in legal opinions obtained in the relevant jurisdiction and delivered to the Facility Agent and the Company on or prior to the date of this Agreement, under the law of its jurisdiction of incorporation it is not necessary that the Facility Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Facility Documents or the transactions contemplated by the Facility Documents.

18.9                    No default

(a)                           No Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)                          No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Material Subsidiaries or to which its (or any of its Material Subsidiaries’) assets are subject which would have or could reasonably be expected to have a Material Adverse Effect.

18.10              No misleading information

(a)                           Any factual information provided by or on behalf of any member of the Group for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was authorised for distribution.

(b)                          The financial projections contained in the Information Memorandum have been prepared on the basis of recent historical information and on the basis of assumptions believed to be reasonable at the time made.

(c)                           Nothing has occurred and been omitted from the Information Memorandum or occurred since it was authorised for distribution and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

18.11              Financial statements

(a)                           Its Original Financial Statements were prepared in accordance with IAS consistently applied and reconciled to GAAP (in accordance with SEC reporting requirements).

(b)                          Its Original Financial Statements give a true and fair view of its financial condition and operations (consolidated in the case of the Company) during the relevant financial years.

(c)                           None of the Obligors nor any Material Subsidiary has outstanding any material liability (contingent or otherwise) which is not disclosed in the Company’s Original Financial Statements.

18.12              Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally in the relevant jurisdiction.

18.13              Litigation

(a)                           The letter describing the Current Material Litigation delivered to the Facility Agent prior to the date of this Agreement sets out and fairly describes all litigation claims or proceedings brought against or threatened against the Company or its Subsidiaries or relating to the Mortgaged Properties which had been fairly described in writing to the Arranger by the Company on or before September 13, 2002.

(b)                          There has been no adverse development in any Current Material Litigation proceedings which has not been disclosed in the Information Memorandum or fairly described in writing to the Arranger prior to September 13, 2002 and other than the Current Material Litigation no material litigation claims or proceedings have been brought or threatened against the Company or its Subsidiaries (other than, in each case, developments or claims or proceedings in relation to opt-outs under the Settlement) which could in the opinion of the Majority Lenders (acting reasonably) if adversely determined or settled (as so claimed or threatened) have a material adverse effect on the business, assets, condition (financial or otherwise) or prospects of the Borrower or the Obligors (taken as a whole) from the date hereof.

18.14              No Adverse Consequences

(a)                           It is not necessary under the laws of its jurisdiction of incorporation nor, in relation to any Facility Document, under the governing law of that Facility Document:

(i)                                         in order to enable any Finance Party to enforce rights under any Facility Document; or

(ii)                                      by reason of the execution of any Facility Document or the performance by any Finance Party of its obligations under any Facility Document,

that any Finance Party should be licensed or qualified to carry on business in that jurisdiction.

18.15              Material Subsidiaries

Schedule 14 (Material Subsidiaries) lists each Material Subsidiary at the date of this Agreement.

18.16              Existing Security

Schedule 9 (Existing Security) lists all Security, other than arising under the Security Documents or by operation of law, existing over the assets of the Company or its Subsidiaries on the date of this Agreement.

18.17              Existing Financial Indebtedness

Schedule 15 (Existing Financial Indebtedness) sets out all Financial Indebtedness of the Group outstanding as of the date of this Agreement.

18.18              Capital Structure

Schedule 16 (Capital Structure) accurately and completely sets out the ownership structure of the Group.

18.19              Ownership of Properties

(a)                           Schedule 13 (Ownership of Properties) sets forth the address of each real property that is owned or leased by the Company or any of its Subsidiaries having a market value or book value in excess of $1,000,000.

(b)                          As of the Utilisation Date, neither the Company nor any of its Subsidiaries has received written notice of, or has actual knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation which could reasonably be expected to materially and adversely affect or interfere with the current use or operation of such Mortgaged Property.  Except as set forth on Schedule 13 (Ownership of Properties), none of the Mortgaged Properties or any interest therein is subject to any right of first refusal, option or other contractual right to purchase any such Mortgaged Property or interest therein.

(c)                           The Mortgages, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected first priority lien on the Mortgaged Properties (including, without limitation, the fixtures thereon) and the rents therefrom, enforceable as such against creditors of and purchasers from the Obligors and subject only to Permitted Security, and (ii) with respect to the financing statements referred above perfected Security (pursuant to the Uniform Commercial Code of the jurisdictions in which the property is located) in and to all personalty situated on the Mortgaged Properties, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Security.  The Permitted Security does not and will not materially and adversely affect or interfere with the value, or current use or operation, of the Mortgaged Properties, or the security intended to be provided by the Mortgages or any Obligor’s ability to repay the Loans in accordance with the terms of this Agreement.  Except as insured by a Qualified Title Insurance Policy, there are no claims for payment for work, labour or materials affecting the Mortgaged Properties which are or may become a Security prior to, or of equal priority with the Security created by the Security Documents.

(d)                          The Company or the relevant Subsidiary has obtained all licenses, permits, variances, and certificates necessary for the present and contemplated use and operation of the Mortgaged Properties except where the failure to do so could not reasonably be expected to materially impair the value of any of the Mortgaged Properties.  The uses being made of the Mortgaged Properties are in conformity in all material respects with the certificate of occupancy or permits for the Mortgaged Properties and any other restrictions, covenants or conditions affecting the Mortgaged Properties.

(e)                           Each of the Company and its Material Subsidiaries has good marketable (in jurisdictions which recognise the legal concept of marketability) and insurable title to, or valid leasehold interests in, or easements or other limited property interests in, or is licensed to use, all its material properties and assets, including without limitation the Mortgaged Properties, except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes.

(f)                             Each of the Company and its Material Subsidiaries has complied with all obligations under all leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect.  Each of the Company and its Material Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases which, individually or in the aggregate, are not material to the Company and its Material Subsidiaries taken as a whole, and in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(g)                          Each of the Company and its Material Subsidiaries owns, possesses, is licensed or otherwise has the right to use, or could   obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, except where such conflicts could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except where the same could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any person challenging or questioning the use of any such intellectual property or the validity or effectiveness of any such intellectual property, nor does the Company or any of its Material Subsidiaries know of any valid basis for any such claim.

18.20              Taxes

Each of the Company and its Subsidiaries has timely filed all federal, foreign and all other material income tax returns and reports required by law to have been filed by it and has paid all material taxes and governmental charges due, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with IAS shall have been set aside on its books.

18.21              Pension and Welfare Plans

(a)                           No ERISA Event has occurred, is planned or is reasonably expected to occur which could have a Material Adverse Effect or give rise to a Security over any assets of the Group.  Each Plan is maintained and operated in compliance in all material respects with its terms and the presently applicable provisions of ERISA and the Code except for non-compliance which could      not reasonably be expected to have a Material Adverse Effect.  No condition exists or event or transaction has occurred with respect to any Plan which reasonably might result in an ERISA Event or in the incurrence by any member of the Group or any ERISA Affiliate of any liability, fine or penalty which could reasonably be expected to have a Material Adverse Effect.  Except as disclosed in the Notes to the Original Financial Statements, no member of the Group has any contingent liability with respect to post-retirement benefits coverage provided by any member of the Group under a Welfare Plan, other than (i) liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA and (ii) liabilities that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)                          Except as could not reasonably be expected to have a Material Adverse Effect,

(i)                                         each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, and

(ii)                                      no member of the Group has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan.

18.22              Environmental Warranties

(a)                           Except as disclosed in Schedule 12 (Environmental Warranties) and except for conditions that would not reasonably be expected to result in the Company incurring material Environmental Liabilities, all facilities and property owned, leased or operated by the Company or any of its Subsidiaries, and all operations conducted thereon, have been and to the knowledge of the Company are in material compliance with all Environmental Laws which compliance includes the possession, maintenance and compliance with Environmental Permits required and material to the operations of the Company and its Subsidiaries.

(b)                          Except as disclosed in Schedule 12 (Environmental Warranties), the Company and its Subsidiaries are not subject to any pending or to the Company’s knowledge material threatened Environmental Claims received by the Company or any of its Subsidiaries.

(c)                           There has been no Release at, on, under, from or affecting any property now or, to the knowledge of the Company previously owned, leased or operated by the Company or any of its Subsidiaries that could reasonably be expected to require Remedial Action the cost of which would be material.

(d)                          No property now or to the knowledge of the Company previously owned, leased or operated by the Company or any of its Subsidiaries is listed or formally proposed for listing on the CERCLIS or on any similar state list of sites requiring investigation or clean-up, or on the National Priorities List pursuant to CERCLA.

(e)                           To the knowledge of the Company, there are no past or present actions, activities, conditions or occurrences that could reasonably be expected to prevent the Company or any of its Subsidiaries from complying in any material respect with, or to result in any material liability under, any Environmental Law.

(f)                             No liens have been recorded pursuant to any Environmental Law with respect to any property or other assets owned by the Company or any of its Subsidiaries.

(g)                          Except as disclosed in Schedule 12 (Environmental Warranties), neither the Company nor any of its Subsidiaries is currently conducting any Remedial Action pursuant to any Environmental Law nor has the Company or any of its Subsidiaries assumed by contract, agreement or operation of law any obligation under Environmental Law.

(h)                          There are no polychlorinated biphenyls or friable asbestos present at any property owned, leased or operated by the Company or any Subsidiary the presence of which could reasonably be expected to result in the Company incurring material Environmental Liabilities.

18.23              Regulations U and X

The Loans, the use of the proceeds thereof, this Agreement and the transactions contemplated hereby will not result in a violation of or be inconsistent with any provision of Regulations U or X.

18.24              Investment Company Act

No member of the Group is an “investment company, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940 of the USA, and neither the making of the Utilisation, nor the application of the proceeds or repayment thereof by any Obligor, nor the consummation of the other transactions contemplated hereby, will result in any such designation under such Act or a violation of any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

18.25              Material Agreements

The Company has provided to the Facility Agent all Material Contracts and to the extent the same could reasonably be expected to have a Material Adverse Effect no event has occurred or is continuing which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any member of the Group under the Material Contract to which any member of the Group is a party or by which any member of the Group or any of their respective properties may be bound or which would require any member of the Group to make any payment thereunder prior to the scheduled maturity date therefor.

18.26              Security Documents

All representations and warranties contained in the Security Documents are true and accurate and are not misleading on the date hereof, on the Utilisation Date and , in relation to the Security Documents relating to assets in the United States of America, on the date of delivery of an updated Perfection Certificate pursuant to section 4.01(b) of the U.S. Security Agreement.

18.27              Repetition

(a)                           The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

(i)                                         the date of the Utilisation Request, the date of each Compliance Certificate and the first day of each Interest Period; and

(ii)                                      in the case of an Additional Guarantor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Guarantor.

(b)                          The representations set out in Clause 18.11 (Financial statements) shall be deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of the delivery of the most recent audited financial statements of the relevant Obligor, save that a reference to “Original Financial Statements” in Clause 18.11 (Financial statements) shall be deemed to mean the most recent audited financial statements of the relevant Obligor delivered to the Facility Agent.

19.                          INFORMATION UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Facility Documents or any Commitment is in force.

19.1                    Financial statements

The Company shall supply to the Facility Agent in sufficient copies for all the Lenders:

(a)                           as soon as the same become available, but in any event within 105 days after the end of each of its Fiscal Years commencing with the Fiscal Year ended December 31, 2002:

(i)                                         its audited consolidated financial statements for that Fiscal Year; and

(ii)                                      if requested by the Facility Agent, the audited financial statements of each Obligor for that Fiscal Year in the form of the Original Financial Statements of that Obligor, or, if so required by any regulation, in such other form as may be required to comply with such regulation;

(b)                          as soon as the same become available, but in any event within 45 days (or in the case of the financial quarter ended September 30, 2002 60 days) after the end of each of its financial quarters commencing with the quarter ended September 30, 2002, its unaudited consolidated financial statements for that financial quarter, together with a comparison of the information contained therein to the Operating Budget for that financial quarter and an analysis explaining any variations;

(c)                           as soon as the same shall become available, but in any event within 30 days or, in the case of January and July, 45 days after the end of each month, other than March, June, September and December and commencing with November 2002, its  unaudited consolidated monthly management accounts; and

(d)                          (in a format reasonably acceptable to the Facility Agent, acting on the reasonable instructions of the Majority Lenders) an Operating Budget for the next Fiscal Year no later than the start of each such Fiscal Year, together with a comparison of the information, estimates, forecasts and projections contained therein with any relevant information, estimates, forecasts and projections contained in the Information Memorandum including an analysis explaining any variations therefrom.

19.2                    Compliance Certificate

(a)                           The Company shall commencing December 31, 2002 supply to the Facility Agent, with each set of financial statements delivered pursuant to paragraph (a) or (b) of Clause 19.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial covenants) as at the date as at which those financial statements were drawn up and setting out the amount of the Excess Cash Flow for the financial year to which those financial statements relate.

(b)                          Each Compliance Certificate shall be signed by two directors of the Company and, if required to be delivered with the financial statements delivered pursuant to paragraph (a)(i) of Clause 19.1 (Financial statements), shall be reported on by the Company’s auditors in the form set out in Part II of Schedule 8 (Form of Compliance Certificate).

19.3                    Requirements as to financial statements

(a)                           Each set of financial statements delivered by the Company pursuant to Clause 19.1 (Financial statements) shall be certified by the chief financial officer of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(b)                          The Company shall procure that each set of financial statements delivered pursuant to Clause 19.1 (Financial statements) is prepared using IAS and, in the case of each set of financial statements delivered pursuant to paragraphs (a) and (b) of that Clause, reconciled to GAAP (in accordance with SEC reporting requirements) (in the form agreed with the Facility Agent prior to the date hereof).

(c)                           The Company shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 19.1 (Financial statements) is prepared using IAS, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in IAS, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Facility Agent:

(i)                                         a description of any change necessary for those financial statements to reflect the IAS, accounting practices and reference periods upon which that Obligor’s Original Financial Statements were prepared; and

(ii)                                      sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 20 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

19.4                    Information: miscellaneous

The Company shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)                           all documents dispatched by the Company to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)                          promptly upon becoming aware of them, the details of any litigation proceedings which are current, threatened or pending against any member of the Group and which if adversely determined could reasonably be expected to involve liability to the Group in excess of $1,000,000, and provide updates on any material developments in any such litigation as soon as possible after such developments occur and in any event together with any financial statements delivered pursuant to paragraph (c) of Clause 19.1 (Financial Statements);

(c)                           promptly on becoming aware of them, updates on any material developments relating to any Proposed Disposals;

(d)                          immediately upon becoming aware of the taking of any specific actions by a member of the Group, ERISA Affiliate or any other person to terminate any Pension Plan (other than a termination pursuant to Section 4041(b) of ERISA which can be completed without a member of the Group or any ERISA Affiliate having to provide more than $1,000,000 in addition to the normal contribution required for the plan year in which termination occurs to make such Pension Plan sufficient), or the occurrence of an ERISA Event which could result in a Security or in the incurrence by a member of the Group or ERISA Affiliate of any liability, fine or penalty which could have a Material Adverse Effect, or any increase in the contingent liability of a member of the Group with respect to any post-retirement Welfare Plan benefit if the increase in such contingent liability could have a Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

(e)                           upon request by the Facility Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any member of the

Group or ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan; (ii) the most recent actuarial valuation report for each Pension Plan; (iii) all notices received by any member of the Group or ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan as the Facility Agent shall reasonably request; and

(f)                             promptly, such further information regarding the financial condition, business and operations or assets of any member of the Group as any Finance Party (through the Facility Agent) may reasonably request.

19.5                     Notification of default

(a)                           Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)                          Promptly upon a request by the Facility Agent, the Company shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it), provided that either:

(i)                                         the Facility Agent reasonably believes that a Default is continuing; or

(ii)                                      the Facility Agent has been instructed with a separate instruction for each request by the Majority Lenders to request such certificate.

19.6                     Use of websites

(a)                           The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders ( the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Facility Agent (the “Designated Website”) if:

(i)                                         the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)                                      both the Company and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)                                   the information is in a format previously agreed between the Company and the Facility Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Facility Agent shall notify the Company accordingly and the Company shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form.

(b)                          The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Facility Agent.

(c)                           The Company shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)                                         the Designated Website cannot be accessed due to technical failure;

(ii)                                      the password specifications for the Designated Website change;

(iii)                                   any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)                                  any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)                                     the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Facility Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)                          Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Company shall comply with any such request within ten Borrower Business Days.

19.7                     Insurance

The Borrower (a) will furnish to the Facility Agent and the Security Agent prompt written notice of any casualty or other insured damage to any material portion of any assets of any member of the Group having a value in excess of $2,000,000 (or the equivalent) or the commencement of any action or proceeding for the taking of any assets of any member of the Group having a value in excess of $2,000,000 (or the equivalent) or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

19.8                     Lenders’ Meetings

The Company shall during each Fiscal Year hold a meeting for the Finance Parties in London, New York or Zurich.

20.                           FINANCIAL COVENANTS

20.1                     Financial Definitions

In this Agreement:

“Capital Expenditures” means, for any period (a) any and all expenditures made by the Company or any of its Subsidiaries in such period for assets added to or reflected in its property, plant and equipment accounts or other similar capital asset accounts or comparable items or any other capital expenditures that are, or should be, set forth on a balance sheet statement prepared in accordance with IAS, whether such asset is purchased for cash or financed as an account payable or by the incurrence of Financial Indebtedness, accrued as a liability or otherwise and (b) Capital Lease Obligations of the Company and its Subsidiaries.

“Consolidated Current Assets” means, with respect to any person as at any date of determination, the total assets of such person and its consolidated Subsidiaries which should properly be classified as current assets on a consolidated balance sheet of such person and its consolidated Subsidiaries in accordance with IAS.

“Consolidated Current Liabilities” means, with respect to any person as at any date of determination, the total liabilities of such person and its consolidated Subsidiaries which should properly be classified as current liabilities (other than the current portion of any Loans) on a consolidated balance sheet of such person and its consolidated Subsidiaries in accordance with IAS.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period:

(a)                           plus, without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of:

(i)                                         Consolidated Net Interest Expense for such period;

(ii)                                      consolidated income tax expense for such period;

(iii)                                   all amounts properly attributable to depreciation and amortization for such period;

(iv)                                  any non-cash deductions from Consolidated Net Income for such period (other than any deductions which would (or should) require the accrual of a reserve or the payment of cash charges in any future period);

(v)                                     exceptional or extraordinary losses for such period;

(vi)                                  any transaction costs incurred in connection with the Facilities for such period;

(vii)                               any losses incurred from participating interests in associated undertakings to the extent included in Consolidated Net Income; and

(viii)                            the aggregate of all corporation and other similar taxes for such period.

(b)                          minus, without duplication and to the extent included in determining such Consolidated Net Income, the sum of:

(i)                                         extraordinary or exceptional gains for such period and any gains realized in connection with any asset sale during such period;

(ii)                                      non-cash additions to Consolidated Net Income during such period; and

(iii)                                   income from participating interests in associated undertakings to the extent included in Consolidated Net Income all determined on a consolidated basis in accordance with IAS.

“Consolidated Net Cash Flow” means, with respect to the Company and its Subsidiaries on a consolidated basis in relation to any period, the aggregate of Consolidated EBITDA for that period:

(a)                           plus any decrease, or minus any increase, in Net Working Capital during that period;

(b)                          plus any increase made in cash or minus any decrease paid in cash in provisions for liabilities and charges made in respect of that period;

(c)                           plus Disposal Proceeds received in cash and used to prepay the Loan in accordance with Clause 7.3 (Disposals);

(d)                          plus to the extent already deducted any exceptional or extraordinary losses, minus to the extent already included any exceptional or extraordinary items, in each case, received or made during that period;

(e)                           minus any dividends paid in respect of minority interests for that period.

(f)                             plus any dividends received from other fixed assets investments during that period;

(g)                          plus income from participating interests in associated undertakings to the extent received in cash and minus any payment made to associated undertakings during that period;

(h)                          minus Capital Expenditures in respect of that period paid or contractually required to be paid during that period;

(i)                              plus realised exchange gains and minus realised exchange losses charged during that period to the extent not already taken account of in Consolidated EBITDA for that period; and

(j)                              minus the aggregate of all corporation or other similar Taxes paid during that period.

“Consolidated Net Cash Interest Expense” means, for any period, Consolidated Net Interest Expense for such period, less the sum of, to the extent included in Consolidated Net Interest Expense, (a) pay-in-kind Consolidated Net Interest Expense recorded in that period, (b) the amortization of any financing fees paid by, or on behalf of, the Company or any of its Subsidiaries, and (c) the amortization of debt discounts, if any.

“Consolidated Net Interest Expense” means, with respect to the Company and its Subsidiaries on a consolidated basis for any period, the sum of:

(a)                           net interest expense for such period, including the amortization of debt discounts; the amortization of all fees (including fees with respect to Hedging Agreements) payable in connection with the incurrence of Financial Indebtedness to the extent included in interest expense; the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense; and

(b)                          capitalized interest.

For purposes of the foregoing, (a) net interest expense shall be determined after giving effect to any net payments made by the Company and its Subsidiaries with respect to Hedging Agreements and (b) in order to give pro forma effect to the Loans for the purposes of the financial covenants, in the case of any Test Period which commences prior to the Utilisation Date, net interest expense shall be increased by an amount equal to $38,800,000 divided by 365 multiplied by the actual number of days in the period from the first day of that Test Period to the Utilisation Date.

“Consolidated Net Income” means, for any period, the net income or loss of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with IAS; provided that there shall be excluded therefrom:

(a)                           the income or loss of any person (other than consolidated Subsidiaries of the Company) in which any other person (other than the Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such person during such period;

(b)                          any net after-tax gains or losses on disposal of discontinued operations;

(c)                           the income or loss of any person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries or that person’s assets are acquired by the Company or any of its Subsidiaries; and

(d)                          the income of any consolidated Subsidiary to the extent that declaration of payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

“Excess Cash Flow” means, without duplication, for any person for any period for which such amount is being determined, Consolidated Net Cash Flow minus:

(a)                           payments of principal under the Loans, if any, pursuant to Clause 6 (Repayment) made during such period;

(b)                          voluntary or mandatory prepayments of principal under the Loans, if any, made during such period (excluding payments required to be made by Clause 7.4 (Excess Cash Flow)); and

(c)                           Consolidated Net Cash Interest Expense for that period.

“Fixed Charge Coverage Ratio” means, for any Test Period, the ratio of (a) the Consolidated Net Cash Flow in such Test Period  to (b) the sum of Consolidated Net Cash Interest Expense for such Test Period plus the amount of scheduled mandatory payments or prepayments of principal Financial Indebtedness of the Borrower for such Test Period (excluding payments required to be made by Clause 7.4 (Excess Cash Flow)).

“Interest Expense Coverage Ratio” means, for any Test Period, the ratio of (a) Consolidated EBITDA to (b) Consolidated Net Cash Interest Expense, in each case for such Test Period.

“Net Working Capital” means, the Consolidated Current Assets (excluding all of cash at bank and cash in hand), less the aggregate of Consolidated Current Liabilities (excluding all charges and provisions).

“Test Period” means in respect of any date the four consecutive complete fiscal quarters of the Company then last ended.  Compliance with such covenants shall be tested, as of the end of each Test Period, on the date on which the financial statements pursuant to paragraphs (a) and (b) of Clause 19.1 (Financial Statements) have been, or should have been, delivered for the applicable fiscal period.

“Total Leverage Ratio” means, for any Test Period, the ratio of (a) Financial Indebtedness of the Company and its Subsidiaries as of such date to (b) Consolidated EBITDA for such Test Period.

Terms used in this Clause 20 (Financial Covenants) not otherwise defined have the meanings given to them by IAS.

20.2                     Interest Expense Coverage Ratio

The Company will not permit the Interest Expense Coverage Ratio for any Test Period set forth below to be less than the ratio set forth below opposite such period:

Test Period	Ratio

September 30, 2002	4.50:1

December 31, 2002	4.50:1

March 31, 2003	4.75:1

June 30, 2003	4.75:1

September 30, 2003	5.25:1

December 31, 2003	5.50:1

March 31, 2004 and the last day of each fiscal quarter thereafter	6.00:1

20.3                     Total Leverage Ratio

The Company will not permit the Total Leverage Ratio for any Test Period set forth below to exceed the ratio set forth opposite such period:

Test Period	Ratio

September 30, 2002	3.75:1

December 31, 2002	3.50:1

March 31, 2003	3.50:1

June 30, 2003	3.50:1

September 30, 2003	2.75:1

December 31, 2003	2.50:1

March 31, 2004	2.25:1

June 30, 2004	2.25:1

September 30, 2004 and the last day of each fiscal quarter thereafter	2.00:1

20.4                     Fixed Charge Coverage Ratio

The Company will not permit the Fixed Charge Coverage Ratio for any Test Period set forth below to be less than the ratio set forth below opposite such period:

Test Period	Ratio

September 30, 2002	1.10:1

December 31, 2002	1.10:1

March 31, 2003	1.10:1

June 30, 2003	1.10:1

September 30, 2003	1.10:1

December 31, 2003	1.10:1

March 31, 2004	1.25:1
June 30, 2004	1.25:1

September 30, 2004	1.25:1

December 31, 2004	1.25:1

March 31, 2005 and the last day of each fiscal quarter thereafter	1.50:1

20.5                     Capital Expenditures

The Company will not, and will not permit any of its Subsidiaries to make or commit to make any Capital Expenditures exceeding the amount set forth below (the “Base Amount”) for each of the Fiscal Years of the Company ended on the dates set forth below:

Fiscal Year ended	Base Amount (CHF)

December 31, 2002	78,000,000

December 31, 2003	65,000,000

December 31, 2004	67,500,000

December 31, 2005	70,000,000

December 31, 2006	72,500,000

December 31, 2007	75,000,000

provided that for any period set forth above, the Base Amount set forth above may be increased for any such period by carrying over to any such period any portion of the Base Amount (without giving effect to any increase as a result of any carry over from a prior year) not spent in the immediately preceding period, and that Capital Expenditures in any period shall be deemed first made from the Base Amount applicable to such period in any given period.

21.                          GENERAL UNDERTAKINGS

The undertakings in this Clause remain in force from the date of this Agreement for so long as any amount is outstanding under the Facility Documents or any Commitment is in force.

21.1                    Authorisations

Each Obligor shall promptly:

(a)                           obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)                          supply certified copies to the Facility Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document or Security created thereby.

21.2                    Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

21.3                    Maintenance of Properties

The Company will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its material properties and assets in good repair, working order and condition, reasonable wear and tear excepted and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times provided that breach of the obligation shall not be capable of constituting an Event of Default unless such breach could reasonably be expected to have a Material Adverse Effect.

21.4                    Insurance

(a)                           The Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with reputable insurance companies (a) insurance with respect to its properties material to the business of the Company and its Subsidiaries against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents, and will, upon request of the Facility Agent, furnish to each Lender at reasonable intervals a certificate of an officer of the Company setting forth the nature and extent of all insurance maintained by the Company and its Subsidiaries in accordance with this Clause.  The Company shall ensure that in relation to each insurance policy which is the subject of Security under a Security Document:

(i)                                         it may not be cancelled or otherwise terminated without at least ninety (90) days prior written notice to the Company and the Company’s insurance broker (which shall be a reputable insurance broker) (except in case of a loss, when the notice period is fourteen (14) days) and the Company will ensure that from the date falling no later than ten Business Days from the date of this Agreement, the Company’s insurance broker shall undertake to the Security Agent and the Facility Agent to provide to the Security Agent and Facility Agent a copy of any such notice within five Business Days of receipt of such notice

(ii)                                      and to the extent any such policy is cancelled, modified or renewed, the Company shall deliver a copy of the renewal or replacement policy (or other evidence thereof) to the Facility Agent and the Security Agent, or insurance certificate with respect thereto, together with evidence satisfactory to the Facility Agent and Security Agent of the payment of the premium therefor;

(iii)                                   the Security Agent is permitted to pay any premium therefor and the insurer is required to give notice to the Company and the Company’s insurance broker of any failure to pay any premium and the Company will ensure that from the date falling no later than ten Business Days from the date of this Agreement, the Company’s insurance broker shall undertake to the Security Agent and the Facility Agent to provide to the Security Agent and Facility

Agent a copy of any such notice within five Business Days of receipt of such notice;

(iv)                                  the insurance policy shall be endorsed with an obligation on the insurer to give notice to the Security Agent of any revocation of any payment instruction referred to in paragraphs (v) and (vi)(B) by the Company or any of its Subsidiaries;

(v)                                     in respect of real property insurance in respect of real property in the US, a standing payment instruction is given by the Company to the insurer to pay all losses in excess of $1,000,000 (other than in respect of third party claims) to the Security Agent if the Security Agent gives written notice to the insurer to do so (which notice may only be given when an Event of Default is continuing);

(vi)                                  with respect to liability insurance, (A) the Security Agent shall be named as an additional insured in respect of real property liability insurance; and (B) in respect of non-real property liability insurance, a standing payment instruction shall be given by the Company to the insurer to pay all losses to the Security Agent if the Security Agent gives written notice to the insurer to do so (which notice may only be given when an Event of Default is continuing).

(b)                          In the event any member of the Group gives the Security Agent written notice that it does not intend to pay any premium relating to any insurance policy when due, the Security Agent shall not exercise its right to pay such premium so long as the Company or such member of the Group delivers to the Security Agent a replacement insurance policy or insurance certificate evidencing that such replacement policy or certificate provides the same insurance coverage required under this Clause 21.4 as the policy being replaced by such member of the Group with no lapse in such coverage.

21.5                    Books and Records; Access

The Company will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and material transactions and permit the Facility Agent and each Lender or any of their respective representatives, upon reasonable notice, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (provided that the Company shall be given adequate notice of any such meeting and shall be permitted to attend all meetings between the Facility Agent and/or any Lender and the independent public accountant of the Company) and, upon the reasonable request of the Facility Agent or a Lender, to examine (and, at the expense of the Company, photocopy extracts from) any of its books or other corporate or partnership records.

21.6                    Environmental

The Company will, and will cause each of its Subsidiaries to:

(a)                           use and operate all of its facilities and properties and manage all Hazardous Materials in compliance in all material respects with all Environmental Laws and keep all

Environmental Permits material to the operations of the Company or its Subsidiaries in effect and remain in material compliance therewith.

(b)                          promptly notify the Facility Agent and provide copies of all Environmental Claims alleging that the Company or its Subsidiaries are in non-compliance with or potentially liable under Environmental Law where such non-compliance or liability could reasonably be expected to result in the Company incurring Environmental Liabilities in excess of $2,000,000 and promptly cure or have dismissed with prejudice or contest in good faith any actions and proceedings relating thereto;

(c)                           in the event of the Release or presence of any Hazardous Material on any of its properties which is in violation of any Environmental Law, or which could reasonably be expected to result in Environmental Liability in excess of $2,000,000, the Company and its Material Subsidiaries, upon discovery thereof, shall take all necessary steps to initiate and expeditiously complete all Remedial Action to mitigate and eliminate any such adverse effect in accordance with and to the extent required by applicable Environmental Laws, and shall keep the Facility Agent informed of their actions;

(d)                          at the written request of the Facility Agent or the Majority Lenders, which request shall specify in reasonable detail the basis therefor, the Company will provide, at the Company’s sole cost and expense, an environmental site assessment report concerning any property now or hereafter owned or leased by the Company or any of its Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to the Facility Agent, indicating the compliance status of the property under Environmental Law, the presence or absence of Hazardous Materials on, at, under or emanating to or from such Property and the potential cost of any Remedial Action required by Environmental Law, and the nature and status of any Environmental Claim and Environmental Liability, if in each case such request may be made only if (i) there has occurred and is continuing an Event of Default or (ii) the Facility Agent or the Majority Lenders reasonably believe that a member of the Group or any such property is not in material compliance with Environmental Law or that circumstances exist that could reasonably be expected to form the basis of an Environmental Claim against a member of the Group or to result in Environmental Liability, (in such events as are listed in this subparagraph, the environmental site assessment shall be focused upon the noncompliance or other circumstances as applicable) provided that the Environmental Liability is in excess of $2,000,000.  If the Company fails to provide the same within 90 days after such request was made, the Facility Agent may upon giving notice thereof to the Company order the same, and the Company shall procure that the owner of the relevant property will grant to the Facility Agent and the Majority Lenders and their agents access to such property and specifically grants the Facility Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to perform such an assessment, all at the Company’s sole cost and expense; and

(e)                           provide such information and certifications which the Facility Agent may reasonably request from time to time to evidence compliance with this Clause 21.6, provided such requests are limited to information in the possession of the Company.

21.7                    Existence; Conduct of Business

The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business provided that failure to do so shall not be an Event of Default unless it could reasonably be expected to have a Material Adverse Effect.

21.8                    Performance of Obligations

Each Obligor will and will cause its respective Subsidiaries to perform all of their respective obligations under the terms of each mortgage, indenture, Security Document or other security agreement, other debt instrument and material contract by which they are bound or to which they are a party, except where such nonperformance could not reasonably be expected to have a Material Adverse Effect.

21.9                    Further Assurances

The Company will, and will cause each Material Subsidiary to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including, without limitation, the payment of any fees and taxes required in connection with the execution and delivery of the Security Documents and the filing and recording of all Uniform Commercial Code and other financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Facility Agent, Security Agent or the Majority Lenders may reasonably request, to effectuate the transactions contemplated by the Facility Documents or to grant, preserve, protect or perfect the Security created by the Security Documents or the validity or priority of any such Security, all at the expense of the Obligors.  The Company also agrees to provide to the Facility Agent, from time to time upon request, evidence reasonably satisfactory to the Facility Agent as to the perfection and priority of the Security created or intended to be created by the Security Documents.

21.10              Use of Proceeds

The Borrower covenants and agrees that the proceeds of the Loans will be used on the Utilisation Date for the purposes set out in Clause 3 (Purpose) and no other purpose.

21.11              Hedging Arrangements

The Borrower or the Company will within 60 days after the Utilisation Date enter into, and thereafter maintain in effect for a minimum period commencing on the Utilisation Date and ending on the second anniversary of the Utilisation Date reasonably satisfactory to the Facility Agent, one or more Hedging Agreements (which, to the extent entered into with a Finance Party will be secured) fixing or capping the interest rate on a notional principal amount of indebtedness not less than or equal to 50% of the sum of the Loans outstanding, having terms and conditions reasonably acceptable, taking into account current market conditions, to the Facility Agent.

21.12              Payment of Taxes

The Company and its Subsidiaries will pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might become a Security or charge upon any properties of such member of the Group or cause a failure or forfeiture of title thereto; provided that neither such Company nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings promptly instituted and diligently conducted, which proceedings have the effect of preventing the forfeiture or sale of the property or asset that may become subject to such Security, if it has maintained adequate reserves with respect thereto in accordance with and to the extent required under IAS.

21.13              Settlement

The Company and the Borrower undertake to ensure that all amounts due under the Settlement on or prior to November 4, 2002 will be paid on or before November 4, 2002 and to perform all obligations required to be performed under the Settlement in accordance with the terms of the Settlement.

21.14              Planned Disposals

(a)                           The Obligors undertake to use their reasonable best efforts to agree and close the Disposal of (i) Sulzer Intra-Therapeutics Inc.; and (ii) the vascular grafts business of the Group, in accordance with the terms of this Agreement as soon as reasonably practicable.

(b)                          The Obligors undertake to use their commercially reasonable best efforts to agree and close the Disposal of Sulzer Carbomedics Inc., in accordance with the terms of this Agreement as soon as reasonably practicable.

21.15              Material Subsidiaries

The Company shall procure that:

(a)                           members of the Group that are not Material Subsidiaries shall not at any time, have in aggregate, EBITDA, revenues or total assets which exceed 10% of the EBITDA, revenues or total assets of the Group (taken as a whole) in each case determined as set out in the definition of “Material Subsidiary”; and

(b)                          each Material Subsidiary is an Obligor at all times.

21.16              Additional Security

The Company shall procure that each member of the Group which becomes a Material Subsidiary from time to time will execute such Security Documents as the Security Agent may reasonably require as soon as practicable and in no event later than 45 days of the relevant company becoming a Material Subsidiary together with such documentation in support thereof as the Security Agent may reasonably require, including legal opinions (in form and content satisfactory to the Security Agent, acting reasonably) from lawyers reasonably acceptable to the Security Agent.

21.17              Financial Indebtedness

No Obligor shall (and the Company shall ensure that no other member of the Group will) incur or permit to subsist any Financial Indebtedness other than Permitted Financial Indebtedness.

21.18              Negative pledge

(a)                           No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)                          No Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)                                         sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)                                      sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)                                   enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)                                  enter into any other preferential arrangement having a similar effect,

in each case in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)                           Paragraphs (a) and (b) above do not apply to:

(i)                                         any Security listed in Schedule 9 (Existing Security) except to the extent the principal amount secured by that Security exceeds the amount stated in that Schedule;

(ii)                                      any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(iii)                                   any lien arising by operation of law and in the ordinary course of business;

(iv)                                  any Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(A)                 the Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(B)                   the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a member of the Group; and

(C)                   the Security is removed or discharged within three months of the date of acquisition of such asset;

(v)                                     any Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security is created prior to the date on which that company becomes a member of the Group, if:

(A)                 the Security was not created in contemplation of the acquisition of that company;

(B)                   the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(C)                   the Security is removed or discharged within three months of that company becoming a member of the Group;

(vi)                                  any Security entered into pursuant to any Security Document;

(vii)                               any Security granted pursuant to the Medicare Security Agreement;

(viii)                            any retention of title arrangement contained in any contract for the acquisition of any asset by a member of the Group in the ordinary course of trade from any person in the ordinary course of its trade and on customary terms.

(ix)                                    deposits securing any bids made or contracts to be entered into by a member of the Group and any performance bond or letter of credit issued by a member of the Group in an aggregate principal amount not exceeding $5,000,000 (or the dollar equivalent amount) for all members of the Group at any time;

(x)                                       liens of a bank, broker or securities intermediary on whose records a deposit account or a securities account of the Company or any Subsidiary is maintained securing the payment of customary fees and commissions to the bank, broker or securities intermediary or, with respect to a deposit account, items deposited but returned unpaid and other unexercised bankers liens;

(xi)                                    “Permitted Encumbrances” with respect to each of the Mortgaged Properties as such term is defined in the Mortgages; or

(xii)                                 any lien or rights over cash deposits granted in favour of a landlord for the purposes of securing performance of rent and service charge obligations incurred properly in connection with its business under licences, subleases or leases of real property, provided that such lien is discharged within 45 days after the date such lien should have been discharged under any arrangement with the beneficiary of such lien of the amount owing in respect thereof becoming due;

(xiii)                              Security arising pursuant to an order of attachment or injunction restraining disposal of assets or similar legal process arising in connection with court proceedings which are contested by any member of the Group in good faith by appropriate proceedings with a reasonable prospect of success provided that, such Security (i) does not secure assets exceeding a value of

$10,000,000 (or its equivalent amount in another currency) and (ii) is removed or discharged within one year of the creation of such Security;

(xiv)                             any Security securing indebtedness the principal amount of which, when aggregated with the principal amount of any other indebtedness which has the benefit of Security given by any member of the Group other than permitted under paragraphs (i) to (xiii) above, does not exceed $5,000,000 (or its equivalent in another currency or currencies);

21.19              Disposals

(a)                           No Obligor shall (and the Company shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any Equity Interests or Equity Rights in any member of the Group, and including any issue of any Equity Interests or Equity Rights in any member of the Group other than the Company or make any other Disposal.

(b)                          Paragraph (a) above does not apply to any Disposal:

(i)                                         made in the ordinary course of trading of the disposing entity;

(ii)                                      which is a Proposed Disposal;

(iii)                                   where the higher of the market value (as determined in good faith by the relevant Obligor) or consideration receivable (when aggregated with the higher of the market value (as determined in good faith by the relevant Obligor) or consideration receivable for any other Disposal, other than any permitted under paragraphs (i) and (ii) above) does not exceed $10,000,000 (or its equivalent in another currency or currencies) or such higher amount as may be agreed by the Majority Lenders in any financial year;

(iv)                                  of a Permitted Investment;

(v)                                     for cash of obsolete or worn out assets in the ordinary course of business of the disposing entity;

(vi)                                  which is a transaction permitted by Clause 21.22 (Restricted Investments);

(vii)                               between Unconditional Obligors;

(viii)                            which is a licence or a lease of intellectual property entered into in the ordinary course of business;

(ix)                                    by a Guarantor to another member of the Group of any asset with a market value (as determined in good faith by the relevant Guarantor) or consideration receivable of less than $10,000,000 in aggregate;

(x)                                       by a member of the Group which is not a Guarantor to any other member of the Group; or

(xi)                                    where the net proceeds of such Disposal to be received in cash are sufficient to repay in full all amounts outstanding under the Facility Documents and are applied to repay in full all amounts outstanding under the Facility Documents immediately on receipt.

provided that any Disposal permitted by paragraphs (ii) and (iii) above (other than as permitted in the letter referred to in the definition of Proposed Disposals) shall be made for fair value and on terms that on the completion of such transaction the relevant member of the Group will receive cash in an amount equal to at least 90% or, in the case of transactions completing while the Tranche A Loans have not been fully repaid, 75% of the maximum total consideration payable in respect of that transaction, and any consideration not paid in cash on completion will be payable prior to the Final Maturity Date and provided further that any cash consideration from such transactions shall be applied in accordance with Clause 7 (Prepayment and Cancellation).

21.20              Merger

No Obligor shall and the Company shall ensure that no other member of the Group will enter into any amalgamation, demerger, merger or corporate reconstruction except (a) with another member of the Group provided that the surviving entity in any such Merger is an Obligor other than where both merging entities are not Obligors (and if either of the merging Obligors is an Unconditional Obligor such surviving entity is an Unconditional Obligor) and that such Merger is not adverse to the interests of the Finance Parties or (b) pursuant to a Proposed Disposal.

21.21              Change of business

The Company shall procure that no substantial change is made to the general nature of the business of the Company or the Group from that carried on at the date of this Agreement.

21.22              Restricted Investments

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, purchase, hold or acquire (including pursuant to any merger with any person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of Financial Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other person constituting a business unit (each of the foregoing, an “Investment” and collectively, “Investments”), except:

(a)                           Permitted Investments;

(b)                          Investments existing on the date hereof (or in respect of which a binding commitment to make such investment exists on the date hereof) and set out in Schedule 17 (Existing Investments) or expressly permitted in the letter referred to the definition of the Proposed Disposals;

(c)                           Investments by an Unconditional Obligor in another Unconditional Obligor; provided that any such Investment shall be the subject of security in favour of the Finance Parties pursuant to a Security Document;

(d)                          Investments by an Unconditional Obligor in Equity Interests in other members of the Group in an aggregate amount not to exceed $10,000,000 (or its equivalent) at any time provided that any such Investment shall be the subject of security in favour of the Finance Parties pursuant to a Security Document;

(e)                           Investments constituting Permitted Financial Indebtedness;

(f)                             Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(g)                          loans and advances to employees of the Company or its Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) not to exceed $2,000,000 in the aggregate at any time outstanding;

(h)                          amounts of credit allowed by the relevant member of the Group in the ordinary course of trading with third parties;

(i)                              non-cash consideration from permitted disposals in accordance with Clause 21.19 (Disposals);

(j)                              Investments in connection with any employee share plan in an aggregate principal amount not exceeding $8,000,000 for the Group taken as a whole;

(k)                           Investments in the shares of the Company made with a view to maintaining liquidity of such shares in the market having an aggregate market value not exceeding $2,000,000 (or the equivalent amount in other currencies); and

(l)                              other Investments in addition to those permitted by (a) to (k) above not in excess of $10,000,000 outstanding at any time.

21.23               Restricted Payments

The Company will not, and will not permit any Subsidiary to, directly or indirectly, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(a)                           Subsidiaries may declare and pay dividends rateably with respect to their Equity Interests;

(b)                          the Company may pay dividends consisting solely of shares of its common stock; and

(c)                           the Company and any Subsidiary which is not a Material Subsidiary may purchase, redeem or acquire any of its Equity Interests or Equity Rights from any of its or its Subsidiaries’ present or former officers or employees upon the death, disability or termination of employment of such officer or employee, so long as the aggregate amount of payments under this clause (c) shall not exceed $2,000,000 in any financial year and $10,000,000 in the aggregate since the date of this Agreement.

21.24              Transactions with Affiliates

The Company will not, and will not permit any Subsidiary to, directly or indirectly, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)                           (i) transactions that are at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (ii) in the event that such transaction involves aggregate payments or transfers of property or services with a fair market value in excess of $5,000,000, the terms of such transaction shall be approved by a majority of the Company’s board of directors (including a majority of the disinterested members thereof), the approval of which is evidenced by a board resolution stating that the board of directors has determined that such transaction complies with these provisions, and (iii) in the event that such transaction involves aggregate payments or transfers of property or services with a fair market value in excess of $20,000,000, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction to the Company and the relevant Subsidiary (if any) from a financial point of view from an independent financial advisor and provide the same to the Facility Agent;

(b)                          transactions between or among the Unconditional Obligors not involving any other Affiliate and transactions among Subsidiaries not involving any Unconditional Obligors;

(c)                           any Restricted Payment permitted by Clause 21.23 (Restricted Payments); and

(d)                          any Investments permitted by Clause 21.22 (Restricted Investments).

21.25              Restrictive Agreements

The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon:

(a)                           the ability of the Company or any Subsidiary to create, incur or permit to exist any Security upon any of its property or assets, or

(b)                          the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to any member of the Group or to Guarantee Indebtedness of any member of the Group or to transfer property to any member of the Group;

provided that the foregoing shall not apply to:

(i)                                         conditions imposed by law or by any Finance Document;

(ii)                                      assets encumbered by Permitted Security as long as such restriction applies only to the asset encumbered by such Permitted Security; and

(iii)                                   customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary (or the assets of a Subsidiary) pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold (or whose assets are to be sold) and such sale is permitted hereunder.

Paragraph (a) shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

21.26              Amendments or Waivers of Certain Documents; Prepayments of Indebtedness

(a)                           The Company will not, and will not permit any Subsidiary to, directly or indirectly, amend or otherwise change (or waive) the terms of its constitutional documents, the Settlement, the Medicare Settlement Agreement, Material Contracts, or the documents governing any Financial Indebtedness outstanding as of the date hereof, in each case, in a manner materially adverse to the Lenders.

(b)                          The Borrower will not, and will not permit any Subsidiary to, make (or give any notice in respect of) any voluntary or optional payment or prepayment of any amounts scheduled to be paid under any Existing Financial Indebtedness or the Medicare Settlement Agreement except as permitted by the Intercreditor Agreement.

21.27              Financial Year

The Company will not change its financial year end.

22.                          EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause is an Event of Default.  For the purposes of Clauses 22.6 (Insolvency) and 22.7 (Insolvency Proceedings) only, a reference to Material Subsidiary will only include a reference to the Borrower and any Material Subsidiary of the Company which satisfies any of the 5% tests set out in paragraphs (a), (b) and (c) of the definition of Material Subsidiary or which would satisfy any of those tests if its EBITDA, revenues or total assets were aggregated with the EBITDA, revenues or total assets of any other Material Subsidiary in respect of which any of the events or circumstances set out in Clause 22.6 (Insolvency) or Clause 22.7 (Insolvency Proceedings) has occurred and is continuing.

22.1                    Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Facility Document at the place at and in the currency in which it is expressed to be payable unless:

(a)                           its failure to pay is caused by administrative or technical error; and

(b)                          if the payment is not of the principal amount of a Loan, payment is made within 3 Business Days of its due date.

22.2                    Financial covenants

Any requirement of Clause (Financial covenants) is not satisfied.

22.3                    Other obligations

(a)                           An Obligor does not comply with any provision of the Facility Documents (other than those referred to in Clause 22.1 (Non-payment) and Clause 22.2 (Financial covenants)).

(b)                          No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 30 days of the Facility Agent giving notice to the Company or the Company becoming aware of the failure to comply.

22.4                    Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Facility Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Facility Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made unless the circumstances giving rise to such statement or representation being misleading or incorrect are capable of being remedied and have been remedied within 30 days of the statement or representation.

22.5                    Cross default

(a)                           Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)                          Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)                           Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)                          Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)                           No Event of Default will occur under this Clause if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than $5,000,000 (or its equivalent in any other currency or currencies).

22.6                    Insolvency

(a)                           The Company or any Material Subsidiary is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)                          The value of the assets of the Company or any Material Subsidiary is less than its liabilities (taking into account contingent and prospective liabilities other than in respect of

(i)                                         Centerpulse Dental Inc., provided that the value of its assets would exceed its liabilities if that part of its liabilities comprising debts due to other members of the Group which are the subject of Security in favour of the Finance Parties were excluded; and

(ii)                                      The Borrower.

(c)                           A moratorium is declared in respect of any indebtedness of the Company or any Material Subsidiary.

22.7                    Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)                           the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Company or any Material Subsidiary;

(b)                          a composition, assignment or arrangement with any creditor of the Company or any Material Subsidiary;

(c)                           the appointment of a liquidator of the Company or any Material Subsidiary, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of the Company or any Material Subsidiary or any of its assets; or

(d)                          enforcement of any Security over any assets of the Company or any Material Subsidiary (save where neither the Company nor the Material Subsidiary received notice of the enforcement of such Security), or any analogous procedure or step is taken in any jurisdiction.

22.8                    Creditors’ process

Any adverse judgement expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Company or any Material Subsidiary having an aggregate value not paid or covered by insurance of $5,000,000 is not discharged within 30 days unless the same is being appealed in good faith by appropriate proceedings.

22.9                     Ownership of the Obligors

An Obligor (other than the Company) is not or ceases to be a Subsidiary of the Company other than pursuant to a Proposed Disposal.

22.10               Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

22.11               Repudiation

An Obligor repudiates a Finance Document or evidences a clear intention to repudiate a Finance Document or a Facility Document ceases to be valid and binding and in full force and effect.

22.12               Material adverse change

The occurrence, in the sole opinion of the Majority Lenders (acting reasonably), of any material adverse change in the business, assets, condition (financial or otherwise)

or prospects of the Borrower or the Obligors (taken as a whole) from the date of this Agreement.

22.13               Cessation of Business

The Company or any Material Subsidiary suspends, ceases or threatens to suspend or cease to carry on all or a substantial part of its business.

22.14               Change of Control

A Change of Control occurs.

22.15               Purpose

The proceeds of the Loans are used by the Borrower for any purpose other than the purposes set out in Clause 21.10 (Use of Proceeds).

22.16               Audit Qualification

Any audit of the accounts of the Company or any Obligor contains a qualification which has or could reasonably be expected to have or indicates that there could be circumstances which have or could reasonably be expected to have, a Material Adverse Effect.

22.17               Litigation

Any material litigation claim is made or threatened which is determined by the Majority Lenders to have a reasonable likelihood of resulting in a settlement or adverse judgement and if so determined or settled as claimed or threatened would have a material adverse effect on the business, assets, condition (financial or otherwise) or prospects of the Borrower or the Obligors (taken as a whole) from the date of this Agreement.

22.18               ERISA Event

An ERISA Event occurs which could reasonably be expected to result in the incurrence by any member of the Group or ERISA Affiliate of any liability, obligation, fine or penalty in excess of $5,000,000.

22.19               Insurance

Any member of the Group, permits the revocation of any policy maintained for the purpose of complying with Clause 21.4(Insurance) or the revocation of any payment instruction referred to in paragraphs (v) or (vi)(B) of that Clause.

22.20               Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(a)                           cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)                          declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)                           declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders.

22.21               Automatic Acceleration

If any of the events described in Clauses 22.6 (Insolvency) and 22.7 (Insolvency Proceedings) shall occur, the Total Commitments (if not already cancelled) shall immediately be cancelled and the outstanding principal amount of all outstanding Loans together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents shall become immediately due and payable, without notice or demand, both of which are hereby waived by the Borrower.

SECTION 9

CHANGES TO PARTIES

23.                           CHANGES TO THE LENDERS

23.1                     Assignments and transfers by the Lenders

(a)                           Subject to this Clause, a Lender (the “Existing Lender”) may without the consent of the Obligors, freely:

(i)                                         assign any of its rights; or

(ii)                                      transfer by novation any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

(b)                          Any assignment of rights or transfers of rights and obligations by an Existing Lender shall, for purposes of Italian law, be deemed to constitute a cessione del credito or a cessione del contratto respectively.

23.2                     Conditions of assignment or transfer

(a)                           An assignment will only be effective on receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender and the recording of such assignment by the Facility Agent in the Register.

(b)                          An assignment or transfer will only be effective if such assignment or transfer is in respect of a Commitment of at least $1,000,000, in the case of the Dollar Facilities or €1,000,000, in the case of the Euro Facilities (or, if less, the entire Commitment of the relevant assignor or transferor).

(c)                           A transfer will only be effective if the procedure set out in Clause 23.5 (Procedure for transfer) is complied with.

(d)                          If:

(i)                                         a Lender assigns or transfers any of its rights or obligations under the Facility Documents or changes its Facility Office; and

(ii)                                      as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

23.3                     Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $3,500.

23.4                     Limitation of responsibility of Existing Lenders

(a)                           Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                         the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                                      the financial condition of any Obligor;

(iii)                                   the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)                                  the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                          Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                                         has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)                                      will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                           Nothing in any Finance Document obliges an Existing Lender to:

(i)                                         accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

(ii)                                      support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

23.5                     Procedure for transfer

(a)                           Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Facility Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)                          On the Transfer Date:

(i)                                         to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Facility Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Facility Documents and their respective rights against one another under the Facility Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)                                      each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)                                   the Facility Agent, the Security Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Facility Documents; and

(iv)                                  the New Lender shall become a Party as a “Lender”, and the rights of the Existing Lender under the Security Documents shall inure to the benefit of the New Lender and the Register shall be amended accordingly.

(c)                           Any assignment or transfer under this Clause 23 shall, for the purposes of Italian law, be deemed to constitute a cessione del contratto.

23.6                     Disclosure of information

Any Lender may disclose to any of its Affiliates and any other person:

(a)                           to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(b)                          with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

(c)                           to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

24.                           CHANGES TO THE OBLIGORS

24.1                     Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

24.2                     Additional Guarantors

(a)                           The Company shall provide that each of its Material Subsidiaries other than the Borrower and the Original Guarantors becomes an Additional Guarantor within 30 days of becoming a Material Subsidiary.  That Subsidiary shall become an Additional Guarantor when:

(i)                                         the Company delivers to the Facility Agent a duly completed and executed Accession Letter; and

(ii)                                      the Facility Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Facility Agent.

(b)                          The Facility Agent shall notify the Company promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

(c)                           Any entity incorporated or established in the Republic of France that may become a Material Subsidiary under this Agreement in the future, shall become an Additional Guarantor only to the extent that the obligations and liabilities of such entity as Additional Guarantor would not or would not reasonably be expected to constitute a misuse of corporate assets or credit as defined under article L.242-6 3˚ of the French Commercial Code.

24.3                     Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

24.4                     Resignation of a Guarantor

(a)                           The Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Facility Agent a Resignation Letter.

(b)                          The Facility Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)                                         no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

(ii)                                      either that Guarantor has ceased to be a member of the Group in accordance with the terms of this Agreement or the proviso in the definition of Material Subsidiary shall still be satisfied or the Majority Lenders have consented to the Company’s request.

SECTION 10

THE FINANCE PARTIES

25.                           ROLE OF THE AGENTS AND THE ARRANGER

25.1                     Appointment of the Agents

(a)                           Each other Finance Party appoints the Facility Agent to act as its facility agent in connection with the Facilities and this Agreement and appoints the Security Agent to act as its security agent in connection with the Facilities and this Agreement.

(b)                          Each other Finance Party authorises each Agent to exercise the rights, powers, authorities and discretions specifically given to each Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.  In particular, each Finance Party expressly authorises each Agent to act under a conflict of interest (including a situation in which any such Agent acts simultaneously in the name and/or on behalf (a) of any Finance Party on the one hand, and (b) of any Obligor, on the other hand) solely in relation to the Finance Documents.

(c)                           With specific reference to the Italian Pledge, each other Finance Party hereby irrevocably appoints and authorises the Security Agent, with power to execute, deliver and perform, including by exercise of any of its rights and remedies thereunder, the Italian Pledge on its name and on its behalf.  Accordingly, each Finance Party confirms to be bound by all the terms and conditions of the Italian Pledge, and expressly grants the power to enforce it in any jurisdiction.

(d)                          In particular, each other Finance Party authorises the Security Agent, with power to sub-delegate, to execute on its behalf notarial deeds containing each of the following German-law governed share pledge agreements, each to be entered into with the Finance Parties as pledgees, as well as any amendments thereto, including if required in the context of a syndication or other change of Lender:

(i)                                         share pledge granted by Centerpulse Ltd. in relation to its shares in Centerpulse Germany Holding GmbH;

(ii)                                      share pledge granted by Centerpulse Germany Holding GmbH in relation to its shares in Sulzer Cardiovascular GmbH;

(iii)                                   share pledge granted by Centerpulse Germany Holding GmbH in relation to its shares in Centerpulse Germany GmbH; and

(iv)                                  share pledge granted by Centerpulse Dental Inc. in relation to 65% of the shares in Centerpulse Dental GmbH.

25.2                     Duties of the Agents

(a)                           Each Agent shall promptly forward to a Party the original or a copy of any document which is delivered to each Agent for that Party by any other Party.

(b)                          Except where a Finance Document specifically provides otherwise, each Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)                           If an Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(d)                          If an Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than an Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(e)                           An Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

25.3                     Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

25.4                     No fiduciary duties

(a)                           Nothing in this Agreement constitutes an Agent or the Arranger as a trustee or fiduciary of any other person.

(b)                          Neither an Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.5                     Business with the Group

Each Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

25.6                    Rights and discretions of Agents

(a)                           Each Agent may rely on:

(i)                                         any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)                                      any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)                          Each Agent may assume (unless it has received notice to the contrary in its capacity as Agent for the Lenders) that:

(i)                                         no Default has occurred (unless it has actual knowledge of a Default arising under Clause (Non-payment));

(ii)                                      any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)                                   any notice or request made by the Company (other than the Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)                           Each Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)                          Each Agent may act in relation to the Finance Documents through its personnel and agents.

(e)                           Each Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)                             Notwithstanding any other provision of any Finance Document to the contrary, neither an Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

25.7                   Majority Lenders’ instructions

(a)                           Unless a contrary indication appears in a Finance Document, each Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)                          Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)                           Each Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)                          In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) each Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)                           Each Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

25.8                     Responsibility for documentation

Neither Agent, nor the Arranger:

(a)                           is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by such Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum; or

(b)                          is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

25.9                     Exclusion of liability

(a)                           Without limiting paragraph (b) below, each Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)                          No Party (other than an Agent) may take any proceedings against any officer, employee or agent of an Agent in respect of any claim it might have against an Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of an Agent may rely on this Clause subject to Clause (Third Party Rights) and the provisions of the Third Parties Act.

(c)                           Neither Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by such Agent if such Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by such Agent for that purpose.

25.10               Lenders’ indemnity to the Agents

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify each Agent, within three Business Days of demand, against any cost, loss or liability incurred by such Agent (otherwise than by reason of such Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless such Agent has been reimbursed by an Obligor pursuant to a Finance Document).

25.11             Resignation of the Agent

(a)                           Each Agent may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the other Finance Parties and the Company.

(b)                          Alternatively each Agent may resign by giving notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

(c)                           If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Company) may appoint a successor Agent.

(d)                          The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)                           The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)                             Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause.  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)                          After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Agent shall resign in accordance with paragraph (b) above.

25.12             Confidentiality

(a)                           In acting as Agent for the Finance Parties, each Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                          If information is received by another division or department of an Agent, it may be treated as confidential to that division or department and such Agent shall not be deemed to have notice of it.

25.13             Relationship with the Lenders

(a)                           Each Agent shall treat each Lender as a Lender recorded in the Register as such, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                          Each Lender shall supply each Agent with any information required by an Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost Formula).

25.14              Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                           the financial condition, status and nature of each member of the Group;

(b)                          the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)                           whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)                          the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by an Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

25.15               Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, each Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

25.16               Agent’s Management Time

Any amount payable to an Agent under Clause 14.3 (Indemnity to the Agent), sub-Clauses 16.2 to 16.4 of Clause 16 (Costs and expenses) and Clause 25.10 (Lenders’ indemnity to the Agents) shall include the cost of utilising an Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as an Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to an Agent under Clause 11 (Fees).

25.17               Deduction from amounts payable by the Agent

If any Party owes an amount to an Agent under the Finance Documents such Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which such Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

26.                          CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)                           interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                          oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                           oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

27.                           SHARING AMONG THE FINANCE PARTIES

27.1                     Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 28 (Payment mechanics) or, in the case of a Hedging Agreement or a Working Capital Facility Agreement, other than in accordance with the payment provisions of such agreement and applies that amount to a payment due under the Finance Documents then:

(a)                           the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;

(b)                          the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 28 (Payment mechanics), or in the case of a Hedge Counterparty or a Working Capital Provider, received in accordance with the Hedging Agreement or Working Capital Facility Agreement to which it is a party without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)                           the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.5 (Partial payments).

27.2                     Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 28.5 (Partial payments).

27.3                     Recovering Finance Party’s rights

(a)                           On a distribution by the Facility Agent under Clause 27.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)                          If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

27.4                     Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                           each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 27.2 (Redistribution of payments) shall, upon request of the Facility Agent, pay to the Facility Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)                          that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

27.5                     Exceptions

(a)                           This Clause shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)                          A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                                         it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)                                      that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

28.                           PAYMENT MECHANICS

28.1                     Payments to the Facility Agent

(a)                           On each date on which an Obligor or a Lender is required to make a payment under a Facility Document, the Obligor or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Facility Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in dollars or euros, as the case may be, in the place of payment.

(b)                          Payment shall, in relation to dollars, be made to such account in New York or, in relation to euro, in a principal financial centre in a Participating Member State or London with such bank as the Facility Agent specifies.

28.2                     Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to an Obligor) and Clause 28.4 (Clawback) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days’ notice with a bank in New York in relation to dollars or, in relation to euro, in the principal financial centre of a Participating Member State or London.

28.3                     Distributions to an Obligor

The Facility Agent may (with the consent of the Obligor or in accordance with Clause 29 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.4                     Clawback

(a)                           Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                          If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

28.5                     Partial payments

(a)                           If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the

Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)                                         first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent or the Security Agent under the Finance Documents;

(ii)                                      secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under the Finance Documents;

(iii)                                   thirdly, in or towards payment pro rata of any principal due but unpaid under the Finance Documents; and

(iv)                                  fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                          The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)                           Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

28.6                     No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.7                     Business Days

(a)                           Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                          During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

28.8                     Currency of account

(a)                           Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from an Obligor under any Facility Document in relation to the Dollar Facilities and euros is the currency of account and payment for any sum due from an Obligor under any Facility Document in relation to the Euro Facilities.

(b)                          Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)                           Any amount expressed to be payable in a currency other than US dollars or euros shall be paid in that other currency.

28.9                     Change of currency

(a)                           Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                                         any reference in the Facility Documents to, and any obligations arising under the Facility Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Company); and

(ii)                                      any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)                          If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

29.                           SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30.                           NOTICES

30.1                     Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or telex.

30.2                     Addresses

The address, fax number and telex number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)                           in the case of the Company, that identified with its name below;

(b)                          in the case of each Lender or any other Original Obligor, that notified in writing to the Facility Agent prior to the date on which it becomes a Party;

(c)                           in the case of the Facility Agent, that identified with its name below, and

(d)                          in the case of the Security Agent, that identified with its name below.

Or any substitute address, fax number, telex number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days’ notice.

30.3                     Delivery

(a)                           Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)                                         if by way of fax, when received in legible form; or

(ii)                                      if by way of letter, when it has been left at the relevant address or five Business Days or if any Obligor five Borrower Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(iii)                                   if by way of telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender’s copy of the notice;

and, if a particular department or officer is specified as part of its address details provided under Clause (Addresses), if addressed to that department or officer.

(b)                          Any communication or document to be made or delivered to the Facility Agent will be effective only when actually received by the Facility Agent and then only if it is expressly marked for the attention of the department or officer identified with the Facility Agent’s signature below (or any substitute department or officer as the Facility Agent shall specify for this purpose).

(c)                           All notices from or to an Obligor shall be sent through the Facility Agent.

(d)                          Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

30.4                     Notification of address, fax number and telex number

Promptly upon receipt of notification of an address, fax number and telex number or change of address, fax number or telex number pursuant to Clause 30.2 (Addresses) or changing its own address, fax number or telex number, the Facility Agent shall notify the other Parties.

30.5                     Electronic communication

(a)                           Any communication to be made between the Facility Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Facility Agent and the relevant Lender:

(i)                                         agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)                                      notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)                                   notify each other of any change to their address or any other such information supplied by them.

(b)                          Any electronic communication made between the Facility Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Facility Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose with confirmation of receipt.

30.6                     English language

(a)                           Any notice given under or in connection with any Facility Document must be in English.

(b)                          All other documents provided under or in connection with any Finance Document must be:

(i)                                         in English; or

(ii)                                      if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

31.                           CALCULATIONS AND CERTIFICATES

31.1                     Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

31.2                     Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

31.3                     Day count convention

Any interest, commission or fee accruing under a Facility Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

32.                           PARTIAL INVALIDITY

If, at any time, any provision of the Facility Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

33.                           REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Facility Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

34.                           AMENDMENTS AND WAIVERS

34.1                     Required consents

(a)                           Subject to Clause 34.2 (Exceptions) any term of the Finance Documents (other than the Commitment Letter, the Fee Letters, the Hedging Agreements and the Working Capital Facility Agreements which may be amended by their respective parties without the consent of the Lenders) may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)                          The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

34.2                     Exceptions

(a)                           An amendment or waiver that has the effect of changing or which relates to:

(i)                                         the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)                                      an extension to the date of any scheduled payment of any amount under the Finance Documents;

(iii)                                   a reduction in the Margin or a reduction in the amount of any scheduled payment of principal, interest, fees or commission payable;

(iv)                                  an increase in or an extension of any Commitment;

(v)                                     a change to the Borrower or Guarantors other than in accordance with Clause 24 (Changes to the Obligors);

(vi)                                  any provision which expressly requires the consent of all the Lenders; or

(vii)                               Clause 25 (Finance Parties’ rights and obligations), Clause 23 (Changes to the Lenders) or this Clause 34;

(viii)                            release of all or substantially all of the Security granted under the Security Documents (other than in connection with a Disposal);

shall not be made without the prior consent of all the Lenders.

(b)                          An amendment or waiver which relates to the rights or obligations of an Agent or the Arranger may not be effected without the consent of that Agent or the Arranger.

35.                           REPLACEMENT OF A LENDER

35.1                     Transfer

If at any time a Lender becomes a “Non-Consenting Lender” an “Increased Cost Lender” or an “Illegality Lender” (as defined below) then the Company may, on 5 Business Days prior written notice to the Facility Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all of its rights and obligations under this Agreement to a Lender or New Lender selected by the Company and which is reasonably acceptable to the Facility Agent, which confirms its willingness to assume and does assume all the obligations of the transferring Lender for a purchase price equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest and fees and other amounts payable hereunder.

35.2                     Conditions

The replacement of a Lender pursuant to this provision shall be subject to the following conditions:

(a)                           the Company shall have no right to replace the Facility Agent;

(b)                          neither the Facility Agent nor any Lender shall have any obligation to the Company to find a replacement New Lender;

(c)                           in relation to a Non-Consenting Lender such replacement must take place no later than 180 days after the date the Non-Consenting Lender notified the Company and the Facility Agent it did not agree to any requested consent, waiver or amendment to the Finance Documents; and

(d)                          in no event shall the Lender hereby replaced be required to pay or surrender to such replacement Lender any of the fees received by such Lender hereby replaced;

35.3                     Waiver and amendment

In the event that:

(a)                           the Company or the Facility Agent has requested the Lender to consent to a waiver or amendment of any provisions of the Finance Documents;

(b)                          the waiver or amendment in question requires the consent of all Lenders; and

(c)                           Majority Lenders have consented to such waiver or amendment;

then any Lender who does not agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

In the event that the Facility Agent served a notice under Clause 7.1(b) that any Lender’s participation in the Loans must be repaid the relevant Lender shall be deemed an “Illegality Lender”.

In the event that any additional payment is required under Clause 12 (Tax gross up and indemnities), Clause 13 (Increased costs) or paragraph 3 of Schedule 4 (Mandatory Costs Formula) due to the participation in the Loans by any Lender, the relevant Lender shall be deemed an “Increased Cost Lender”.

36.                           COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

37.                           GOVERNING LAW

This Agreement is governed by English law.

38.                           ENFORCEMENT

38.1                     Jurisdiction

(a)                           The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)                          The Parties agree that the courts of England are the most appropriate  and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                           This Clause 38.1 is for the benefit of the Finance Parties only.  As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

38.2                     Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(a)                           irrevocably appoints Centerpulse (UK) Ltd as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)                          agrees that failure by a process Facility Agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

Part I

The Original Obligors

Name of Borrower

Centerpulse Orthopedics Inc.

Name of Original Guarantor

Centerpulse Ltd.

Centerpulse Orthopedics Ltd.

Centerpulse Germany GmbH

Centerpulse France SA

Sulzer Carbomedics Inc.

Centerpulse Orthopedics Inc.

Centerpulse Spine-Tech Inc.

Centerpulse Dental Inc.

Centerpulse USA Holding Co.

Centerpulse USA Inc.

Centerpulse Orthopedics (Switzerland) AG

Centerpulse Netherlands BV

Sulzer Orthopädie GmbH

Sulzer Orthopedics Italia S.p.A.

Centerpulse (UK) Ltd.

Centerpulse Ibérica SA

Part II

The Original Lenders

TRANCHE A DOLLAR COMMITMENTS

Name of Original Lender	Commitment

Sun Trust Bank	U.S.$	15,000,000

ING Capital LLC	U.S.$	10,000,000

UBS AG, Stamford Branch	U.S.$	66,352,100

Total	U.S.$	91,352,100

TRANCHE A EURO COMMITMENTS

Name of Original Lender	Commitment

HVB Bank Ireland	€14,000,000

ABN AMRO Bank N.V., Paris Branch	€13,000,000

Credit Suisse	€10,000,000

Credit Lyonnais S.A.	€7,000,000

Zürcher Kantonalbank	€7,000,000

United Bank of Kuwait plc	€3,000,000

UBS AG, Stamford Branch	€109,000,000

Total	€163,000,000

TRANCHE B DOLLAR COMMITMENTS

Name of Original Lender	Commitment

Sun Trust Bank	U.S.$	10,000,000

General Electric Capital Corporation	U.S.$	15,000,000

ING Capital LLC	U.S.$	10,000,000

UBS AG, Stamford Branch	U.S.$	240,990,400

Total	U.S.$	275,990,400

TRANCHE B EURO COMMITMENTS

Name of Original Lender	Commitment

Sun Trust Bank	€15,000,000

HVB Bank Ireland	€8,500,000

ABN AMRO Bank N.V., Paris Branch	€9,500,000

Credit Suisse	€9,000,000

Credit Lyonnais S.A.	€6,500,000

Zürcher Kantonalbank	€6,500,000

United Bank of Kuwait plc	€6,000,000

UBS AG, Stamford Branch	€51,000,000

Total	€112,000,000

SCHEDULE 2

CONDITIONS PRECEDENT

Part I

Conditions Precedent to Initial Utilisation

1.                                 Original Obligors

(a)                           A copy of the constitutional documents of each Original Obligor (including any amendment required in order to be able to enter into the Facility Documents to which it is a party).

(b)                          A copy of a resolution of the board of directors of each Original Obligor:

(i)                                         approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)                                      authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)                                   authorising a specified person or persons, on its behalf, to sign and/or deliver all documents and notices (including, if relevant, the Utilisation Request and Selection Notice) to be signed and/or delivered by it under or in connection with the Finance Documents to which it is a party.

(c)                                  A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)                                 A copy of a resolution signed by all the holders of the issued shares in each Original Guarantor other than the Company, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Guarantor is a party.

(e)                                  A certificate of the Obligor (signed by a director or authorised officer) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

(f)                                    A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.                                Legal opinions

(a)                           A legal opinion of Cleary, Gottlieb, Steen & Hamilton, legal advisers to the Arranger and the Agents in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)                          If an Original Obligor is incorporated in a jurisdiction other than England and Wales, either (i) a legal opinion of the legal advisers to the Arranger and the Agent or (ii) if customary practice in such jurisdictions, a legal opinion from the legal advisers to that Original Obligor in the relevant jurisdiction or a combination of the above (without overlap).

(c)                           US Security Interest opinion by US counsel to the Borrower substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.                                Other documents and evidence

(a)                           Evidence that any process agent referred to in Clause 38.2 (Service of process), if not an Original Obligor, has accepted its appointment.

(b)                          A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(c)                           The Original Financial Statements of each Original Obligor.

(d)                          Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 11 (Fees) and Clause 16 (Costs and expenses) have been paid or will be paid by or on the first Utilisation Date.

(e)                           The obligations of the Company and the Borrower under the Commitment Letter and each Fee Letter shall have been complied with by the Company and the Borrower and be in full force and effect and the Arranger shall have agreed that the conditions set out in the Commitment Letter have been satisfied.

(f)                             Confirmation satisfactory to the Facility Agent that: (i) the Company has received net proceeds from the Rights Issue of at least US$157,500,000 (after payment of up to US$ 7,500,000 in fees and expenses) taking into account any hedging entered into in relation thereto; (ii) such net proceeds are held in the Cash Collateral Account in an amount which is (when added to the Loans) sufficient to pay to the Settlement Trust the amount referred to in sub paragraph (iii) below, and all fees costs and expenses agreed by the Facility Agent; and (iii) an irrevocable instruction has been sent (which instruction shall be given in the Utilisation Request) by the Company to the Facility Agent instructing it to transfer $722,252,807.08 (as such amount may be adjusted after the date hereof in accordance with the terms of the Settlement) comprising amounts credited to the Cash Collateral Account and the proceeds of the Loans, to the Settlement Trust in accordance with the terms of the Settlement Agreement.

(g)                          Approval satisfactory to the Facility Agent shall have been given by the United States of America with respect to the Facility Documents pursuant to the Medicare Security Agreement and the subordination of the claims and security of the United States of America to the claims and Security of the Lenders pursuant to the Intercreditor Agreement.

(h)                          Execution of the Working Capital Facility Agreements in a form and substance satisfactory to the Facility Agent (acting reasonably).

(i)                              Confirmation that the CCI has not been issued.

(j)                              The Facility Agent having received, reviewed, and been satisfied with the following information:

(i)                                         audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company for each of the three latest Fiscal Years ended prior to the Utilisation Date and unaudited consolidated balance sheets and related statements of income (including sales and EBITDA by business unit as reported by the Company), stockholders’ equity and cash flows of the Company for the 12 months ended as of June 30, 2002;

(ii)                                      unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company for each fiscal quarter since the end of the last Fiscal Year prior to the Utilisation Date and for the comparable periods of the preceding Fiscal Year;

(iii)                                   pro forma consolidated financial statements of the Company for the last Fiscal Year for which audited financial statements are required pursuant to clause (i) and each subsequent fiscal quarter prior to the Utilisation Date and for the comparable periods of the preceding Fiscal Year, after giving effect to the transactions contemplated hereby, and

(iv)                                  financial performance forecasts for the Company and its consolidated subsidiaries for the period up to and including period ending December 31, 2007.

The financial statements referred to in clauses (i), (ii) and (iii) above shall be prepared on a basis consistent in all material respects with the projections and forecasts provided to the Lenders.  All financial information required under subparagraphs (i) and (iii) of this paragraph (j) shall be prepared in accordance with IAS reconciled to GAAP (in accordance with SEC reporting requirements).

4.                                Security Documents

4.1                           U.S. Security Documents

(a)                           Security Agency Agreement

(b)                          The Intercreditor Agreement

(c)                           The U.S. Security Agreement

(d)                          The U.S. Intellectual Property Security Agreements

(e)                           Each U.S. Securities Account Control Agreement

(f)                             Each U.S. Deposit Account Control Agreement

(g)                          Each U.S. Issuer Control Agreement

(h)                          Each U.S. Commodity Account Control Agreement, if any

(i)                              Satisfaction of the collateral delivery requirements set forth in Article 3 of the U.S. Security Agreement.

(j)                              The Grantors (as defined in the U.S. Security Agreement) shall have authorised, executed and/or delivered or caused to be delivered each of the following to the Security Agent:

(i)                                         UCC Financing Statements (Form UCC-1 or UCC-2 or other form, as appropriate) in appropriate form and substance for filing under the UCC and such other documents under applicable requirements of law in each jurisdiction as may be necessary or appropriate to perfect, protect and establish the first priority nature of the liens created, or purported to be created, by the Security Documents;

(ii)                                      Certified copies of Requests for Information (Form UCC-11), tax lien, judgment lien, bankruptcy and pending lawsuit searches, and intellectual property record searches conducted in the United States Patent and Trademark Office or the United States Copyright Office or equivalent reports or lien search reports, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Obligor as debtor and that are filed in those state and county jurisdictions in which any of the property of any such Obligor is located, the state and county jurisdictions in which any such Obligor’s principal place of business is located and the state and county jurisdictions in which any such Obligor is organized and copies of such requests, searches and reports that the Security Agent may reasonably request, in all such cases, none of which encumber the Security covered or intended to be covered by the Security Documents other than those relating to Permitted Security) acceptable to the Security Agent);

(iii)                                   Evidence that the forms necessary for all recordings and filings of, or with respect to, the U.S. Security Agreement and the execution and/or delivery of such other security and other documents and consents of counterparties to contracts, and the taking of all actions as may be necessary or, in the reasonable opinion of the Security Agent, desirable, to perfect, protect and establish the first priority nature of the liens created, or purported to be created, by the U.S. Security Agreement, except for any of the foregoing to be provided after the date hereof have been prepared and been executed and delivered by all parties thereto, if applicable, in each case in a form and substance satisfactory to the Security Agent and, if applicable, have been or will, at the appropriate time be filed or recorded in accordance with all applicable laws.

(iv)                                  Filings with respect to the Material Intellectual Property (as such term is defined in the U.S. Security Agreement) in appropriate form and substance for filing with the U.S. Patent and Trademark Office and such other documents under applicable requirements of law as may be necessary or appropriate to record the Security granted to the Security Agent, and to perfect, protect and establish the first priority nature of the liens created by, or purported to be created by, the Security Documents, in such Material Intellectual Property, including the filing of any U.S. Patent Security Agreement and U.S. Trademark Security Agreement, in each case together with an appropriately completed recordation form;

(v)                                     Payment by the Obligors to the Security Agent of an amount equivalent to all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents; and

(vi)                                  The Perfection Certificate referred to in the U.S. Security Agreement.

(k)                           Mortgages

(i)                                         Property in Austin, Texas owned by Centerpulse Orthopedics Inc.

(ii)                                      Property in Edina, Minnesota owned by Centerpulse Spine-Tech Inc.

(l)                              Satisfactory reports of Uniform Commercial Code, tax lien and judgment searches conducted by a search firm acceptable to the Security Agent with respect to the Mortgaged Properties, such searches to be conducted in such locations as the Security Agent shall have requested;

(m)                        Certificates of insurance on ACORD Form 27, demonstrating insurance coverage in respect of the Mortgaged Properties in compliance with the terms, provisions and conditions set forth in this Agreement.  Such certificates shall indicate that the Security Agent is named as additional insured on each liability policy, and that each casualty policy and rental interruption policy contains a loss payee endorsement in favor of Security Agent;

(n)                          A marked, signed commitment to issue or a pro-forma version of a Qualified Title Insurance Policy, with respect to each of the Mortgaged Properties, listing only such exceptions as are reasonably satisfactory to the Security Agent;

(o)                          Title affidavits relating to each of the Qualified Title Insurance Policies in form and substance reasonably satisfactory to Security Agent.

4.2                           U.K. Security Documents

(a)           The Mortgage of Shares in respect of:

(i)                                         100% of the shares in Centerpulse (UK) Ltd held by Centerpulse Ltd;

(ii)                                      100% of the shares in Centerpulse (UK) Holdings Ltd held by Centerpulse Ltd; and

(iii)                                   65% of the shares in Sulzer Carbomedics UK Ltd held by Sulzer Carbomedics Inc.

(b)           The Debenture between Centerpulse (UK) Ltd and the Security Agent.

4.3                          French Security Documents

(a)                            The share pledge in respect of 65% of the shares in Sulzer Cardiovascular SA held by Sulzer Carbomedics Inc. and other associated documents (convention de nantissement de compte d’instruments financiers, déclaration de nantissement de comptes d’instruments financiers, attestation de nantissement (Sulzer Cardiovascular SA)).

(b)                           The share pledge in respect of the shares in Centerpulse France SA held by Centerpulse Ltd. and other associated documents (convention de nantissement de compte d’instruments financiers, déclaration de nantissement de comptes d’instruments financiers, attestation de nantissement (Centerpulse France SA)).

(c)                            The share pledge in respect of 65% of the shares in Centerpulse Dental SARL held by Centerpulse Dental Inc.

(d)                          The share pledge in respect of the shares in Centerpulse Ouest SARL held by Centerpulse France SA.

(e)                           The share pledge in respect of the shares in Centerpulse Sud-Ouest SARL held by Centerpulse France SA.

(f)                             The share pledge in respect of the shares in Centerpulse Centre SARL held by Centerpulse France SA.

(g)                          The share pledge in respect of the shares in Centerpulse Nord SARL held by Centerpulse France SA.

(h)                          The share pledge in respect of the shares in Centerpulse Industrie SARL held by Centerpulse France SA.

(i)                              The share pledge in respect of the shares in Centerpulse Industrie SARL held by Centerpulse Ouest SARL.

(j)                              The share pledge in respect of the shares in Centerpulse Industrie SARL held by Centerpulse Sud-Ouest SARL.

(k)                           The share pledge in respect of the shares in Centerpulse Industrie SARL held by Centerpulse Centre SARL.

(l)                              Officer certificate of Centerpulse France SA relating to its corporate interest.

(m)                        Certified copies of the by-laws of Centerpulse Industrie, Centerpulse Nord, Centerpulse Centre, Centerpulse Sud-Ouest, Centerpulse Ouest, Centerpulse Dental, Sulzer Cardiovascular, Centerpulse France.

(n)                          Certified copies of (i) the board of directors of Centerpulse France SA authorizing the guarantee and the granting of pledges, (ii) board of directors resolutions of Centerpulse France SA and Sulzer Cardiovascular SA approving the banks as potential new shareholders, (iii) shareholders’ resolutions of Centerpulse Centre, Centerpulse Ouest, Centerpulse Nord, Centerpulse Industrie, Centerpulse Dental,

Centerpulse Sud-Ouest approving the Finance Parties as potential new shareholders, (iv) shareholders’ resolutions of Centerpulse Centre, Centerpulse Ouest and Centerpulse Sud Ouest approving their entering into the pledge agreements.

4.4                                 German Security Documents

(a)                                  The share pledge in respect of the shares in Centerpulse Germany Holding GmbH (MEDH) held by Centerpulse Ltd. (MEAG)

(b)                                 The share pledge in respect of the shares in Sulzer Cardiovascular GmbH (CVD) held by Centerpulse Germany Holding GmbH (MEDH).

(c)                                  The share pledge in respect of the shares of Centerpulse Germany GmbH (SOD) held by Centerpulse Germany Holding GmbH (MEDH).

(d)                                 The share pledge in respect of 65% of the shares of Centerpulse Dental GmbH (DENDE) held by Centerpulse Dental Inc. (DENUS).

(e)                                  The Centerpulse Germany GmbH Security Transfer Agreement.

(f)                                    The Centerpulse Germany GmbH Security Assignment Agreement.

(g)                                 Copy of by-laws (Kompetenzordnungen) of SOD dated May 5, 2000 and MEAG dated October 3, 2002.

(h)                                 Certified copy of shareholder’s list of CVD, DENDE, MEDH and SOD.

(i)                                     Constitutional documents of DENUS:  Certified Copy of Articles of Association with attached Apostille, Certificate of good standing with attached Apostille, Incumbency certificate with attached Apostille, certified copy of By-laws with attached Apostille and certificate of incorporation with attached Apostille.

(j)                                     Certified copy of Articles of Association of BIOVI, CVD, DENDE, MEAG, MEDH, SOAG, SOD.

(k)                                  Certified excerpts from the Commercial Register of the Company BIOVI, CVD, DENDE, MEAG, MEDH, SOAG and SOD.

(l)                                     Certified Powers of Attorneys issued by DENUS (with attached apostille), BIOVI, MEAG, MEDH and SOD with regard to granting certain security collateral in BIOVI, CVD, DENDE, MEDH and SOD.

(m)                               Certified Letter of Consent of SOAG to the granting of securities by SOD.

(n)                                 Certified SOD shareholders’ resolution to the granting of securities by SOD (SOD Share Pledge Agreement, SOD Security Transfer Agreement, SOD Security Assignment Agreement) and Facility Agreement.

(o)                                 Certified Shareholder’s Resolution approving the pledge of shares in MEDH.

(p)                                 Certified consent of MEDH to the pledge of shares in it by the Company.

(q)                                 Certified Shareholder’s Resolution of CVD and SOD approving the pledge of shares in CVD and SOD.

(r)                                    Certified consents of CVD and SOD to the pledge of shares in CVD and SOD by MEDH.

(s)                                  Written consent of DENDE to the pledge of shares in it by DENUS.

(t)                                    Certified SOAG waiver of retention of title rights.

4.5                                 Swiss Security Documents

(a)                                  Minutes of board resolution by the board of directors of Centerpulse Ltd., approving the transaction with regard to the shares in (i) Centerpulse Orthopedics (Switzerland) Ltd.; (ii) Centerpulse Orthopedics Ltd; and (iii) Centerpulse Management Ltd and the signing of the respective Pledge Agreement.

(b)                                 Certified extract from the register of commerce with regard to Centerpulse Ltd.

(c)                                  Certified articles of association with regard to Centerpulse Ltd.

(d)                                 Organizational Regulations of Centerpulse Ltd.

(e)                                  Pledge Agreement made between Centerpulse Ltd. as Pledgor and the Security Agent/the Secured Parties in respect of the shares in (i) Centerpulse Orthopedics (Switzerland) Ltd.; (ii) Centerpulse Orthopedics Ltd; and (iii) Centerpulse Management Ltd..

(f)                                    Share certificates in Centerpulse Orthopedics (Switzerland) Ltd., duly issued and endorsed (100 registered shares with a nominal value of CHF 100 each)

(g)                                 Board resolution of Board of Directors of Centerpulse Orthopedics (Switzerland) Ltd., acknowledging the pledge and approving any transfer of the shares in connection with the enforcement of the right of pledge.

(h)                                 Certified copy of articles of incorporation of Centerpulse Orthopedics (Switzerland) Ltd., showing changes with respect to transfer restrictions.

(i)                                     Share certificates in Centerpulse Orthopedics Ltd., duly issued and endorsed (120,000 registered shares with a nominal value of CHF 100 each).

(j)                                     Board resolution of Board of Directors of Centerpulse Orthopedics Ltd., acknowledging the pledge and approving any transfer of the shares in connection with the enforcement of the right of pledge.

(k)                                  Certified copy of articles of incorporation of Centerpulse Orthopedics Ltd., showing changes with respect to transfer restrictions.

(l)                                     Share certificates in Centerpulse Management Ltd., duly issued and endorsed (1,000 registered shares with a nominal value of CHF 100 each).

(m)                               Board resolution of Board of Directors of Centerpulse Management Ltd., acknowledging the pledge and approving any transfer of the shares in connection with the enforcement of the right of pledge.

(n)                                 Certified copy of articles of incorporation of Centerpulse Management Ltd., showing changes with respect to transfer restrictions.

(o)                                 Minutes of board resolution by the board of directors of Centerpulse Orthopedics (Switzerland) Ltd., approving the Pledge Agreement and the Security Assignment Agreement and authorizing the signing of such agreements.

(p)                                 Certified extract from the register of commerce with regard to Centerpulse Orthopedics (Switzerland) Ltd.

(q)                                 Certified copy of articles of incorporation of Centerpulse Orthopedics (Switzerland) Ltd., showing group-clause.

(r)                                    Minutes of the general meeting of shareholders of Centerpulse Orthopedics (Switzerland) Ltd. approving the Pledge Agreement and the Security Assignment Agreement.

(s)                                  Pledge Agreement duly signed by Centerpulse Orthopedics (Switzerland) Ltd.

(t)                                    Security Assignment Agreement duly signed by Centerpulse Orthopedics (Switzerland) Ltd.

(u)                                 Copy of insurance Policies of Centerpulse Orthopedics (Switzerland) Ltd. as contained in Schedule 4 of the Security Assignment Agreement.

(v)                                 Notification of assignment of insurance claims of Centerpulse Orthopedics (Switzerland) Ltd. pursuant to Schedule 5 of the Security Assignment Agreement.

(w)                               List of accounts of Centerpulse Orthopedics (Switzerland) Ltd. (Schedule 3 of the Security Assignment Agreement).

(x)                                   Minutes of board resolution by the board of directors of Centerpulse Orthopedics Ltd., approving the Pledge Agreement and the Security Assignment Agreement and authorizing the signing of such agreements.

(y)                                 Certified extract from the register of commerce with regard to Centerpulse Orthopedics Ltd.

(z)                                   Certified copy of articles of incorporation of Centerpulse Orthopedics Ltd., showing group-clause.

(aa)                            Minutes of the general meeting of shareholders of Centerpulse Orthopedics approving the Pledge Agreement and the Security Assignment Agreement.

(bb)                          Pledge Agreement duly signed by Centerpulse Orthopedics Ltd.

(cc)                            Security Assignment Agreement duly signed by Centerpulse Orthopedics Ltd.

(dd)                          Copy of insurance Policies of Centerpulse Orthopedics Ltd. as contained in Schedule 4 of the Security Assignment Agreement.

(ee)                            Notification of assignment of insurance claims of Centerpulse Orthopedics Ltd. pursuant to Schedule 5 of the Security Assignment Agreement.

(ff)                                List of accounts of Centerpulse Orthopedics Ltd. (Schedule 3 of the Security Assignment Agreement).

4.6                                 Italian Security Documents

(a)                                  Certified copy of the Italian Pledge duly executed.

(b)                                 Evidence satisfactory to the Facility Agent of endorsement, duly notarized and, if required, apostilled, of the certificate No. 12 representing 14,025 ordinary shares of Sulzer Orthopedics Italia S.p.A.

(c)                                  Evidence satisfactory to the Facility Agent of annotation of the pledge on the shareholders’ ledger of Sulzer Orthopedics Italia S.p.A.

(d)                                 Evidence satisfactory to the Facility Agent of (i) delivery to the Security Agent of the certificate under (b) above duly endorsed and (ii) a certified copy of the annotation.

(e)                                  Certified copy of the minutes of the relevant corporate bodies of Centerpulse Ltd. authorizing the execution and delivery of the Italian Pledge.

(f)                                    Certified copy of the minutes of the resolution of Sulzer Orthopedics Italia S.p.A.’s Board of Directors authorizing the execution and delivery of the Italian Pledge.

4.7                                 Canadian Security Documents

(a)                                  The share pledge in respect of 65% of the shares in Sulzer Medica Canada Inc.

(b)                                 The share pledge in respect of 65% of the shares in Centerpulse Dental Corp.

(c)                                  The share pledge in respect of 65% of the shares in Centerpulse Orthopedics Canada Inc.

(d)                                 The share pledge in respect of 65% of the shares in Sulzer Carbomedics Canada Ltd.

4.8                                 Austrian Security Documents

(a)                                  The share pledge in respect of the shares in Sulzer Orthopädie Austria GmbH held by Centerpulse Ltd.

4.9                                 Spanish Security Documents

(a)                                  The share pledge in respect of the shares in Centerpulse Ibérica SA held by Centerpulse Ltd.

(b)                                 The Spanish Security Agreement.

4.10                           Netherlands Security Documents

(a)                                  The notarial deed of pledge of shares in Centerpulse Netherlands BV held by Centerpulse Ltd.

(b)                                 The notarial deed of pledge of shares in Sulzer Cardiovascular BV held by Centerpulse Ltd.

Part II

Conditions Precedent Required to be

Delivered by an Additional Guarantor

1.                                 An Accession Letter, duly executed by the Additional Guarantor and the Company.

2.                                 A copy of the constitutional documents of the Additional Guarantor.

3.                                 A copy of a resolution of the board of directors of the Additional Guarantor:

(a)                           approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(b)                          authorising a specified person or persons to execute the Accession Letter on its behalf; and

(c)                           authorising a specified person or persons, on its behalf, to sign and/or deliver all other documents and notices to be signed and/or delivered by it under or in connection with the Finance Documents.

4.                                 A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.                                 A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

6.                                 A certificate of the Additional Guarantor (signed by a director) confirming that guaranteeing the Total Commitments would not cause any guaranteeing or similar limit binding on it to be exceeded.

7.                                 A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

8.                                 A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

9.                                 If available, the latest audited financial statements of the Additional Guarantor.

10.                           If the proposed Additional Guarantor is incorporated in a jurisdiction other than England and Wales, evidence that the process Facility Agent specified in Clause 38.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Guarantor.

11.                           A legal opinion of Cleary, Gottlieb, Steen & Hamilton, legal advisers to the Arranger.

12.                           If the Additional Guarantor is incorporated in a jurisdiction other than England and Wales, either (i) a legal opinion of the legal advisers to the Arranger and the Agent or

(ii) if customary practice in such jurisdictions, a legal opinion from the legal advisers to that Additional Guarantor in the jurisdiction in which the Additional Guarantor is incorporated.

13.                           US Security Interest Opinion by US counsel for the Additional Guarantor if it has assets located in the United States of America which are being secured.

14.                           Such Security Documents duly executed by that Additional Guarantor as the Facility Agent, Security Agent or the Majority Lenders may reasonably request provided that, if that Additional Guarantor has assets in a jurisdiction in which similar assets are the subject of Security under the Security Documents on the date the Additional Guarantor becomes a Party to this Agreement, the Security Documents so requested in respect of those assets of the Additional Guarantor shall be substantially in same form as the Security Documents creating security in respect of such similar assets and otherwise subject to applicable legal limitations, and taking into account whether or not the provision of such security would impose an undue administrative burden on, or material inconvenience to the ordinary course of operations of, the providers having regard to costs incurred to grant such security and the benefit obtained by the beneficiary thereof provided further that no notification to customers of assignment of receivables will be permitted except during the continuance of an Event of Default under the Senior Credit Agreement.

SCHEDULE 3
REQUESTS

Part I

Utilisation Request

From:      Centerpulse Orthopedics Inc.

To:          UBS AG, Stamford Branch, as Facility Agent

To:          UBS AG, Stamford Branch as Security Agent

Dated:

Dear Sirs

Centerpulse Orthopedics Inc. – [        ] Facility Agreement

dated [      ] (the “Agreement”)

1.                                 We refer to the Agreement.  This is the Utilisation Request.  Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.                                 We wish to borrow Loans on the following terms:

Proposed Utilisation Date:	[ ] or, if that is not a Business Day, the next Business Day, which is a day on or prior to November 4, 2002
Amount of Tranche A Dollar Loan:	[ ]
Amount of Tranche A Euro Loan:	[ ]
Amount of Tranche B Dollar Loan:	[ ]
Amount of Tranche B Euro Loan:	[ ]
Interest Period:	[ ]

3.                                 We request that in the case of Lenders with Facility Offices in the United States of America, interest will be calculated by reference to [LIBOR]/[Prime Rate].

4.                                 We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

5.                                 The proceeds of this Loan should be credited to [account].

6.                                 This Utilisation Request is irrevocable.

7.                                 [Instructions regarding payments to Cash Collateral Account].

Yours faithfully

authorised signatory for
Centerpulse Orthopedics Inc.

Part II

Selection Notice

From:      Centerpulse Orthopedics Inc.

To:          [Facility Agent]

Dated:

Dear Sirs

Centerpulse Orthopedics Inc. - [      ] Facility Agreement
dated [    ] (the “Agreement”)

1.                                 We refer to the Agreement.  This is a Selection Notice.  Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.                                 We refer to the following Loan with an Interest Period ending on [            ]*.

3.                                 We request that in the case of Lenders with Facility Offices in the United States of America, interest will be calculated by reference to [LIBOR]/[Prime Rate].

4.                                 [We request that the above Loan[s] be divided into [             ] Loans  with the following amounts and Interest Periods:] **

or

[We request that the next Interest Period for the above Loan[s] is [        ]].***

5.                                 This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for
Centerpulse Orthopedics Inc.

*       Insert details of all Loans which have an Interest Period ending on the same date.

**     Use this option if division of Loans is requested.

***   Use this option if sub-division is not required.

SCHEDULE 4

MANDATORY COST FORMULA

1.                                 The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.                                 On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Facility Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.                                 The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Facility Agent.  This percentage will be certified by that Lender in its notice to the Facility Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.                                 The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:

(a)                                       in relation to a sterling Loan:

 per cent. per annum

(b)                                      in relation to a Loan in any currency other than sterling:

 per cent. per annum.

Where:

A                           is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B                             is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 8.3 (Default interest)) payable for the relevant Interest Period on the Loan.

C                             is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D                            is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

E                              is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Facility Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Facility Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.                                 For the purposes of this Schedule:

(a)                           “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)                          “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)                           “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)                          “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.                                 In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7.                                 If requested by the Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.                                 Each Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)                           the jurisdiction of its Facility Office; and

(b)                          any other information that the Facility Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Facility Agent of any change to the information provided by it pursuant to this paragraph.

9.                                 The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Facility Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.                           The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.                           The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.                           Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.                           The Facility Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 5

FORM OF TRANSFER CERTIFICATES

Part I

To:                  [          ] as Facility Agent

From:                          [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the     “New Lender”)

Copy to:         The Company

Dated:

Centerpulse Orthopedics Inc. – [          ] Facility Agreement

dated [       ] (the “Agreement”)

1.                                 We refer to the Agreement.  This is a Transfer Certificate.  Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.                                 We refer to Clause 23.5 (Procedure for transfer):

(a)                           The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 23.5 (Procedure for transfer).

(b)                          The proposed Transfer Date is [         ].

(c)                           The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) are set out in the Schedule.

3.                                 The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 23.4 (Limitation of responsibility of Existing Lenders).

4.                                 The New Lender confirms that it:

(a)                           will be the beneficial owner of each payment to which it is entitled under the Agreement; and

(b)                          (i) is a corporation incorporated or organised under the laws of the United States of America or any state thereof (including the District of Columbia); (ii) will be entitled, under a double tax treaty, to a full exemption from tax imposed by the United States of America on any such payment; or (iii) will otherwise be entitled to receive any such payment without deduction or withholding of any United States federal income tax; and

(c)                           will comply with any procedural requirements necessary to receive any such payment without deduction or withholding of any United States federal income tax, including any necessary certifications with respect to treaty benefits, and will cause each of its agents through which any such payment will be received to comply with such procedural requirements; and

(d)                          consents hereby to the terms and provisions of the Security Agency Agreement and is hereby made a party to such Security Agency Agreement.

5.                                       With specific reference to the Italian Pledge, the Existing Lender and the New Lender acknowledge that, as a result of signing this Transfer Certificate, all or part of the rights and obligations under the Italian Pledge are transferred to the New Lender.  The New Lender expressly authorises the Security Agent to request to the directors of Sulzer Orthopedics Italia S.p.A. the annotation, on the share certificates and on the shareholders’ ledger of the company, of any future transfer of the Italian Pledge in favor of any third pledgee.  For the purposes of Italian law the transfer made under this Transfer Certificate shall be deemed to constitute a cessione del contratto.

[6/7].               This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

[7/8].               This Transfer Certificate is governed by English law.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [           ].

[Facility Agent]

By:

Part II

LMA TRANSFER CERTIFICATE (PAR)

BANK:	Date:

TRANSFEREE:

Copy to:                                                  The Company

This Transfer Certificate is entered into pursuant to (i) the agreement (the “Sale Agreement”) evidenced by the Confirmation dated                between the Bank and the Transferee (acting directly or through their respective agents) and (ii) the Credit Agreement.

On the Transfer Date, the transfer by way of novation from the Bank to the Transferee on the terms set out herein and in the Credit Agreement shall become effective subject to:-

(i)                                         the Sale Agreement and the terms and conditions incorporated in the Sale Agreement;

(i)                                         the terms and conditions annexed hereto; and

(ii)                                      the schedule annexed hereto,

all of which are incorporated herein by reference.

The Bank	The Transferee
[ ]	[ ]
By:	By:

The Schedule

Credit Agreement Details:

Borrower(s):
Credit Agreement Dated
Guarantor(s):
Agent Bank:
Security:	☐ No ☐ Yes (specify)
Total Facility Amount:
Governing Law:
Additional Information:

Transfer Details:
Name of Tranche Facility:
Nature (Term):
Final Maturity:
Participation Transferred
Commitment transferred(1)
Drawn Amount (details below):(1)
Undrawn Amount:(1)

Settlement Date:

Details of outstanding Credits(1)

Specify in respect of each Credit:
Transferred Portion (amount):
Tranche/Facility:
Nature:	☐ Term

Administration Details
Bank’s Receiving Account:
Transferee’s Receiving Account:

Addresses
Bank	Transferee
[ ]	[ ]
Address:	Address:
Telephone:	Telephone:
Facsimile:	Facsimile:
Telex:	Telex:
Attn/Ref:	Attn/Ref:

(1)   As at the date of the Transfer Certificate

TERMS AND CONDITIONS

These are the Terms and Conditions applicable to the transfer certificate including the Schedule thereto (the “Transfer Certificate”) to which they are annexed.

1.                                 Interpretation

In these Terms and Conditions words and expressions shall (unless otherwise expressly defined herein) bear the meaning given to them in the Transfer Certificate, the Credit Agreement or the Sale Agreement.

2.                                 Transfer

The Bank requests the Transferee to accept and procure the transfer by novation of all or a part (as applicable) of such participation of the Bank under the Credit Agreement as is set out in the relevant part of the Transfer Certificate under the heading “Participation Transferred” (the “Purchased Assets”) by counter-signing and delivering the Transfer Certificate to the Facility Agent at its address for the service of notice specified in the Credit Agreement.  On the Transfer Date the Transferee shall pay to the Bank the Settlement Amount as specified in the pricing letter between the Bank and the Transferee dated the date of the Transfer Certificate (adjusted, if applicable, in accordance with the Sale Agreement) and completion of the transfer will take place.

3.                                 Effectiveness of Transfer

The Transferee hereby requests the Facility Agent to accept the Transfer Certificate as being delivered to the Facility Agent pursuant to and for the purposes of the Credit Agreement so as to take effect in accordance with the terms of the Credit Agreement on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4.                                 Transferee’s Undertaking

The Transferee hereby undertakes with the Facility Agent and the Bank and each of the other parties to the Credit Documentation that it will perform in accordance with its terms all those obligations which by the terms thereof will be assumed by it after delivery of the Transfer Certificate to the Facility Agent and satisfaction of the conditions (if any) subject to which the Transfer Certificate is to take effect.

5.                                 Payments

5.1                           Place

All payments by either party to the other under the Transfer Certificate shall be made to the Receiving Account of that other party.  Each party may designate a different account as its Receiving Account for payment by giving the other not less than five Business Days notice before the due date for payment.

5.2                           Funds

Payments under the Transfer Certificate shall be made in the currency in which the amount is denominated for value on the due date at such times and in such funds as are customary at the time for settlement of transactions in that currency.

6.                                 The Facility Agent

The Facility Agent shall not be required to concern itself with the Sale Agreement and may rely on the Transfer Certificate without taking account of the provisions of such agreement.

7.                                 Assignment of Rights

The Transfer Certificate shall be binding upon and enure to the benefit of each party and its successors and permitted assigns provided that neither party may assign or transfer its rights thereunder without the prior written consent of the other party.

8.                                 Third Party Rights

A person who is not a party to the Transfer Certificate has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of the Transfer Certificate.

9.                                 Governing Law and Jurisdiction

The Transfer Certificate (including, without limitation, these Terms and Conditions) shall be governed by and construed in accordance with the laws of England, and the parties submit to the non-exclusive jurisdiction of the English courts.

Each party irrevocably appoints the person described as process agent (if any) specified in the Sale Agreement to receive on its behalf service of any action, suit or other proceedings in connection with the Transfer Certificate.  If any person appointed as process agent ceases to act for any reason the appointing party shall notify the other party and shall promptly appoint another person incorporated within England and Wales to act as its process agent.

SCHEDULE 6

FORM OF ACCESSION LETTER

To:          [        ] as Facility Agent

From:      [Subsidiary] and [Company]

Dated:

Dear Sirs

[Company] – [         ] Facility Agreement

dated [        ] (the “Agreement”)

1.                                 We refer to the Agreement.  This is an Accession Letter.  Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.                                 [     ] agrees to become an Additional Guarantor and to be bound by the terms of the Agreement as an Additional Guarantor pursuant to Clause 24.2 (Additional Guarantors) of the Agreement.  [     ] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.                                 [          ] administrative details are as follows:

Address:

Fax No:

Attention:

4.                                 This Accession Letter is governed by English law.

This Guarantor Accession Letter is entered into by deed.

[Company]                                                                                                                                     [Subsidiary]

SCHEDULE 7

FORM OF RESIGNATION LETTER

To:          [      ] as Facility Agent

From:      [resigning Obligor] and [Company]

Dated:

Dear Sirs

[Company] – [       ] Facility Agreement
dated [       ] (the “Agreement”)

1.                                 We refer to the Agreement.  This is a Resignation Letter.  Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.                                 Pursuant to Clause 24.4 (Resignation of a Guarantor), we request that [resigning Obligor] be released from its obligations as a Guarantor under the Agreement.

3.                                 We confirm that:

(a)                                       no Default is continuing or would result from the acceptance of this request; and

(b)                                      this Resignation Letter will only become effective on the date on which [insert name of resigning Obligor] ceases to be a member of the Group in accordance with the terms of this Agreement and the proviso in the definition of Material Subsidiary shall still be satisfied following such resignation.*

4.                                 This Resignation Letter is governed by English law.

[Company]                                                                                                                                     [Subsidiary]

By:                                                                                                                                                                              By:

* Insert any other conditions required by the Facility Agreement.

SCHEDULE 8

FORM OF COMPLIANCE CERTIFICATE OF COMPANY

Part I

To:          [      ] as Facility Agent

From:      [Company]

Dated:

Dear Sirs

[Company] – [         ] Facility Agreement
dated [           ] (the “Agreement”)

1.                                 We refer to the Agreement.  This is a Compliance Certificate.  Terms defined in the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.                                 We confirm that:  [Insert details of covenants to be certified]

3.                                 Excess Cash Flow for [insert year] was [     ]*

4.                                 [We confirm that no Default is continuing.] **

Signed:
	Director	Director
	Of	Of
	[Company]	[Company]

*                 If the financial statements are delivered in accordance with Clause 19.1(a) (Financial Statements).

**          If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

PART II
FORM OF COMPLIANCE CERTIFICATE OF COMPANY

[TO FOLLOW]

To:          [      ] as Facility Agent

for and on behalf of
[name of auditors of the Company]***

***   Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the auditors. To be agreed with the Company’s auditors prior to signing the Agreement.

SCHEDULE 9

EXISTING SECURITY

Name of Obligor	Security	Total Principal Amount of Indebtedness Secured

Schedule 9: Existing Securities

Updated as per	24.10.2002

Name of Obligor	Securities Intermediary		Address of Securities Intermediary	Type of Account	Currency	Amount in ‘000
Bonds
SULZER CARBOMEDICS INC.	JP Morgan		Houston, TX, USA	Bid bond	USD	25
SULZER CARBOMEDICS INC.	JP Morgan		Houston, TX, USA	Performance bond	USD	10
SULZER CARBOMEDICS INC.	Bank of America		Concord, CA, USA	Bid bond	USD	1
SULZER CARBOMEDICS INC.	Bank of America		Concord, CA, USA	Bid bond	USD	3

CENTERPULSE KOREA LTD	Woori Bank		Seoul, KR	Public bond	KRW	8’230

SULZER ORTHOPEDICS INDIA PRIVATE LTD	Deutsche Bank		Chennai, IN	Performance Bond	INR	233
SULZER ORTHOPEDICS INDIA PRIVATE LTD	Vysya Bank		Chennai, IN	Performance Bond	INR	105
SULZER ORTHOPEDICS INDIA PRIVATE LTD	Vysya Bank		Chennai, IN	Bid Bond	INR	61
SULZER ORTHOPEDICS INDIA PRIVATE LTD	Vysya Bank		Chennai, IN	Performance Bond	INR	95

VASCUTEK LTD	Bank of Scotland		Renfrewshire, GB	Bid bond	USD	5

Guarantees, LOC
CENTERPULSE LTD	Credit Suisse		Zurich, CH	Letter of Guarantee	CHF	180
CENTERPULSE LTD	Credit Suisse		Zurich, CH	Cash Collateral	CHF	1’000

CENTERPULSE ORTHOPEDICS LTD	Credit Suisse		Zurich, CH	Cash Collateral	CHF	311
CENTERPULSE ORTHOPEDICS LTD	China Construction Bank		Shanghai, VRC	Cash Collateral	CHF	15

CENTERPULSE LTD / CENTERPULSE AUSTRALIA PTY. LTD	Westpac		Hornsby, AU	Letter of Guarantee	AUD	45
CENTERPULSE LTD / CENTERPULSE AUSTRALIA PTY. LTD	Westpac		Hornsby, AU	Letter of Guarantee	AUD	64
CENTERPULSE LTD / CENTERPULSE AUSTRALIA PTY. LTD	Westpac		Hornsby, AU	Letter of Guarantee	AUD	5

SULZER ORTHOPEDICS IBÉRICA SA	Deutsche Bank		Madrid, ES	Letter of Guarantee	EUR	546
CENTERPULSE LTD / SULZER ORTHOPEDICS IBÉRICA SA	BBVA Bank		Madrid, ES	Letter of Guarantee	EUR	265
SULZER ORTHOPEDICS IBÉRICA SA	Fundos y Obras	1)		Cash Collateral	EUR	48
SULZER ORTHOPEDICS IBÉRICA SA	Prior Velho Inmobiliaria	1)		Cash Collateral	EUR	4
SULZER ORTHOPEDICS IBÉRICA SA	Rentamar	1)		Cash Collateral	EUR	4

CENTERPULSE FRANCE SA	Unipierre	1)		Cash Collateral	EUR	11
CENTERPULSE FRANCE SA (CENTERPULSE SUD-OUEST SARL)	Unipierre	1)		Cash Collateral	EUR	4
CENTERPULSE FRANCE SA (CENTERPULSE OUEST SARL)	SCI Aymeline	1)		Cash Collateral	EUR	16
CENTERPULSE FRANCE SA (CENTERPULSE NORD SARL)	SCI Vauban, Unipierre	1)		Cash Collateral	EUR	19
CENTERPULSE FRANCE SA (CENTERPULSE SUD-OUEST SARL)	Cocci	1)		Cash Collateral	EUR	7

SULZER ORTHOPEDICS ITALIA SPA.	Land Lord	1)		Guarantee Deposit	EUR	27
SULZER ORTHOPEDICS ITALIA SPA	Land Lord	1)		Guarantee Deposit	EUR	3
SULZER ORTHOPEDICS ITALIA SPA		1)		Guarantee	EUR	258
SULZER ORTHOPEDICS ITALIA SPA	Government (VAT)	1)		Guarantee	EUR	203
SULZER ORTHOPEDICS ITALIA SPA	Public Tenders	1)		Guarantee	EUR	1’715

SULZER ORTHOPEDICS SWEDEN AB	Nordea		Tumba, SE	Cash Collateral	SEK	70
SULZER ORTHOPEDICS SWEDEN AB	Nordea		Tumba, SE	Cash Collateral	SEK	40

CENTERPULSE LTD / CENTERPULSE ORTHOPEDICS INC.	Credit Suisse		Zurich, CH	Letter of Credit	USD	177
CENTERPULSE LTD / CENTERPULSE ORTHOPEDICS INC.	Credit Suisse		Zurich, CH	Letter of Credit	USD	350
CENTERPULSE LTD / CENTERPULSE ORTHOPEDICS INC.	Credit Suisse		Zurich, CH	Letter of Credit	USD	114

CENTERPULSE LTD / CENTERPULSE ORTHOPEDICS INC.	Credit Suisse		Zurich, CH	Letter of Credit	USD	1’660
CENTERPULSE LTD / CENTERPULSE ORTHOPEDICS INC.	Credit Suisse		Zurich, CH	Letter of Credit	USD	225
CENTERPULSE LTD / CENTERPULSE ORTHOPEDICS INC.	Credit Suisse		Zurich, CH	Letter of Credit	USD	100
CENTERPULSE ORTHOPEDICS INC.	JP Morgan		Houston, TX, USA	Cash Collateral	USD	10’000
CENTERPULSE ORTHOPEDICS INC.	JP Morgan		Houston, TX, USA	Cash Collateral	USD	10’000
CENTERPULSE ORTHOPEDICS INC.	AAOS hotel deposits	1)		Cash Collateral	USD	18
CENTERPULSE ORTHOPEDICS INC.	AAOS booth deposits	1)		Cash Collateral	USD	178
CENTERPULSE ORTHOPEDICS INC.	Deer Valley Resort	1)		Cash Collateral	USD	25
CENTERPULSE ORTHOPEDICS INC.	Four Seasons Aviara	1)		Cash Collateral	USD	20
CENTERPULSE ORTHOPEDICS INC.	St. Regis Monach	1)		Cash Collateral	USD	25
CENTERPULSE ORTHOPEDICS INC.	Harvard Medical School	1)		Cash Collateral	USD	10
CENTERPULSE ORTHOPEDICS INC.	various for meeting deposits (< USD 10k)	1)		Cash Collateral	USD	35
CENTERPULSE ORTHOPEDICS INC.	misc. deposits	1)		Cash Collateral	USD	13

CENTERPULSE LTD / CENTERPULSE GERMANY GMBH	Hypovereinsbank		Stuttgart, DE	Letter of Guarantee	EUR	34
CENTERPULSE LTD / CENTERPULSE GERMANY GMBH	Hypovereinsbank		Stuttgart, DE	Letter of Guarantee	EUR	35
CENTERPULSE GERMANY GMBH	Deutsche Bank		Freiburg, DE	Letter of Guarantee	EUR	21
CENTERPULSE GERMANY GMBH	Deutsche Bank		Freiburg, DE	Letter of Guarantee	EUR	11
CENTERPULSE LTD/ CENTERPULSE GERMANY HOLDING GMBH	Deutsche Bank		Freiburg, DE	Cash Collateral	EUR	31

CENTERPULSE BELUX SA/NV	BBL		Brussels, BE	Letter of Guarantee	EUR	39

CENTERPULSE NETHERLANDS B.V.	ABN-AMRO BANK		Utrecht, NL	Cash Collateral	EUR	74
CENTERPULSE NETHERLANDS B.V.	ABN-AMRO BANK		Utrecht, NL	Cash Collateral	EUR	21

SULZER ORTHOPEDICS CZ SRO	GP Beta	1)		Cash Collateral	CZK	180

SULZER CARDIOVASCULAR GMBH	Dresdner Bank		Hamburg, DE	Cash Collateral	EUR	33

SULZER CARDIOVASCULAR SA	SCI Volta 8	1)		Cash Collateral	EUR	10
SULZER CARDIOVASCULAR SA	Avis Fleet services	1)		Cash Collateral	EUR	3
SULZER CARDIOVASCULAR SA	Total	1)		Cash Collateral	EUR	4

CENTERPULSE KOREA LTD	Building owner	1)		Cash Collateral	KRW	170’000
CENTERPULSE KOREA LTD	Woori Bank	1)	Seoul, KR	Cash Collateral	KRW	2’500
CENTERPULSE KOREA LTD	SK Telecom Inc. etc	1)		Cash Collateral	KRW	2’236

SULZER ORTHOPEDICS INDIA PRIVATE LTD	CSulzer Intra-Therapeutic Inc.bank			Cash Collateral	INR	5
SULZER ORTHOPEDICS INDIA PRIVATE LTD	Vysya Bank		Chennai, IN	Cash Collateral	INR	5
SULZER ORTHOPEDICS INDIA PRIVATE LTD	Mashkur Investment Corporation	1)	Chennai, IN	Cash Collateral	INR	720
SULZER ORTHOPEDICS INDIA PRIVATE LTD	Health Care	1)	Mumbai, IN	Cash Collateral	INR	350

SULZER ORTHOPEDICS RSA (PTY) LTD	104 Greenway CC	1)	1	Cash Collateral	ZAR	7

CENTERPULSE JAPAN KK	Leasing Offices’ Owners	1)		Cash Collateral	JPY	32’236

SULZER DENTAL SARL	Socomie	1)		Cash Collateral	EUR	13

CENTERPULSE DENTAL INC.	Land Lord	1)		Cash Collateral	USD	42
CENTERPULSE DENTAL INC.	Land Lord	1)		Cash Collateral	USD	5
CENTERPULSE DENTAL INC.	Land Lord	1)		Cash Collateral	USD	30
CENTERPULSE DENTAL INC.	Land Lord	1)		Cash Collateral	USD	7
CENTERPULSE DENTAL INC.	Land Lord	1)		Cash Collateral	USD	0.5

CENTERPULSE SPINE-TECH INC.	Cabot Inc.	1)		Cash Collateral	USD	17
CENTERPULSE SPINE-TECH INC.	Belz Corp.	1)		Cash Collateral	USD	13
CENTERPULSE SPINE-TECH INC.	Memphis Gas & Light	1)		Cash Collateral	USD	18

CBUS/CPUSH	Credit Suisse			Letter of Credit	USD	800

SULZER INTRA-THERAPEUTIC INC.	Land Lord	1)		Cash Collateral	USD	19
SULZER INTRA-THERAPEUTIC INC.	Land Lord	1)		Cash Collateral	USD	6

Mortgage
CENTERPULSE ORTHOPEDICS LTD	Zuercher Kantonalbank		Zurich, CH	Mortgage	CHF	5’150
SULZER MITROFLOW CORP.	CIBC		Vancouver, CA	Mortgage	CAD	276

Various
CENTERPULSE USA INC.	EDCP	1)		Cash Collateral	USD	1’074
CENTERPULSE LTD	Zurich Insurance	1)		Cash Collateral	CHF	13’000

Notes:

1) means Benficiary of the Security given

SCHEDULE 10

LMA FORM OF CONFIDENTIALITY UNDERTAKING

LMA CONFIDENTIALITY LETTER (SELLER)

[Letterhead of Seller/Seller’s agent/broker]

To:

[insert name of Potential Purchaser/Purchaser’s agent/broker]

Re:                               The U.S. $635,000,000 Facility Agreement for Centerpulse Orthopedics Inc. (the “Agreement”)

Borrower:

Date:

Amount:

Agent:

Dear Sirs

We understand that you are considering [acquiring] /[arranging the acquisition of]  an interest in the Agreement (the “Acquisition”).  In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.                                 Confidentiality Undertaking You undertake (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, (b) to use the Confidential Information only for the Permitted Purpose, (c) to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2[(c)/(d)] below) acknowledges and complies with the provisions of this letter as if that person were also a party to it, and (d) not to make enquiries of any member of the Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Acquisition.

2.                                 Permitted Disclosure We agree that you may disclose Confidential Information:

(a)                                  to members of the Purchaser Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Purchaser Group;

(b)                                 subject to the requirements of the Agreement, in accordance with the Permitted Purpose so long as any prospective purchaser has delivered a letter to you in equivalent form to this letter; subject to the requirements of the Agreement, to any person to (or through) whom you  assign or transfer (or may potentially assign or transfer) all or any of the rights, benefits and obligations which you may acquire under the Agreement or with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Agreement or the Borrower or any member of the Group so long as that person has delivered a letter to you in equivalent form to this letter; and

(c)                                  (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Purchaser Group.

3.                                 Notification of Required or Unauthorised Disclosure You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2(d) or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.                                 Return of Copies If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2(d) above.

5.                                 Continuing Obligations The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us.  Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or sub-participation) an interest, direct or indirect, in the Agreement or (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6.                                 No Representation; Consequences of Breach, etc You acknowledge and agree that:

(a)                            neither we, [nor our principal] nor any member of the Group nor any of our or their respective officers, employees or advisers (each a “Relevant Person”) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any member of the Group or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

(b)                           we [or our principal] or members of the Group may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; each Relevant Person or member of the Group may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.                                 No Waiver; Amendments, etc This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter.  No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder.  The terms of this letter and your obligations hereunder may only be amended or modified by written agreement between us.

8.                                 Inside Information You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9.                                 Nature of Undertakings  The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of [our principal,] the Borrower and each other member of the Group.

10.                           Third Party Rights

(a)                            Subject to this paragraph 10, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this letter.

(b)                           The Relevant Persons may enjoy the benefit of the terms of paragraphs 1, 3, 5, 6, 7, 8, 9 and 10 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.

(c)                            Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Persons to rescind or vary this letter at any time.

11.                           Governing Law and Jurisdiction This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

12.                           Definitions In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:

“Confidential Information” means any information relating to the Borrower, the Group, the Agreement and/or the Acquisition including, without limitation, the information memorandum provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you thereafter, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

“Group” means the Borrower and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies (as each such term is defined in the Companies Act 1985);

“Permitted Purpose” means [subject to the terms of this letter, passing on information to a prospective purchaser for the purpose of considering and evaluating whether to enter into the Acquisition; and

“Purchaser Group” means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985).

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

For and on behalf of

[Seller/Seller’s agent/broker]

To:	[Seller]

[Seller’s agent/broker]

The Borrower and each other member of the Group

We acknowledge and agree to the above:

For and on behalf of

[Potential Purchaser/Purchaser’s agent/broker]

SCHEDULE 11

TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request) or a Selection Notice (Clause 9.1 (Selection of Interest Periods))	2:00 p.m. New York time on the day that is 4 Business Days before the proposed Utilisation Date or the start of an Interest Period

Facility Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	9:00 a.m. New York time on the date that is 3 Business Days before the proposed Utilisation Date

LIBOR or PRIME RATE is fixed	Quotation Day as of 11:00 a.m. London time for LIBOR Quotation Day as of 11.00 a.m. New York time for Prime Rate

SCHEDULE 12

ENVIRONMENTAL WARRANTIES

NONE

SCHEDULE 13

OWNERSHIP OF PROPERTIES

Schedule 13: Ownership of Properties
Updated as per 24.10.2002

Company	Address	Property	Type of Facility	Land, Building	Approx. Sqf	Approx. m2	Leased/Owned	Secured by
CENTERPULSE ORTHOPEDICS LTD	Grabenstr. 25, 6341 Baar	Baar, CH	Offices	Land, Building	37’125/43’056	3’449 / 4’000	Owned	Mortgage
CENTERPULSE ORTHOPEDICS LTD	Erlenauweg 17, 3110 Munsingen-Bern	Münsingen, CH	Offices	Land, Building	49’514/113’711	4’600 / 10’564	Owned	No
CENTERPULSE FRANCE SA	Technoland, 127, Avenue René Jacot, 25461 Etupes Cedex	Etupes, FR	Offices	Building	35’478	3’296	Owned	No
CENTERPULSE FRANCE SA	44, Rue du Bois Bourgeois, 25100 Montbéliard	Montbéliard, FR	Offices	Building	5’382	500	Owned	No
CENTERPULSE CENTRE SARL	Route de St. Bonnet, 03450 Ebreuil	Ebreuil, FR	Offices	Building	5’425	504	Owned	No
CENTERPULSE INDUSTRIE SARL	Technoland, 127, Avenue René Jacot, 25461 Etupes Cedex	Etupes, FR	Offices, Manufacturing	Building	18’891	1’755	Owned	No
SULZER ORTHOPÄDIE GMBH	Enzersdorferstr. 12a, 2340 Modling b. Wien	Mödling, AT	Offices	Land, Building	10’764	1’000	Owned	No
SULZER ORTHOPEDICS ITALIA SPA	Via Cesare Pavese 4, 20090 Opera (MI)	Milan, IT	Offices, Warehouse	Land, Building	18’299	1’700	Owned	No
SULZER ORTHOPEDICS ITALIA SPA	Via Archimedes 41/43, Agrate Brianza (MI)	Agrate, IT	Offices	Land, Building	9’688	900	Owned	No
ALLO SYSTEM SRL	Via F.lli Cervi 22, 31050 Villorba	Villorba, IT	Offices	Building	2’045	190	Owned	No
CENTERPULSE ORTHOPEDICS INC.	9900 Spectrum Drive, Austin TX 78717	Austin, TX	Offices, Manufacturing, R&D	Land, Building	210’000	19’509	Owned	No
CENTERPULSE SPINE-TECH INC.	7375 Bush Lake Rd., Minneapolis MN, 55439-2029	Minneapolis, MN	Offices	Land, Building	196’022	18’211	Owned	No
SULZER MITROFLOW CORP.	11220 Voyager Way, Unit 1, Richmond, BC V6X-3E1	Richmond, CA	Offices, Manufacturing	Land, Building	19’806	1’840	Owned	Mortgage
VASCUTEK LTD.	Newmains Avenue, Inchinnan, Renfrewshire PA4 9RR, Scotland	Inchinnan, GB	Offices, Manufacturing, R&D	Land, Building	62’510	5’807	Owned	No
SULZER BIOLOGICS INC.	Lot 2 Block A Jaita Business Park	Cedar Park, TX	none	Land	22.8 acres		Option to buy	Letter of Credit
ALLO SYSTEM SRL.	Via F.lli Cervi 22, 31050 Villorba	Villorba, IT	Offices, Warehouse	Building	16’146	1’500	Leasing	No
CENTERPULSE LTD	Andreasstr. 15, 8050 Zurich	Zürich, CH	Offices, Storage	Building	35’747	3’321	Leased	Cash Collateral
CENTERPULSE MANAGEMENT LTD	Andreasstr. 15, 8050 Zurich	Zürich, CH	Offices	Building	0	0	Leased	No
CENTERPULSE ORTHOPEDICS LTD	Sulzer Areal Geb. 540, 8404 Winterthur	Winterthur, CH	Offices, Manufacturing, R&D	Building	259’251	24’085	Leased	Cash Collateral
CENTERPULSE ORTHOPEDICS LTD	Altgasse 44, 6341 Baar	Baar, CH	Warehouse	Building	42’141	3’915	Leased	No
CENTERPULSE ORTHOPEDICS LTD	Jerome Bucher, Chevalier Place III, 26a, 168 Anfu Rd., 200031 Shanghai	Shanghai, VRC	Appartment	Building	3’143	292	Leased	Cash Collateral
CENTERPULSE ORTHOPEDICS LTD	23 Fl. Room 2312, Nanzheng Bldg. 580 Nanjing West Rd., 200041 Shanghai	Shanghai, VRC	Offices	Building	1’324	123	Leased	No
CENTERPULSE FRANCE SA	10/12 Av. de La Marne, 92120 Montrouge	Montrouge, FR	Offices	Building	2’024	188	Leased	Cash Collateral
CENTERPULSE FRANCE SA	Technoland, 127, Avenue René Jacot, 25461 Etupes Cedex	Etupes, FR	Offices, Manufacturing	Building	8’073	750	Leased	No
CENTERPULSE OUEST SARL	ZAC du Triangle Vert, Montgerval, 35520 LaMézière	La Mézière, FR	Offices	Building	9’042	840	Leased	Cash Collateral
CENTERPULSE NORD SARL	201, Rue Colbert, Centre Vauban, 59003 Lille	Lille, FR	Offices	Building	5’339	496	Leased	Cash Collateral
CENTERPULSE SUD-OUEST SARL	17, Av. Raymond Grimaud, 31700 Toulouse Blagnac	Toulouse, FR	Offices	Building	6’943	645	Leased	Cash Collateral
CENTERPULSE SUD-OUEST SARL	Centre d’Affaires Cap Sud, Bâtiment Le Sirius, 84000 Avignon	Avignon, FR	Offices	Building	1’572	146	Leased	Cash Collateral
SULZER ORTHOPEDICS ITALIA SPA	Via del Lavoro 3, 20090 Opera (MI)	Milan, IT	Offices, Warehouse	Building	21’636	2’010	Leased	Guarantee Deposit
SULZER ORTHOPEDICS ITALIA SPA	Naples, IT	Naples, IT	Offices	Building	1’938	180	Leased	Guarantee Deposit
SULZER ORTHOPEDICS ITALIA SPA	Rome, IT	Rome,IT	Offices	Building	2’691	250	Leased	No

Company	Address	Property	Type of Facility	Land, Building	Approx. Sqf	Approx. m2	Leased/Owned	Secured by
MIGLIORI SRL.	Via Umberto, 79, 95029 Viagrande (Catania)	Viagrande, IT	Offices, Warehouse	Building	8’611	800	Leased	No
CENTERPULSE NETHERLANDS BV	Postbus 3070, Kanaalweg 14i . 352 KL, 3502 GB Utrecht	Utrecht, NL	Offices	Building	16’146	1’500	Leased	Cash Collateral
CENTERPULSE BELUX SA/NV	Bd. du Souverain 165, 1160 Bruxelles	Brussels, BE	Offices, Warehouse	Building	6’179	574	Leased	Cash Collateral
CENTERPULSE (UK) LTD	Herriard House, Mill Lane, Alton, Hampshire GU34 2QJ	Alton, GB	Offices	Building	3’670	341	Leased	No
SULZER ORTHOPEDICS IBERICA SA	Edificio Fiteni VI, Ronda de Poniente 19, 28760 Tres Cantos (Madrid)	Madrid, ES	Offices	Building	19’375	1’800	Leased	Cash Collateral
SULZER ORTHOPEDICS IBERICA SA	Lisbon, PO	Lisbon, PO	Offices	Building	2’691	250	Leased	Cash Collateral
SULZER ORTHOPEDICS IBERICA SA	Entenca 332 – 6°1°, 08015 Barcelona	Barcelona, ES	Offices	Building	1’076	100	Leased	Cash Collateral
SULZER ORTHOPEDICS SWEDEN AB	Ellipsvägen 11A, 14175 Kungens Kurva	Kungens Kurva, SE	Offices	Building	3’434	319	Leased	Cash Collateral
SULZER ORTHOPEDICS CZ SRO	Na zertvach 2196/34, 18000 Prague	Prague, CZ	Offices	Building	2’906	270	Leased	Cash Collateral
CENTERPULSE ORTHOPEDICS (SWITZERLAND) LTD	Erlenauweg 17, 3110 Munsingen-Bern	Münsingen, CH	Offices	Building	21’528	2’000	Leased	No
SULZER ORTHOPEDICS INDIA PRIVATE LTD	3rd Floor, Mashkur Bldg.1, Krishnama Rd., Numgambakkam, Chennai 600 034	Chennai, IN	Offices	Building	3’200	297	Leased	Cash Collateral
SULZER ORTHOPEDICS INDIA PRIVATE LTD	Mumbai, IN	Mumbai, IN	Offices	Building	650	60	Leased	Cash Collateral
CENTERPULSE KOREA LTD	Imsung Bldg, 5th Floor,788-2 Yoksm-dong, Kangam-ku, Seoul 135-080	Seoul, KR	Offices, Warehouse	Building	5’404	502	Leased	Cash Collateral
CENTERPULSE JAPAN KK	Itopia Eitai Bldg. 7F, 1-3-7 Saga, Koto-ku, Tokyo	Tokyo, JP	Offices	Building	5’862	545	Leased	Cash Collateral
CENTERPULSE JAPAN KK	Itopia Eitai Bldg. 7F, 1-3-7 Saga, Koto-ku, Tokyo	Tokyo, JP	Inventory	Building	2’865	266	Leased	Cash Collateral
CENTERPULSE JAPAN KK	Sendai, JP	Sendai, JP	Offices	Building	290	27	Leased	Cash Collateral
CENTERPULSE JAPAN KK	Nagoya, JP	Nagoya, JP	Offices	Building	1’107	103	Leased	Cash Collateral
CENTERPULSE JAPAN KK	Kanazawa, JP	Kanazawa, JP	Offices	Building	384	36	Leased	Cash Collateral
CENTERPULSE JAPAN KK	Osaka, JP	Osaka, JP	Offices	Building	1’145	106	Leased	Cash Collateral
CENTERPULSE JAPAN KK	Hiroshima, JP	Hiroshima, JP	Offices	Building	567	53	Leased	Cash Collateral
CENTERPULSE JAPAN KK	Fukuoka, JP	Fukuoka, JP	Offices	Building	968	90	Leased	Cash Collateral
CENTERPULSE AUSTRALIA PTY. LTD	Level 5, 384 Eastern Valley Way, Chatswood NSW 2067	Chatswood, AU	Offices	Building	11’970	1’112	Leased	Cash Collateral
CENTERPULSE AUSTRALIA PTY. LTD	22 Cato Street, P.O. Box 820, East Hawthorne VIC 3123	Melbourne, AU	Offices	Building	6’458	600	Leased	Cash Collateral
CENTERPULSE AUSTRALIA PTY. LTD	Unit 8 / 43 Lang Parade, Milton QLD 4064	Brisbane, AU	Offices	Building	2’486	231	Leased	No
CENTERPULSE AUSTRALIA PTY. LTD	229 Greenhill Rd., Dulwich SA 5065	Adelaide, AU	Offices	Building	1’335	124	Leased	Letter of Guarantee
SULZER ORTHOPEDICS RSA (PTY.) LTD	P.O. Box 84651, 104 Greenway Rd. Greenside 2193, 2034 Greenside	Greenside, ZA	Offices	Building	1’615	150	Leased	Cash Collateral
CENTERPULSE GERMANY GMBH	Merzhauser Str. 112, 79100 Freiburg	Freiburg, DE	Offices, Warehouse	Building	47’857	4’446	Leased	No
CENTERPULSE GERMANY GMBH	Kreuzberger Ring 64, 65205 Wiesbaden	Wiesbaden, DE	Offices	Building	4’467	415	Leased	Letter of Guarantee
CENTERPULSE GERMANY GMBH	Martin-Kollar-Strasse 15, 81829 Munich	Munich, DE	Offices	Building	3’950	367	Leased	Letter of Guarantee
CENTERPULSE GERMANY GMBH	Bürkle-de-la-Camp-Platz 2, 44789 Bochum	Bochum, DE	Offices	Building	3’875	360	Leased	Letter of Guarantee
CENTERPULSE GERMANY GMBH	Komturstraße 18, 12099 Berlin	Berlin, DE	Offices	Building	3’875	360	Leased	Letter of Guarantee
CENTERPULSE GERMANY HOLDING GMBH	Merzhauser Str. 112, 79100 Freiburg	Freiburg, DE	Offices	Building	0	0	Leased	No
CENTERPULSE USA HOLDING CO.	12, Greenway Plaza, Suite 1000, Houston TX	Houston, TX	Offices	Building	0	0	Leased	No
CENTERPULSE USA INC.	12, Greenway Plaza, Suite 1000, Houston TX	Houston, TX	Offices	Building	10’000	929	Leased	No

Company	Address	Property	Type of Facility	Land, Building	Approx. Sqf	Approx. m(2)	Leased/Owned	Secured by
CENTERPULSE ORTHOPEDICS CANADA INC.	265 Bartley Drive, Toronto, Ontario M4A 2N7	Toronto, CA	Offices	Building	0	0	Leased	No
CENTERPULSE DENTAL INC.	1900 Aston Avenue, Carlsbad, CA 92008-7308	Carlsbad, CA	Offices, Manufacturing, R&D	Building	44’757	4’158	Leased	Cash Collateral
CENTERPULSE DENTAL INC.	Carlsbad, CA	Carlsbad, CA	Warehouse	Building	5’848	543	Leased	Cash Collateral
CENTERPULSE DENTAL INC.	27030 Malibu Hills Rd., Calabasas, CA 91301	Calabasas, CA	Offices, Manufacturing	Building	36’000	3’344	Leased	Cash Collateral
CENTERPULSE DENTAL INC.	Encino, CA	Encino, CA	Offices	Building	14’361	1’334	Leased	Cash Collateral
CENTERPULSE DENTAL INC.	Arlington, TX	Arlington, TX	Offices	Building	588	55	Leased	Cash Collateral
CENTERPULSE DENTAL CORP.	170 Attwell Dr., Suite 401, Etobicike, Ontario M9W 5Z5	Etobicoke, CA	Offices, Warehouse	Building	4’130	384	Leased	No
CENTERPULSE DENTAL LTD	143, Bialik Street, Ramat Gan 52523	Ramat-Gan, IS	Building	1’604	149	Leased	No
SULZER DENTAL GMBH	Merzhauser Str. 112, 79100 Freiburg	Freiburg, DE	Offices	Building	1’733	161	Leased	No
CENTERPULSE DENTAL AUSTRALIA PTY.	35 McDougall St., Kensington NSW 2033	Kensington, AU	Offices	Building	323	30	Leased	No
SULZER DENTAL SARL	1 Rue Auguste Perret Silic 237, 94528 Rungis Cedex	Rungis Cedex, FR	Offices, Warehouse	Building	3’358	312	Leased	Cash Collateral
CENTERPULSE SPINE-TECH INC.	7415 Cahill Rd., Edina MN 55439	Minneapolis, MN	Offices, Warehouse	Building	16’616	1’544	Leased	Cash Collateral
CENTERPULSE SPINE-TECH INC.	5400 Meltech Drive, Suite 119, Memphis TN 38118	Memphis, TN	Offices, Warehouse	Building	30’000	2’787	Leased	Cash Collateral
SULZER BIOLOGICS INC.	12024 Vista Park Drive, Austin, TX	Austin, TX	Offices	Building	8’551	794	Leased	No
SULZER CARBOMEDICS INC.	1300 East Anderson Lane, Austin TX	Austin, TX	Offices, Lab, Mfg, R&D, Warehouse	Building	194’864	18’103	Leased	Cash Collateral
SULZER MITROFLOW CORP.	5005 N. Fraser Way, Burnaby, BC	Richmond, CA	Offices, Manufacturing	Building	51’579	4’792	Leased
SULZER INTRA-THERAPEUTICS INC.	651 Campus Dr., St. Paul MN 55112	St. Paul, MN	Offices, Manufacturing, R&D	Building	46’970	4’364	Leased	Cash Collateral
SULZER INTRA-THERAPEUTICS INC.	739 Kasota Avenue SE, Minneapolis, MN 55414	Minneapolis, MN	Offices	Building	8’000	743	Leased	Cash Collateral
VASCUTEK LTD.US	1300 East Anderson Lane, Austin, TX 78752	Austin, TX	Offices, Warehouse	Building	0	0	Leased	No
CENTERPULSE (UK) HOLDINGS LTD	Newmains Avenue, Inchinnan, Renfrewshire PA4 9RR, Scotland	Inchinnan, GB	Offices	Building	0	0	Leased	No
SULZER CARDIOVASCULAR GMBH	Albert-Einstein-Ring 19, 22761 Hamburg	Hamburg, DE	Offices	Building	7’761	721	Leased	Cash Collateral
SULZER CARDIOVASCULAR GMBH	Brummerforth 38a, 26160 Bad Zwischenahn	Bad Zwischenahn, DE	Offices	Building	807	75	Leased	No
SULZER CARDIOVASCULAR BV	Kanaalweg 141, 3526 KL Utrecht	Utrecht, NL	Offices	Building	2’153	200	Leased	No
SULZER CARBOMEDICS UK LTD	14/15 The Courtyard, East Park, Crawley, West Sussex RH10 6AG	Crawley, GB	Offices	Building	530	49	Leased	No
SULZER CARDIOVASCULAR SA	Immeuble Le Volta, 17-19 Rue Jeanne Braconnier, 92366 Meudon-la-Forêt	Meudon-La-Forêt Cedex, FR	Offices	Building	2’368	220	Leased	Cash Collateral
SULZER CARDIOVASCULAR LTD	Altgasse 44, 6341 Baar	Baar, CH	Offices	Building	969	90	Leased	No
CENTERPULSE CANADA INC.	265 Bartley Drive, Toronto, Ontario M4A 2N7	Toronto, CA	Offices, Warehouse	Building	12’000	1’115	Leased	No

SCHEDULE 14

MATERIAL SUBSIDIARIES

Centerpulse Ltd.

Centerpulse Orthopedics Ltd.

Centerpulse Germany GmbH

Centerpulse France SA

Sulzer Carbomedics Inc.

Centerpulse Orthopedics Inc.

Centerpulse Spine-Tech Inc.

Centerpulse Dental Inc.

Centerpulse USA Holding Co.

Centerpulse USA Inc.

Centerpulse Orthopedics (Switzerland) AG

Centerpulse Netherlands BV

Sulzer Orthopädie GmbH

Sulzer Orthopedics Italia S.p.A.

Centerpulse (UK) Ltd.

Centerpulse Ibérica SA

SCHEDULE 15

EXISTING FINANCIAL INDEBTEDNESS

Schedule 15: Existing Financial Indebtedness

Updated as per	24.10.02

Borrower	Lender	Currency	Amount in ‘000
Credit Lines with Banks			Credit Line Amount in ‘000
Centerpulse Ltd	Credit Suisse	CHF	12’500
Centerpulse Orthopedics Ltd	Credit Suisse	CHF	2’000
Centerpulse Management Ltd	Credit Suisse	CHF	500
Centerpulse Orthopedics (Switzerland) Ltd	Credit Suisse	CHF	500
Sulzer Orthopedics Italia Spa	Hypovereinsbank	EUR	17’500
Sulzer Orthopedics Italia Spa	Banca di Toscana	EUR	258
Sulzer Orthopedics Italia Spa	BNL	EUR	516
Sulzer Orthopedics Italia Spa	Cassa di Risp. Parma e Piacenza	EUR	516
Sulzer Orthopedics Italia Spa	Cariplo	EUR	350
Sulzer Orthopedics Italia Spa	Credito Italiano	EUR	207
Sulzer Orthopedics Italia Spa	Banco Ambrosiano Veneto	EUR	200
Sulzer Orthopedics Italia Spa	Monte dei Paschi di Siena	EUR	258
Allo System Srl	Hypovereinsbank	EUR	1’300
Allo System Srl	BCI	EUR	26
Allo System Srl	Cassa di Risp. Udine e Pordenone	EUR	258
Allo System Srl	Cassa Marca	EUR	52
Migliori Srl	Hypovereinsbank	EUR	2’800
Migliori Srl	Banca Popolare di Novara	EUR	77
Migliori Srl	Banca Antonveneta	EUR	150
Migliori Srl	Banca di Roma	EUR	110
Sulzer Orthoedics Ibérica SA	BBVA	EUR	3’005
Sulzer Orthoedics Ibérica SA	Banco Atlántico	EUR	2’000
Centerpulse BeLux SA/NV	Fortis Bank	EUR	891
Centerpulse Orthopaedics (UK) Ltd	Hypovereinsbank	GBP	2’600
Centerpulse Japan KK	Hypovereinsbank	JPY	2’000’000
Centerpulse Japan KK	Sumitomo Mitsui Bank	JPY	100’000
Centerpulse Japan KK	Hypovereinsbank	JPY	200’000
Sulzer Orthopedics India Private Ltd	Vysya Bank	INR	40’000
Centerpulse Australia Pty Ltd	Westpac	AUD	560
Centerpulse France SA	Crédit Lyonnais	EUR	3’049
Centerpulse France SA	Banque Populaire	EUR	457

IC Loans			Loan Amount in ‘000
Centerpulse BeLux SA/NV	Centerpulse Ltd	EUR	930
Centerpulse Industrie Sarl	Centerpulse Ltd	EUR	180
Centerpulse USA Holding Co.	Centerpulse Ltd	USD	150’000
Centerpulse USA Holding Co.	Centerpulse Ltd	USD	150’000
Centerpulse USA Holding Co.	Centerpulse Ltd	USD	150’000
Centerpulse USA Holding Co.	Centerpulse Ltd	USD	165’000
Centerpulse USA Holding Co.	Centerpulse Ltd	USD	110’000
Centerpulse USA Holding Co.	Centerpulse Ltd	USD	103’500
Centerpulse USA Holding Co.	Centerpulse Ltd	USD	13’200
Centerpulse USA Holding Co.	Centerpulse Ltd	USD	12’000
Centerpulse USA Holding Co.	Centerpulse Ltd	USD	12’000
Centerpulse USA Holding Co.	Centerpulse Ltd	USD	12’000
Centerpulse USA Holding Co.	Centerpulse Ltd	USD	9’136
Centerpulse USA Holding Co.	Centerpulse Ltd	USD	8’000
Centerpulse USA Holding Co.	Centerpulse Ltd	USD	1’765
Centerpulse USA Inc.	Centerpulse Ltd	USD	27’000
Sulzer Carbomedics UK Ltd	Centerpulse Ltd	GBP	750

Sulzer Medica Finance (Curaçao) NV	Centerpulse Ltd	CHF	5’000
Sulzer Medica Finance (Curaçao) NV	Centerpulse Ltd	USD	29’967
Sulzer Medica Finance (Curaçao) NV	Centerpulse Ltd	USD	1’220
Sulzer Medica Finance (Curaçao) NV	Centerpulse Ltd	CHF	150’544
Sulzer Medica Finance (Curaçao) NV	Centerpulse Ltd	CHF	904’050
Sulzer Medica Finance (Curaçao) NV	Centerpulse Ltd	CHF	188’672
Sulzer Orthopedics CZ sro	Centerpulse Ltd	CZK	47’000
Sulzer Orthopedics Ibérica SA	Centerpulse Ltd	EUR	6’500
Sulzer Orthopedics Sweden AB	Centerpulse Ltd	SEK	4’000
Sulzer Orthopedics Sweden AB	Centerpulse Ltd	SEK	2’200
Sulzer Dental Sarl	Centerpulse Dental Inc.	USD	106
Centerpulse Orthopedics GmbH	Centerpulse Germany Holding GmbH	EUR	7’000
Sulzer Cardiovascular GmbH	Centerpulse Germany Holding GmbH	EUR	2’199
Sulzer Orthopedics Ibérica S.A.	Centerpulse Germany Holding GmbH	EUR	500
Sulzer Orthopedics Italia SpA	Centerpulse Germany Holding GmbH	EUR	10’000
Sulzer Orthopedics Korea	Centerpulse Japan KK	JPY	300’000
Centerpulse Ltd	Centerpulse Orthopedics (Switzerland) Ltd	CHF	3’000
Centerpulse Dental Inc.	Centerpulse USA Holding Inc.	USD	20’661
Centerpulse Dental Inc.	Centerpulse USA Holding Inc.	USD	3’113
Centerpulse Dental Inc.	Centerpulse USA Holding Inc.	USD	70’000
Centerpulse Orthopedics Inc.	Centerpulse USA Holding Inc.	USD	123’967
Centerpulse Orthopedics Inc.	Centerpulse USA Holding Inc.	USD	19’075
Centerpulse Orthopedics Inc.	Centerpulse USA Holding Inc.	USD	8’000
Sulzer Carbomedics Inc.	Centerpulse USA Holding Inc.	USD	29’313
Sulzer Medica Canada Inc.	Centerpulse USA Holding Inc.	CAD	2’300
Centerpulse USA Inc.	Sulzer Carbomedics Canada Ltd	USD	2’350
Sulzer Mitroflow Corp.	Centerpulse USA Inc.	CAD	393
Sulzer Mitroflow Corp.	Centerpulse USA Inc.	CAD	907
Centerpulse Ltd	Sulzer Medica Finance (Curaçao) NV	USD	49’200
Centerpulse Ltd	Sulzer Medica Finance (Curaçao) NV	EUR	5’000
Centerpulse Ltd	Sulzer Medica Finance (Curaçao) NV	USD	1’770
Centerpulse Ltd	Sulzer Medica Finance (Curaçao) NV	USD	20’700
Centerpulse Ltd	Sulzer Medica Finance (Curaçao) NV	USD	103’500
Centerpulse Ltd	Sulzer Medica Finance (Curaçao) NV	USD	615’000
Centerpulse Ltd	Sulzer Medica Finance (Curaçao) NV	USD	110’000
Sulzer Dental Sarl	Sulzer Medica Finance (Curaçao) NV	EUR	600
Centerpulse France SA	Sulzer Medica Finance (Curaçao) NV	EUR	5’000
Centerpulse Germany Holding GmbH	Sulzer Medica Finance (Curaçao) NV	EUR	20’000
Centerpulse Germany Holding GmbH	Sulzer Medica Finance (Curaçao) NV	EUR	10’000
Centerpulse Orthopedics Ltd	Sulzer Medica Finance (Curaçao) NV	CHF	92’000
Sulzer Cardiovascular BV	Sulzer Medica Finance (Curaçao) NV	EUR	550
Sulzer Cardiovascular SA	Sulzer Medica Finance (Curaçao) NV	EUR	1’220
Sulzer Orthopädie GmbH	Sulzer Medica Finance (Curaçao) NV	EUR	1’850
Sulzer Mitroflow Corp.	Centerpulse Orthopedics Canada Inc.	CAD	500
Sulzer Mitroflow Corp.	Centerpulse Orthopedics Canada Inc.	CAD	500
Sulzer Carbomedics International Holding Co.	Centerpulse USA Holding Inc.	USD	20’000
[Centerpulse USA Holding Inc.]	[Centerpulse USA Inc.]	[USD]	[20’000]

IC Current Accounts
Centerpulse Germany Holding GmbH	Centerpulse Ltd	EUR	605
Centerpulse Germany Holding GmbH	Sulzer Medica Finance (Curaçao) NV	EUR	390
Centerpulse Germany Holding GmbH	Centerpulse Orthopedics GmbH	EUR	21’332
Centerpulse Germany Holding GmbH	Sulzer Cardiovascular GmbH	EUR	2’071
Centerpulse Germany Holding GmbH	Sulzer Dental GmbH	EUR	339

Centerpulse USA Holding Inc.	Centerpulse USA Inc.	USD	126’099
Centerpulse Orthopedics Inc.	Centerpulse USA Inc.	USD	11’029
Centerpulse USA Inc.	Centerpulse Spine-Tech Inc.	USD	141’554
Sulzer Biologics Inc.	Centerpulse USA Inc.	USD	50’989
Centerpulse USA Inc.	Centerpulse Dental Inc.	USD	369
Centerpulse USA Inc.	Sulzer Carbomedics Inc.	USD	82’890
Sulzer Vascutek USA Inc.	Centerpulse USA Inc.	USD	3’287
Sulzer Medica International FSC Inc.	Centerpulse USA Inc.	USD	141
Sulzer Intratherapeutics Inc.	Centerpulse USA Inc.	USD	13’969

Finance Leasing
Migliori Srl	Leasing Roma	EUR	2
Centerpulse Orthopedics GmbH	Hofmann Leasing	EUR	5
Centerpulse Orthopedics GmbH	EL Camino	EUR	157
Sulzer Orthopädie GmbH	Compaq Austria+Div	EUR	22
Centerpulse Industrie Sarl	Batifranc	EUR	279
Centerpulse Dental Inc.	US Bank Corp	USD	269
Centerpulse Dental Inc.	US Bank Corp	USD	665
Sulzer Cardiovascular GmbH	Avis Fleet Services	EUR	201
Sulzer Cardiovascular GmbH	DB Leasing	EUR	35
Sulzer Cardiovascular GmbH	DeTeWe	EUR	39
Centerpulse Dental Australia Pty	BMW Australia	AUD	35
Centerpulse Dental Australia Pty	GMAC	AUD	6
Centerpulse Dental Australia Pty	Xerox	AUD	18

Fair Values as per 27.09.2002
Centerpulse Korea Ltd	Hanmi Bank	KRW	-1’722
Centerpulse Korea Ltd	Hanmi Bank	KRW	26
Centerpulse Korea Ltd	Hanmi Bank	KRW	-1’251
Centerpulse Korea Ltd	Hanmi Bank	KRW	-1’481
Centerpulse Korea Ltd	Hanmi Bank	KRW	0

Centerpulse Ltd	Credit Suisse Group	CHF	-80
Centerpulse Ltd	Credit Suisse Group	CHF	-31
Centerpulse Ltd	UBS AG	CHF	-2
Centerpulse Ltd	UBS AG	CHF	78
Centerpulse Ltd	UBS AG	CHF	115
Centerpulse Ltd	UBS AG	CHF	5
Centerpulse Ltd	UBS AG	CHF	0
Centerpulse Ltd	UBS AG	CHF	-6
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-8
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-7
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-64
Centerpulse Ltd	UBS AG	CHF	-33
Centerpulse Ltd	UBS AG	CHF	667
Centerpulse Ltd	UBS AG	CHF	-46
Centerpulse Ltd	Zürcher Kantonalbank	CHF	626
Centerpulse Ltd	UBS AG	CHF	-6
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-144
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-69
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-50
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-28
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-18
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-17
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-16
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-15

Centerpulse Ltd	Zürcher Kantonalbank	CHF	-14
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-14
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-14
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-13
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-12
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-11
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-8
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-7
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-7
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-5
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-5
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-5
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-5
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-5
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-4
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-4
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-4
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-3
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-3
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-3
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-3
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-2
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-2
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-2
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-2
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-2
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-2
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-2
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-2
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-2
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-2
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-2
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-1
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-1
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-1
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-1
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-0
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-0
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-0
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-0
Centerpulse Ltd	Zürcher Kantonalbank	CHF	-0
Centerpulse Ltd	Zürcher Kantonalbank	CHF	0
Centerpulse Ltd	Zürcher Kantonalbank	CHF	0
Centerpulse Ltd	Zürcher Kantonalbank	CHF	0
Centerpulse Ltd	Zürcher Kantonalbank	CHF	0
Centerpulse Ltd	Zürcher Kantonalbank	CHF	1
Centerpulse Ltd	Zürcher Kantonalbank	CHF	1
Centerpulse Ltd	Zürcher Kantonalbank	CHF	2
Centerpulse Ltd	UBS AG	CHF	3
Centerpulse Ltd	Zürcher Kantonalbank	CHF	5
Centerpulse Ltd	Zürcher Kantonalbank	CHF	9
Centerpulse Ltd	Zürcher Kantonalbank	CHF	9

Sulzer Medica Finance (Curaçao) NV	Credit Suisse Group	USD	61
Sulzer Medica Finance (Curaçao) NV	UBS AG	USD	2
Sulzer Medica Finance (Curaçao) NV	UBS AG	USD	185

Sulzer Medica Finance (Curaçao) NV	UBS AG	USD	12
Sulzer Medica Finance (Curaçao) NV	Zürcher Kantonalbank	USD	-17

Bonds
Sulzer Carbomedics Inc.	JP Morgan	USD	25
Sulzer Carbomedics Inc.	Bank of America	USD	1
Sulzer Carbomedics Inc.	Bank of America	USD	3
Sulzer Carbomedics Inc.	JP Morgan	USD	10

Centerpulse Korea Ltd	Woori Bank	KRW	8’230

Sulzer Orthopedics India Private Ltd	Deutsche Bank	INR	233
Sulzer Orthopedics India Private Ltd	Vysya Bank	INR	105
Sulzer Orthopedics India Private Ltd	Vysya Bank	INR	61
Sulzer Orthopedics India Private Ltd	Vysya Bank	INR	95

Vascutek Ltd	Bank of Scotland	USD	5

Guarantees, Letter of Credits, Cash Collaterals
Centerpulse Ltd	Credit Suisse	CHF	180
Centerpulse Ltd	Credit Suisse	CHF	1’000

Centerpulse Orthopedics Ltd	Credit Suisse	CHF	311
Centerpulse Orthopedics Ltd	China Construction Bank	CHF	15

Centerpulse Ltd /Centerpulse Australia Pty Ltd	Westpac	AUD	45
Centerpulse Ltd / Centerpulse Australia Pty Ltd	Westpac	AUD	64
Centerpulse Ltd / Centerpulse Australia Pty Ltd	Westpac	AUD	5

Sulzer Orthopedics Ibérica SA	Deutsche Bank	EUR	546
Centerpulse Ltd / Sulzer Orthopedics Ibérica SA	BBVA Bank	EUR	265
Sulzer Orthopedics Ibérica SA	Fundos y Obras	EUR	48
Sulzer Orthopedics Ibérica SA	Prior Velho Inmobiliaria	EUR	4
Sulzer Orthopedics Ibérica SA	Rentamar	EUR	4

Centerpulse France SA	Unipierre	EUR	11
Centerpulse France SA / Centerpulse Sud-Ouest Sarl	Unipierre	EUR	4
Centerpulse France SA / Centerpulse Ouest Sarl	SCI Aymeline	EUR	16
Centerpulse France SA Centerpulse Nord Sarl	SCI Vauban, Unipierre	EUR	19
Centerpulse France SA / Centerpulse Sud-Ouest Sarl	Cocci	EUR	7

Sulzer Orthopedics Italia Spa	Land Lord	EUR	27
Sulzer Orthopedics Italia Spa	Land Lord	EUR	3
Sulzer Orthopedics Italia Spa		EUR	258
Sulzer Orthopedics Italia Spa	Government (VAT)	EUR	203
Sulzer Orthopedics Italia Spa		EUR	1’715

Sulzer Orthopedics Sweden AB	Nordea	SEK	70
Sulzer Orthopedics Sweden AB	Nordea	SEK	40

Centerpulse Ltd /Centerpulse Orthopedics Inc.	Credit Suisse	USD	177
Centerpulse Ltd / Centerpulse Orthopedics Inc.	Credit Suisse	USD	350
Centerpulse Ltd / Centerpulse Orthopedics Inc.	Credit Suisse	USD	114
Centerpulse Ltd / Centerpulse Orthopedics Inc.	Credit Suisse	USD	1’660
Centerpulse Ltd / Centerpulse Orthopedics Inc.	Credit Suisse	USD	225

Centerpulse Ltd / Centerpulse Orthopedics Inc.	Credit Suisse	USD	100
Centerpulse Orthopedics Inc.	JP Morgan	USD	10’000
Centerpulse Orthopedics Inc.	JP Morgan	USD	10’000
Centerpulse Orthopedics Inc.	AAOS hotel deposits	USD	18
Centerpulse Orthopedics Inc.	AAOS booth deposits	USD	178
Centerpulse Orthopedics Inc.	Deer Valley Resort	USD	25
Centerpulse Orthopedics Inc.	Four Seasons Aviara	USD	20
Centerpulse Orthopedics Inc.	St. Regis Monach	USD	25
Centerpulse Orthopedics Inc.	Harvard Medical School	USD	10
Centerpulse Orthopedics Inc.	various meeting deposits (< USD 10k)	USD	35
Centerpulse Orthopedics Inc.	misc. deposits	USD	13

Centerpulse Ltd / Centerpulse Germany GmbH	Hypovereinsbank	EUR	34
Centerpulse Ltd / Centerpulse Germany GmbH	Hypovereinsbank	EUR	35
Centerpulse Germany GmbH	Deutsche Bank	EUR	21
Centerpulse Germany GmbH	Deutsche Bank	EUR	11
Centerpulse Ltd /Centerpulse Germany Holding GmbH	Deutsche Bank	EUR	31

Centerpulse BeLux SA/NV	BBL	EUR	39

Centerpulse Netherlands BV	ABN-AMRO BANK	EUR	74
Centerpulse Netherlands BV	ABN-AMRO BANK	EUR	21

Sulzer Orthopedics CZ sro	GP Beta	CZK	180

Sulzer Cardiovascular GmbH	Dresdner Bank	EUR	33

Sulzer Cardiovascular SA	SCI Volta 8	EUR	10
Sulzer Cardiovascular SA	Avis Fleet services	EUR	3
Sulzer Cardiovascular SA	Total	EUR	4

Centerpulse Korea Ltd	Building owner	KRW	170’000
Centerpulse Korea Ltd	Woori Bank	KRW	2’500
Centerpulse Korea Ltd	SK Telecom Inc. etc	KRW	2’236

Sulzer Orthopedics India Private Ltd	Citibank	INR	5
Sulzer Orthopedics India Private Ltd	Vysya Bank	INR	5
Sulzer Orthopedics India Private Ltd	Mashkur Investment Corporation	INR	720
Sulzer Orthopedics India Private Ltd	Health Care	INR	350

Sulzer Orthopedics RSA (Pty) Ltd	104 Greenway CC	ZAR	7

Centerpulse Japan KK	Leasing Offices’ Owners	JPY	32’236

Sulzer Dental Sarl	Socomie	EUR	13

Centerpulse Dental Inc.		USD	42
Centerpulse Dental Inc.		USD	5
Centerpulse Dental Inc.		USD	30
Centerpulse Dental Inc.		USD	7
Centerpulse Dental Inc.		USD	0.5

Centerpulse Spine-Tech Inc.	Cabot Inc.	USD	17
Centerpulse Spine-Tech Inc.	Belz Corp.	USD	13
Centerpulse Spine-Tech Inc.	Memphis Gas & Light	USD	18

Centerpulse Ltd /Centerpulse USA Holding Co./Sulzer Biologics Inc.	Credit Suisse	USD	800

Sulzer Intratherapeutics Inc.	Land Lord	USD	19
Sulzer Intratherapeutics Inc.	Land Lord	USD	6

Mortgages
Centerpulse Orthopedics Ltd	Zuercher Kantonalbank	CHF	5’150
Sulzer Mitroflow Corp.	CIBC	CAD	276

Various
Centerpulse Ltd	Zurich Insurance	CHF	13’000
Sulzer Mitroflow Corp.	previous owners of MIT	CAD	10’203
Sulzer Mitroflow Corp.	previous owners of MIT, if FDA approval given to new site before 2007	CAD	17’000

Factoring
n.a.

SCHEDULE 16

CAPITAL STRUCTURE

SCHEDULE 17

EXISTING INVESTMENTS

Each of the Investments in Equity Interests in the entities shown on Schedule 16 (Capital Structure) and each of the Investments listed in Schedule 15 (Existing Financial Indebetedness)

SCHEDULE 18

MORTGAGED PROPERTY

Address	County	Type of Mortgage	Owner
9900 Spectrum Drive Austin, Texas	Williamson	Fee	Centerpulse Orthopedics, Inc.

73475 Bush Lake Road Minneapolis, Minnesota	Hennepin	Fee	Centerpulse Spine-Tech Inc.

SIGNATURES

The Borrower

CENTERPULSE ORTHOPEDICS INC.

By:	/s/ David S. Wise
David S. Wise, Secretary

The Company

CENTERPULSE LTD.

By:	/s/ Christian Stambach	/s/ Urs Kamber

Address:	Andreasetrasse, 15
CH-8050 Zurich
Switzerland
Tel:	+41 1 308 98 28
Fax:	+41 1 305 98 21
Attention:	Corporate Treasurer

The Original Guarantors

CENTERPULSE ORTHOPEDICS LTD.

By:	/s/ Christian Stambach	/s/ Urs Kamber

CENTERPULSE GERMANY GmbH

By:	/s/ Klaus Hug	/s/ Georg Stadler

CENTERPULSE FRANCE SA

By:	/s/ Marcel Bauckhage

SULZER CARBOMEDICS INC.

By:	/s/ David S. Wise
David S. Wise, Secretary

CENTERPULSE ORTHOPEDICS INC.

By:	/s/ David S. Wise
David S. Wise, Secretary

CENTERPULSE SPINE-TECH INC.

By:	/s/ David S. Wise
David S. Wise, Secretary

CENTERPULSE DENTAL INC.

By:	/s/ David S. Wise
David S. Wise, Secretary

CENTERPULSE USA HOLDING CO.

By:	/s/ David S. Wise
David S. Wise, Secretary

CENTERPULSE USA INC.

By:	/s/ David S. Wise
David S. Wise, Secretary

CENTERPULSE ORTHOPEDICS (SWITZERLAND AG)

By:	/s/ Christian Stambach	/s/ Marcel Bauckhage

CENTERPULSE NETHERLANDS BV

By:	[Illegible]

SULZER ORTHOPÄDIE GmbH

By:	/s/ Marcel Bauckhage

SULZER ORTHOPEDICS ITALIA S.p.A.

By:	/s/ [Illegible]

Address:	Via Cesare Pavese, 4
20090 Opera (Milano)
Italy
Tel. +G93356542732
Fax 0041 91 945 15 87

CENTERPULSE (UK) LTD.

By:	/s/ [Illegible]

CENTERPULSE IBÉRICA SA

By:	/s/ Urs Kamber	[Illegible]

Signature page to the U.S. $635,000,000 Facility Agreement among Centerpulse Ltd, Centerpulse Orthopedics Inc, the other Original Guarantors, UBS Warburg Ltd. as Arranger, the Original Lenders, UBS AG, Stamford Branch as Facility Agent and UBS AG, Stamford Branch as Security Agent.

UBS WARBURG LTD.

as the Arranger

By:	/s/ Rachel Bew	/s/ Duncan Perry

Name:	Rachel Bew	Duncan Perry

Title:	Director	Director

Signature page to the U.S. $635,000,000 Facility Agreement among Centerpulse Ltd, Centerpulse Orthopedics Inc, the other Original Guarantors, UBS Warburg Ltd. as Arranger, the Original Lenders, UBS AG, Stamford Branch as Facility Agent and UBS AG, Stamford Branch as Security Agent.

ABN AMRO N.Y., PARIS BRANCH

as an Original Lender

By:	/s/ Rachel Bew

Name:	Rachel Bew

Title:	Director

Signature page to the U.S. $635,000,000 Facility Agreement among Centerpulse Ltd, Centerpulse Orthopedics Inc, the other Original Guarantors, UBS Warburg Ltd. as Arranger, the Original Lenders, UBS AG, Stamford Branch as Facility Agent and UBS AG, Stamford Branch as Security Agent.

CREDIT LYONNAIS S.A.

as an Original Lender

By:	/s/ Rachel Bew

Name:	Rachel Bew

Title:	Director

Signature page to the U.S. $635,000,000 Facility Agreement among Centerpulse Ltd, Centerpulse Orthopedics Inc, the other Original Guarantors, UBS Warburg Ltd. as Arranger, the Original Lenders, UBS AG, Stamford Branch as Facility Agent and UBS AG, Stamford Branch as Security Agent.

CREDIT SUISSE

as an Original Lender

By:	/s/ Christophe Muller	By:	/s/ Stefan Willi

Name:	Christophe Muller	Name:	Stefan Willi

Title:	Vice President	Title:	Associate

Zurich, October 29, 2002

Signature page to the U.S. $635,000,000 Facility Agreement among Centerpulse Ltd, Centerpulse Orthopedics Inc, the other Original Guarantors, UBS Warburg Ltd. as Arranger, the Original Lenders, UBS AG, Stamford Branch as Facility Agent and UBS AG, Stamford Branch as Security Agent.

GENERAL ELECTRIC CAPITAL CORPORATION

as an Original Lender

By:	/s/ Don C. Lee

Name:	Don C. Lee

Title:	Duly Authorized Signatory

Signature page to the U.S. $635,000,000 Facility Agreement among Centerpulse Ltd, Centerpulse Orthopedics Inc, the other Original Guarantors, UBS Warburg Ltd. as Arranger, the Original Lenders, UBS AG, Stamford Branch as Facility Agent and UBS AG, Stamford Branch as Security Agent.

HVB BANK IRELAND

as an Original Lender

By:	/s/ Rachel Bew

Name:	Rachel Bew

Title:	Director

Signature page to the U.S. $635,000,000 Facility Agreement among Centerpulse Ltd, Centerpulse Orthopedics Inc, the other Original Guarantors, UBS Warburg Ltd. as Arranger, the Original Lenders, UBS AG, Stamford Branch as Facility Agent and UBS AG, Stamford Branch as Security Agent.

ING CAPITAL LLC

as an Original Lender

By:	/s/ Darren Wells

Name:	Darren Wells

Title:	Managing Director

Signature page to the U.S. $635,000,000 Facility Agreement among Centerpulse Ltd, Centerpulse Orthopedics Inc, the other Original Guarantors, UBS Warburg Ltd. as Arranger, the Original Lenders, UBS AG, Stamford Branch as Facility Agent and UBS AG, Stamford Branch as Security Agent.

SUNTRUST BANK

as an Original Lender

By:	/s/ W. Brooks Hubbard

Name:	W. Brooks Hubbard

Title:	Director

Signature page to the U.S. $635,000,000 Facility Agreement among Centerpulse Ltd, Centerpulse Orthopedics Inc, the other Original Guarantors, UBS Warburg Ltd. as Arranger, the Original Lenders, UBS AG, Stamford Branch as Facility Agent and UBS AG, Stamford Branch as Security Agent.

THE UNITED BANK OF KUWAIT PLC

as an Original Lender

By:	/s/ R.J. Reynolds	/s/ [Illegible]

Name:	R.J. Reynolds	[Illegible]

Title:	Head of Structured Corporate Finance	[Illegible]

Signature page to the U.S. $635,000,000 Facility Agreement among Centerpulse Ltd, Centerpulse Orthopedics Inc, the other Original Guarantors, UBS Warburg Ltd. as Arranger, the Original Lenders, UBS AG, Stamford Branch as Facility Agent and UBS AG, Stamford Branch as Security Agent.

UBS AG, STAMFORD BRANCH

as an Original Lender

By:	/s/ Wilfred V. Saint

Name:	Wilfred V. Saint

Title:	Associate Director
Banking Products
Services, US

By:	/s/ Thomas R. Salzano

Name:	Thomas R. Salzano

Title:	Director
Banking Products Services, US

Signature page to the U.S. $635,000,000 Facility Agreement among Centerpulse Ltd, Centerpulse Orthopedics Inc, the other Original Guarantors, UBS Warburg Ltd. as Arranger, the Original Lenders, UBS AG, Stamford Branch as Facility Agent and UBS AG, Stamford Branch as Security Agent.

ZÜRCHER KANTONALBANK

as an Original Lender

By:	/s/ Rachel Bew

Name:	Rachel Bew

Title:	Director

Signature page to the U.S. $635,000,000 Facility Agreement among Centerpulse Ltd, Centerpulse Orthopedics Inc, the other Original Guarantors, UBS Warburg Ltd. as Arranger, the Original Lenders, UBS AG, Stamford Branch as Facility Agent and UBS AG, Stamford Branch as Security Agent.

BAYERISCHE HYPO-UND VEREINSBANK AG

as a Working Capital Provider solely for the purposes

of taking the benefit of Clause 17 of this Agreement

By:	/s/ Hofmann	/s/ Rüber

Name:	Hofmann	Rüber

Title:	Senior Credit Analyst	Relationship Manager

Signature page to the U.S. $635,000,000 Facility Agreement among Centerpulse Ltd, Centerpulse Orthopedics Inc, the other Original Guarantors, UBS Warburg Ltd. as Arranger, the Original Lenders, UBS AG, Stamford Branch as Facility Agent and UBS AG, Stamford Branch as Security Agent.

UBS AG, STAMFORD BRANCH

as the Facility Agent

By:	/s/ Wilfred V. Saint

Name:	Wilfred V. Saint

Title:	Associate Director
Banking Products
Services, US

By:	/s/ Thomas R. Salzano

Name:	Thomas R. Salzano

Title:	Director
Banking Products Services, US

Signature page to the U.S. $635,000,000 Facility Agreement among Centerpulse Ltd, Centerpulse Orthopedics Inc, the other Original Guarantors, UBS Warburg Ltd. as Arranger, the Original Lenders, UBS AG, Stamford Branch as Facility Agent and UBS AG, Stamford Branch as Security Agent.

UBS AG, STAMFORD BRANCH

as the Security Agent

By:	/s/ Wilfred V. Saint

Name:	Wilfred V. Saint

Title:	Associate Director
Banking Products
Services, US

By:	/s/ Thomas R. Salzano

Name:	Thomas R. Salzano

Title:	Director
Banking Products Services, US